Exhibit 4.17

DATED 4 July 2014

(1) THE BRIDGEPOINT SELLERS (AS DEFINED HEREIN)

(2) THE MANAGEMENT SELLERS (AS DEFINED HEREIN)

(3) SUMITOMO PRECISION PRODUCTS CO. LTD

(4) THE TRUSTEE SELLER (AS DEFINED HEREIN)

(5) THE EBT BENEFICIARIES (AS DEFINED HEREIN)

(6) THE BUYER (AS DEFINED HEREIN)

(7) THE GUARANTOR (AS DEFINED HEREIN)

(8) THE COMPANY (AS DEFINED HEREIN)

(9) THE BORROWER (AS DEFINED HEREIN)

SHARE SALE AGREEMENT

RELATING TO SPTS TECHNOLOGIES GROUP LIMITED

3	Deferred Consideration Agreement (clause 1.1)
4	Certificate of Title (clause 1.1)
5	Powers of attorney (paragraph 1.3 of part I of Schedule 5)
6	Letters of resignation (paragraph 1.5 of Part I of Schedule 5)
7	Deed of Termination (paragraph 1.6 of Part I of Schedule 5)
8	Deeds of release (paragraphs 1.7 of Part I of Schedule 5)
9	Board resolutions (paragraphs 2.2 and 2.3 of Part I of Schedule 5
10	Legal Opinion (paragraph 9 of Part II of Schedule 5)
11	Financing Authorisation Letter (clause 5.9.1.3)

Annexures

1	Accounts
2	Management Accounts
3	Data Room Index
4	Deal Fee Schedule
5	Exchange Bonus Plan Table
6	Material Contracts
7	Retention Account Instruction Letter
8	BluGlass Legal Opinion

THIS AGREEMENT is executed as a deed on 4 July 2014

BETWEEN:

(1)	THE BRIDGEPOINT FUNDS which are set out in Part I of Schedule 1 (together the “Bridgepoint Sellers”);

(2)	SUMITOMO PRECISION PRODUCTS CO. LTD incorporated and registered in Japan with company number 1400-01-049416 whose office is at 1-10 Fuso-cho, Amagasaki, Hyogo 660-0891 (“SPP”);

(3)	THE SEVERAL PERSONS whose names and addresses are set out in Part II of Schedule 1 (the “Management Sellers”);

(4)	BARCLAYS WEALTH TRUSTEES (GUERNSEY) LIMITED a private limited liability company incorporated in Guernsey (registered number 24531) whose registered office is at Floor 2, Le Marchant House, Le Truchot, St Peter Port, Guernsey, GY1 3BE as trustee of the Trust (the “Trustee Seller”);

(5)	THE SEVERAL PERSONS whose names are set out in Part III of Schedule 2 (the “EBT Beneficiaries”);

(6)	ORBOTECH HOLDING U.K. LIMITED incorporated in England and Wales with registered number 09098431 and whose registered office is at 20-22 Bedford Row London WC1R 4JS (the “Buyer”);

(7)	ORBOTECH LTD. incorporated in the State of Israel with registered number 52-003521-3 and whose registered office is at 7 Sanhedrin Boulevard, PO Box 215, Yavne 8110101, Israel (the “Guarantor”);

(8)	SPTS TECHNOLOGIES GROUP LIMITED incorporated in England and Wales with registered number 07635249 and whose registered office at Ringland Way, Newport, Gwent NP18 2TA (the “Company”); and

(9)	ORBOTECH INC. incorporated in the United States of America and whose principal place of business is at 44 Manning Road, Billerica, MA 01821 USA (the “Borrower”).

INTRODUCTION

(A)	The Company is the direct or indirect holding company of each of the Subsidiaries, further details of which are set out in Part II of Schedule 3.

(B)

Each of the Sellers (other than the Trustee Seller in relation to the shares set out opposite its name in columns (4) and (5) in the final row of the table set out in Part I of Schedule 2 in respect of which it is acting in its capacity as nominee for the EBT Beneficiaries) is the beneficial owner of (or is otherwise entitled to transfer the beneficial ownership of) and is entitled to transfer or procure the transfer of the legal and beneficial title to the number of

Shares which is set out opposite its name (or, in the case of each of the Bridgepoint Sellers, set out opposite the name of its nominee) in columns (2) to (5) in the table set out in Part I of Schedule 2 and has the right to sell and vest the legal and beneficial ownership of such Shares in the Buyer free and clear from any Encumbrances.

(C)	Each of the EBT Beneficiaries is the beneficial owner of the number of shares which is set out opposite his name in columns (3) and (4) in the table set out in Part III of Schedule 2 and the Trustee Seller (in its capacity as nominee for each EBT Beneficiary) is the legal owner of the number of Shares set out opposite its name in columns (4) and (5) in the final row of the table set out in Part I of Schedule 2 and has the right to sell and vest the legal ownership of such Shares in the Buyer free and clear from any Encumbrances.

(D)	Each of the Sellers has agreed to sell the Shares held by it in the Company and the Buyer has agreed to purchase such Shares, in each case on the terms and subject to the conditions set out in this Agreement.

(E)	Each of the Sellers (other than the Trustee Seller) has agreed that a portion of the Consideration for the sale of the Shares held by it be placed in a Retention Account and that the Buyer shall be entitled, subject always to the terms of this Agreement, to have recourse to such Retention Account to obtain payment of any amounts due to it in respect of Relevant Claims which have been finally settled or determined.

(F)	The Guarantor has agreed to guarantee the obligations of the Buyer under this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	The following words and expressions where used in this Agreement have the meanings given to them below:

2006 Act means the Companies Act 2006.

Accounts means the audited consolidated financial statements of the Target Group, prepared in accordance with the 2006 Act as at and for the accounting reference period ended on the Accounts Date, a copy of which comprises Annexure 1.

Accounts Date means 31 December 2013.

Affiliate means, with respect to any Person, any other Person who, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Without derogating from the aforesaid, in relation to the Bridgepoint Sellers the term Affiliate shall also include (i) any group undertaking of that Bridgepoint Seller; (ii) any adviser, nominee, manager or general partner of that Bridgepoint Seller; (iii) any company or Fund which is advised by, or the assets of which are managed from time to time by that Bridgepoint Seller, or that Bridgepoint Seller’s general partner, nominee or manager; and (iv) any employee, officer, director, partner of that Bridgepoint Seller or of any of the Persons referred to in (i) to (ii) above.

Agreed Announcement means the press release in the approved terms in relation to the transaction contemplated by this Agreement.

Articles of Association means the articles of association of the Company as at the date of this Agreement.

Associate means in relation to any Person, a Person who is connected with that Person within the meaning of section 1122 Corporation Tax Act 2010 and section 993 Income Tax Act 2007.

Basis shall mean any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that would or could reasonably be expected to form the basis for any specified consequence.

Bank Indebtedness means an amount equal to all amounts owing by each Target Group Company to Barclays Bank plc and/or HSBC Bank plc or any of their respective subsidiaries, or their syndicates, at the Completion Date (including, but without limitation, amounts of principal debt, accrued interest, accrued fees, costs and charges and any early repayment or redemption penalties due as a result of the repayment of such amount at Completion or the termination of any interest hedging arrangements) in respect of those facilities outstanding under the Facilities Agreement.

BluGlass Legal Opinion means the legal opinion from Ashurst LLP (Australia) dated 18 June 2014 in relation to the gift of shares from SPTS Technologies UK Limited to Swansea University a copy of which comprises Annexure 8.

Bonus Plan Participants means those participants of the SPTS Employee Cash Bonus Plan whose names are set in the Exchange Bonus Plan Table or Completion Bonus Plan Table (as applicable).

Bridgepoint Loan Note Indebtedness means the aggregate nominal value of the Bridgepoint Loan Notes outstanding on the Completion Date together with all accrued but unpaid interest up to and including the Completion Date.

Bridgepoint Loan Notes means the Investment Loan Notes and the Payment in Kind Notes.

Bridgepoint Manager means Bridgepoint Advisers Limited of 95 Wigmore Street, London W1U 1FB, incorporated in England and Wales with registered number 03220373, acting in its capacity as manager of the limited partnerships comprising the Bridgepoint Sellers.

Business means the business carried on by the Target Group as at the date of this Agreement.

Business Day means any day other than a Saturday, Sunday or bank or public holiday in England or the State of New York for purposes of the Debt Commitment Letter, the Marketing Period and all matters related thereto.

Buyer Deal Team means each of David Birnbaum, Armin Schon, Tal Opher, Doron Abramovitch, Amichai Steinberg.

Buyer Group means the Buyer, any holding company of the Buyer and any subsidiary of the Buyer or such holding company (including, for these purposes and with effect from Completion, the Company and every Target Group Company) from time to time and references to “Buyer Group Company” and to “any member of the Buyer Group” shall be construed accordingly.

Buyer’s Solicitors means Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices of Museum Tower, 4 Berkowitz St. Tel Aviv 64238, Israel.

Cash Consideration means:

(a)	the cash consideration of $188,871,172.33 (one hundred and eighty eight million, eight hundred and seventy one thousand one hundred and seventy two and thirty three); and

(b)	a cash amount equal to $45,353 (forty-five thousand three hundred and fifty three) multiplied by the number of days from (but excluding) 15 August 2014 up to (and including) the Completion Date,

such aggregate amount to be paid in cash on Completion.

Certificate of Title means the CLLS Long Form Certificate of Title (7th Edition) relating to the Target Group Company’s freehold manufacturing facility premises at Ringland Way, Newport, Gwent NP18 2TA, United Kingdom prepared by the Sellers’ Solicitors in the approved terms.

Commitment Parties means JP Morgan Chase Bank, N.A., J. P. Morgan Securities LLC and the other parties to the Debt Commitment Letter in accordance with the terms thereof.

Company Intellectual Property shall be as defined in paragraph 15 of Schedule 6.

Completion means completion of the sale and purchase of the Shares under this Agreement.

Completion Bonus Plan Table means an updated form of the Exchange Bonus Plan Table setting out details of the Bonus Plan Participants as at Completion.

Completion Date means the date on which Completion occurs.

Compliant means:

(a)	with respect to the audited financial statements described in clause (a) of the definition of “Required Information” and provided pursuant to clause 5.9, that in respect of such statements the audit opinion of Ernst & Young LLP with respect thereto has not been withdrawn, modified or qualified in any respect;

(b)	with respect to the unaudited quarterly financial statements described in clause (b) of the definition of “Required Information” and provided pursuant to clause 5.9, that such statements have been prepared in accordance with GAAP on a consistent basis with those accounting policies used in the preparation of the relevant audited financial statements described in clause (a) above except that such statements comprise only the unaudited balance sheets and related profit and loss statements and cash flow statements and exclude any other information such as notes to such financial statements;

(c)	with respect to all Required Information, that the Company confirms such Required Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information not misleading in light of the circumstances under which such statement is made (giving effect to all supplements and updates provided thereto); and

(d)	the Company shall have confirmed in writing to the Buyer that the financial statements referred to in clauses (a) and (b) above may be used by the Guarantor as Marketing Documents and may be furnished by the Guarantor on a Form 6-K furnished to the SEC and, specifically, with respect to the financial statements referred to in clause (a) above the Company’s independent auditors shall have completed all procedures necessary with respect to the furnishing of such financial statements (save always that there shall be no obligation on the Target Group to reconcile the financial statements provided pursuant to clause 5.9 from GAAP to U.S GAAP prior to the Completion Date and the fact that such financial statements are not so reconciled and have not been audited pursuant to U.S. GAAS shall not result in the Required Information not being “Compliant” for the purposes of this definition).

Condition means the condition referred to in clause 4.1 and set out in Schedule 4.

Confidential Information means all information (whether oral or recorded in any medium) relating to the business, financial or other affairs (including future plans) of the Company or any other Target Group Company, which is treated by the Company or that Target Group Company (as the case may be) as confidential, or is marked or is by its nature confidential, together with the contents of this Agreement (including all Schedules and Annexures).

Consideration means the consideration for the sale of the Shares, comprising:

(a)	the Cash Consideration;

(b)	the Retention Amount; and

(c)	the Deferred Consideration.

Contract means any contract, agreement, instrument, arrangement, understanding, commitment or undertaking, including leases, licenses, guarantees, sublicenses, and subcontracts.

Data Room means the Project Stellar online data room hosted by Intralinks Inc., an index of which is set out in Annexure 3.

Deal Fee Schedule means the schedule of fees payable by Target Group Companies to advisers in connection with the transactions contemplated by this Agreement, which forms Annexure 4.

Debt Commitment Letter shall bear the meaning set out in clause 8.21.

Deed of Termination means the deed in the approved terms to be entered into between, amongst others, the Sellers and the Company on Completion with respect to the termination of the Existing Shareholders’ Agreement.

Deferred Consideration means that part of the Consideration (if any) which may become payable to the Bridgepoint Sellers, SPP and the Management Sellers following Completion in accordance with the Deferred Consideration Agreement.

Deferred Consideration Agreement means the agreement in the approved terms between the Bridgepoint Sellers, SPP, the Management Sellers, the Buyer and the Guarantor dated on or about the date hereof in relation to the payment of the Deferred Consideration.

disclosed shall be as defined in clause 8.2.

Disclosed Matters means any fact, matter, event or circumstance which is disclosed in this Agreement or the Disclosure Letter (or which is deemed to be disclosed under the terms of the Disclosure Letter).

Disclosure Documents means the documentation relating to the Target Group which has, prior to the date of this Agreement, been made available for inspection via the Data Room.

Disclosure Letter means the letter dated with the date of this Agreement from the Warrantors to the Buyer containing disclosures against the Warranties.

EBT Loan means any amount owed to any Target Group Company by the Trustee Seller as at the Completion Date.

EBT Shares means the 4,663 C ordinary shares of $0.01 each and the 770 deferred shares of $0.01 each in the capital of the Company legal and beneficial title to which are held by the Trustee Seller.

Employee Shares means the 10,904 C Ordinary Shares of $0.01 each and the 3,236 deferred shares of $0.01 each in the capital of the Company legal title to which is held by the Trustee Seller as nominee for the EBT Beneficiaries.

Employee Tax Liability shall bear the meaning set out in clause 3.8.

Employer Tax Liability means such amount as is agreed by or on behalf of the Sellers’ Representatives and the Buyer immediately prior to Completion being an amount of the Consideration which is recommended by the Trustee Liaison Committee not to be apportioned to Further EBT Recipients pursuant to clause 3.8.2 and which is equal to the aggregate employer related social security charges arising in connection with amounts of Consideration apportioned by the Trustee Seller to Further EBT Recipients as recommended by the Trustee Liaison Committee in accordance with clause 3.8.2 (excluding, for the avoidance of doubt, any apportionments pursuant to the Completion Bonus Plan Table in accordance with clause 3.8.1).

Encumbrances means any mortgage, charge, lien, pledge or other security interest of any kind, hypothecation, restriction, right to acquire, right of pre-emption, option, conversion right, third party right or interest, right of set-off or counterclaim, equities, trust arrangement or any other type of preferential agreement (such as a retention of title arrangement) having similar effect, including any restriction on the right to sell or otherwise dispose of the subject property or any other rights exercisable by or claims by third parties and any Contract to create any of the foregoing.

Exchange Bonus Plan Table means the table forming Annexure 5 setting out details of the Bonus Plan Participants as at the date of this Agreement.

Exchange Rate means in relation to any currency to be converted into or from pounds sterling or US dollars for the purposes of this Agreement, the spot rate of exchange (closing mid-point) for that currency into or, as the case may be, from pounds sterling or US dollars (as the case may be), as published in the London edition of The Financial Times first published after the relevant date or, where no such rate of exchange is published in respect of that date, at the rate quoted by www.oanda.com as at the close of business in London on that date.

Existing Shareholders’ Agreement means the investment agreement in relation to the Company entered into between, among others, the Sellers (excluding the Trustee Seller) and the Company on 27 June 2011, which will be terminated on Completion pursuant to the Deed of Termination.

Facilities Agreement means the $85,000,000 term and multicurrency revolving credit facilities agreement dated 31 May 2012 and as amended on 11 April 2013 and entered into between, amongst others, (1) SPTS Technologies Investments Limited as Parent, (2) Barclays Bank PLC and HSBC Bank plc as Arrangers, (3) Barclays Bank PLC and HSBC Bank plc as Original Hedge Counterparties, (4) Barclays Bank PLC and HSBC Bank plc as Original Lenders, and (5) Barclays Bank PLC in its capacities as Agent and Security Agent.

Financing and Debt Financing shall bear the meaning set out in clause 8.21.

Financing Authorisation Letter means the letter in the approved terms from the Company to J.P. Morgan Securities LLC whereby the Company warrants certain information supplied by the Company and which is used in the Evaluation Materials (as defined in and for the purposes of such letter).

Financing Sources means the Commitment Parties and each other Person that has committed to provide or otherwise entered into any commitment letter, engagement letter, credit agreement, underwriting agreement, purchase agreement, indenture or other agreement with any Buyer Group Company in connection with, or that is otherwise acting as an arranger, bookrunner, underwriter, initial purchaser, placement agent, administrative or collateral agent, trustee or a similar representative in respect of, any Financing.

Fund means any unit trust, investment trust, limited partnership, general partnership or their collective investment scheme or body corporate or other entity, in each case the assets of which are managed professionally for investment purposes.

Further EBT Recipients shall bear the meaning set out in clause 3.8.2.

GAAP means accounting standards, policies, principles and practices generally accepted in the United Kingdom, including those set forth in the 2006 Act.

Governmental Entity means any government, court, tribunal, arbitrator, administrative agency, commission or other governmental or statutory official, authority or instrumentality, or Merger Control Authority, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority.

Hartig Intellectual Property Rights Licence Agreement means the licence agreement entered into on 1 August 2011 pursuant to which certain intellectual property rights are licensed to SPP for exploitation in Japan by SPTS Technologies Limited.

HMRC means HM Revenue & Customs.

Indebtedness of any Person means, without duplication, (i) the principal of and premium and interest (if any) in respect of (A) all obligations of such Person for borrowed money, including, without limitation, shareholders’ loans, or with respect to deposits or advances of any kind, and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business consistent with past practices); (iii) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (iv) all obligations of the type referred to in clauses (i) through

(iii) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (v) all obligations of the type referred to in clauses (i) through (iii) of other Persons secured by any Encumbrance on any property or asset of such Person (whether or not such obligation is assumed by such Person).

Information Memorandum means the information memorandum relating to the Business prepared by Jefferies International Limited and dated March 2014.

Intellectual Property Rights means all intellectual and industrial property rights including patents, trade marks, trade names, service marks, domain names, logos and other indications of source, designs, design rights, copyright, rights in databases, and other rights of the same or similar effect anywhere in the world, in each case whether registered or unregistered and including applications for the grant of any such rights and including the right to apply for the registration of such rights.

Interim Period means the period from the date of this Agreement up to (and including) the Completion Date.

Investment Loan Notes means the loan notes issued pursuant to the instrument entered into on 27 June 2011 by SPTS Technologies Holdings Limited constituting $120,500,000 10.1% unsecured subordinated redeemable loan notes 2020.

Know-how means inventions, discoveries, improvements, processes, formulae, techniques, specifications, technical information, methods, tests, reports, component lists, manuals, instructions, research and development records, trade secrets, product designs, engineering specifications, drawings and information relating to customers and suppliers.

Leakage means:

(a)	any dividend or distribution (whether in cash or in kind) declared, paid or made (whether actual or deemed) by any Target Group Company to, or at the direction of, any of the Sellers or the EBT Beneficiaries or in either case their Related Persons (including, for the avoidance of doubt, any “Special Dividend” as defined in and for the purposes of the Articles of Association);

(b)	any payments made or agreed to be made (including, without limitation, management and other professional advisers’ fees and expenses and any transaction bonuses by any Target Group Company, in either case in connection with the transactions contemplated by this Agreement) (or future benefits granted or agreed to be granted) to, or at the direction of, or for the benefit of, (or assets transferred to, or liabilities assumed, indemnified, guaranteed, secured or incurred for the benefit of) any of the Sellers or the EBT Beneficiaries or in either case their Related Persons by any Target Group Company;

(c)	any payments made or agreed to be made by any Target Group Company to, or at the direction of, or for the benefit of, any of the Sellers the EBT Beneficiaries or in either case their Related Persons in respect of any share capital or other securities of any Target Group Company being issued, redeemed, purchased or repaid, or any other return of capital;

(d)	the waiver, release or discount or agreement to waive, release or discount by any Target Group Company of any amount or obligation owed to it by any of the Sellers, the EBT Beneficiaries or in either case their Related Persons;

(e)	the purchase by any Target Group Company of any assets from any Seller or EBT Beneficiary or in either case their Related Persons;

(f)	the payment of, or agreement to pay, any fees, costs or Tax or incurring any obligation to pay Tax at any time (including after Completion) to or on behalf of the Sellers or the EBT Beneficiaries or in either case their Related Persons by any Target Group Company; or

(g)	any Contract made or entered into by any Target Group Company to do or give effect to any matter referred to in (a) to (f) above,

but excluding any Permitted Leakage.

Legal Proceedings means any action, suit, litigation, arbitration, prosecution, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), mediation proceedings, hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, any court or other Governmental Entity or any arbitrator, mediator or arbitration panel.

Loan Notes means together the Bridgepoint Loan Notes and the SPP Loan Notes.

Locked Box Date means 31 December 2013.

Long Stop Date means 1 September 2014 (or such later date as the Sellers’ Representative and the Buyer may agree in writing).

Management Accounts means the unaudited management accounts of the Target Group for the period beginning 1 January 2014 and ended 31 May 2014, a copy of which comprises Annexure 2.

Marketing Period means the first period of 14 consecutive Business Days commencing on or after 14 July 2014 and ended on or prior to 15 August 2014 throughout which Buyer shall have the Required Information and such Required Information is Compliant for the entire period; provided, however, that the Marketing Period shall not commence and shall not be deemed to have commenced if, prior to the completion of such 14 consecutive Business Day period, in addition to the “Compliant” requirement, the Company shall have determined that it must, restate any financial information or financial statements included in the Required Information or any such restatement is under consideration or is a possibility (in each case to the extent required to ensure the Required Information remains Compliant) in which case the Marketing Period may not commence unless and until such restatement has been completed and the applicable Required Information has been amended or the Company has determined and announced that no such restatement is required in accordance with GAAP.

Material Adverse Change means a material adverse change taking place between the date of this Agreement and the Completion Date on the business, assets (including intangible assets), liabilities, financial condition or property of the Target Group taken as a whole excluding any change arising from:

(a)	changes in stock markets, interest rates, exchange rates, commodity prices or other general economic conditions;

(b)	changes after the date hereof in conditions generally affecting the industry in which the Target Group operates;

(c)	changes after the date hereof in laws, regulations or accounting practices;

(d)	Completion or the change in control of the Business resulting from this Agreement;

(e)	any action taken by the Buyer or any Buyer Group Company, whether or not in breach of this Agreement;

(f)	the general short term performance of the Target Group;

(g)	the Disclosed Matters or any other matter that the Buyer Group is actually aware of having read the Vendor Due Diligence Reports (for this purpose, the Buyer Group shall be deemed to be actually aware of anything of which any member of the Buyer Deal Team is actually aware); or

(h)	acts of God, national disaster, national or international social or political conditions, any attack on, outbreak or escalation of hostilities or acts of terrorism involving any country where the Target Group operates or any other calamity or emergency (other than to the extent that such event results in material damage to any of the assets or facilities of the Target Group (with such materiality measured in reference to the Target Group taken as a whole)), except, in respect of matters referred to in (a), (b) or (c) where such matters have an impact on the Business that is disproportionate to the effect on other companies or businesses operating in the same industry.

Material Contract has the meaning given to in Schedule 6 paragraph 8.

Merger Control Authority means any person, tribunal, court, governmental body, agency or authority competent to review mergers or conduct antitrust or competition assessments in any jurisdiction.

month means a calendar month.

Outgoing Directors means each of William Johnson, Christopher Bell, Kevin Reynolds and Henry Nothhaft.

Payment in Kind Notes means the payment in kind notes issued pursuant to the instrument entered into on 27 June 2011 by SPTS Technologies Holdings Limited constituting $120,500,000 10.1% unsecured subordinated redeemable loan notes 2020.

Permits means licenses, permits, authorizations or consents of any administrative agency or other Governmental Entity.

Permitted Leakage means:

(a)	all or any payments of emoluments or other benefits (including salary and directors fees) and expenses to or for the benefit of the Sellers, the EBT Beneficiaries or in either case their Related Persons as employees or directors of, any member of the Target Group (including all associated PAYE, income tax and national insurance contributions or equivalent in any jurisdiction outside the UK) incurred in the ordinary course of the Target Group’s business and pursuant to and in accordance with their respective terms of employment or engagement with a Target Group Company up to an aggregate amount of $3,000,000 per month (for all such Persons), including an aggregate amount of $300,000 per month (for all Sellers and their Related Persons);

(b)	all or any payments of emoluments or other benefits in respect of the placement of the Run-off Policy in relation to the Outgoing Directors (including all associated PAYE, income tax and national insurance contributions or equivalent in any jurisdiction outside the UK);

(c)	payments in respect of the redemption of the Loan Notes in accordance with clause 6.3.2 and Schedule 5;

(d)	payments made pursuant to the Deferred Consideration Agreement;

(e)	the payment of directors fees, monitoring fees and expenses together with any VAT or sales tax thereon made to any Affiliate of a Bridgepoint Seller or director appointed by an Affiliate of a Bridgepoint Seller to the board of any member of the Target Group in an aggregate amount not exceeding $400,000 per annum pro rated down based on the time elapsed between the Locked Box Date and the Completion Date;

(f)	in relation to SPP only, any payments or other arrangements in connection with the Trading Arrangements or any amounts or payments in relation to goods or services or similar arrangements provided between any Target Group Company (on the one hand) and SPP or its Related Persons (on the other hand) which are in the ordinary and usual course of business;

(g)	any liabilities, expenses or payments made or assumed (together with any VAT or sales tax thereon) by members of the Target Group to advisers in connection with the transaction contemplated by this Agreement (which (together with VAT or sales tax thereon) shall not exceed the respective amounts set out in the Deal Fee Schedule);

(h)	any liabilities, expenses or payments made or assumed (together with any VAT or sales tax thereon) by members of the Target Group in connection with the Financing and/or Debt Financing arrangements (including, without limitation, the preparation of the Required Information and/or any documentation required in connection with the completion of the Marketing Period);

(i)	any purchase by a Target Group Company of assets from any portfolio company, investee company and/or investment of any of the Bridgepoint Sellers and/or any of their Affiliates, provided always that such a purchase is on commercially reasonable arm’s length terms and consistent with past practice; and

(j)	payments (up to an aggregate of $75,000) in respect of employer social security contributions or similar charges arising in connection with the apportionment of any Cash Consideration by or on behalf of the Trustee Seller to Bonus Plan Participants.

Properties means the properties, details of which are set out in Schedule 8 and Property shall be construed accordingly.

Related Person means:

(a)	in the case of a Person which is a body corporate and/or a Fund, (i) any Affiliate of that Person, (ii) any trustee or nominee acting on its behalf in each case from time to time or (iii) an Associate; and

(b)	in the case of a Person which is an individual, (i) any spouse, domestic partner, civil partner, and/or lineal descendants by blood or adoption (or spouses thereof), (ii) any Person or Persons acting in its or their capacity as trustee or trustees of a trust of which such individual is the settler or (iii) an Associate, but provided always that for the purposes of this Agreement:

(i)	no member of the Target Group shall be or shall be deemed to be a “Related Person” of any Seller; and

(ii)	no Seller shall be deemed to be a “Related Person” of any other Seller purely as a result of their being holders of Shares in the Company.

Relevant Claim shall bear the meaning set out in clause 10.13.

Relief means any relief, loss, allowance, exemption, set-off, deduction or credit in respect of any Taxation or relevant to the computation of any income, profits or gains for the purposes of any Taxation, and any right to a repayment of Taxation, whether in respect of Tax arising or payable in the United Kingdom or any other jurisdiction.

Required Information means:

(a)	the audited financial statements of the Company for each of the three years ended 31 December 2011, 2012 and 2013, consisting of audited consolidated balance sheets and related audited consolidated profit and loss statements and cash flow statements which include the related notes and schedules thereto and the independent auditor’s report to the members of the Company; provided, that the Company and the Company’s independent accountants shall have completed all procedures necessary to facilitate the Guarantor’s ability to furnish the foregoing financial statements on Form 6-K with the U.S. Securities and Exchange Commission (the “SEC”);

(b)	the following unaudited financial statements: unaudited consolidated balance sheets and related unaudited consolidated profit and loss statements and unaudited cash flow statements of the Company prepared in accordance with GAAP on a consistent basis with those accounting policies used in the preparation of the relevant audited financial statements referred to in clause (a) above (except that such statements comprise only the unaudited balance sheets and related unaudited profit and loss statements and unaudited cash flow statements and exclude any other information such as notes to such financial statements) for each fiscal quarter that ended after 31 December 2013 and at least sixty (60) days before the Completion Date and for the comparable quarter of the prior fiscal year; and

(c)	“Business Overview”, “Management Overview” and “Credit Highlights” descriptions of the Company and its Subsidiaries, which shall be based substantially on sell-side marketing documents prepared in connection with the proposed sale of the Company with such changes as are appropriate for a public marketing process relating to the Debt Financing and consistent with clause (c) of the definition of Compliant and the Financing Authorisation Letter.

Retention Amount means $20,000,000 in cash which is to be paid by the Buyer into the Retention Account on Completion in part satisfaction of the Consideration.

Retention Account means the designated interest bearing deposit account entitled “Project Stellar Retention Account” (or such other name as the Sellers’ Representative and the Buyer may agree) to be opened by JPMorgan Chase Bank, National Association, London Branch for the purposes of holding the Retention Amount on and subject to the terms of the Retention Account Instruction Letter.

Retention Account Instruction Letter means the instruction letter relating to the operation of the Retention Account, a copy of which comprises Annexure 7.

Run-off Policy shall mean any D&O run-off insurance policy placed by the Target Group in relation to the Outgoing Directors.

Sellers means each of the Bridgepoint Sellers, SPP, the Management Sellers and the Trustee Seller.

Sellers’ Fees means the fees payable by the Sellers to advisers in connection with the transactions contemplated by this Agreement.

Sellers’ Representative means the Bridgepoint Advisers Limited (acting in its capacity as manager of the Bridgepoint Sellers).

Sellers’ Solicitors means Travers Smith LLP of 10 Snow Hill, London EC1A 2AL.

Sellers’ Solicitors’ Account means the bank account in the name of the Sellers’ Solicitors with National Westminster Bank plc, City of London Branch of 1 Princes Street, London EC2R 8BP, with sort code 60-00-01 and account number 00859184.

Sellers’ Warranties means the warranties set out in clauses 8.9 and 8.10.

Senior Employees means each of the Warrantors (other than William Johnson), Stephen Burgess, Mark Ford, Michael Hewlett, Christopher Jones, Gerald Kelly, David Thomas, David Tossell, Clive Widdicks, Keighley Peters, Anthony Knowles, Nicolas Launay, Paul Hammond and Andrew Tucker, and references to “Senior Employee” shall be construed accordingly.

Separation Agreement means the separation agreement between William Johnson and SPTS Technologies, Inc. in the approved terms to be entered into at Completion.

Shares means the 437,450 A ordinary shares of $0.01 each; the 238,833 B ordinary shares of $0.01 each; the 102,099 C ordinary shares of $0.01 each; and the 221,191 deferred shares of $0.01 each in the capital of the Company which together constitute the entire issued share capital of the Company.

SPP Fees Contribution means such amount as is notified by or on behalf of the Sellers’ Representatives to the Buyer immediately prior to Completion as being SPP’s contribution to the Sellers’ Fees.

SPP Loan Note Indebtedness means the aggregate nominal value of the SPP Loan Notes outstanding on the Completion Date as set out in Schedule 2.

SPP Loan Notes means the $8,728,427.99 loan notes issued pursuant to the instrument entered into on 27 June 2011 by the Company constituting unsecured subordinated redeemable loan notes 2020.

SPP’s Solicitors means Bingham McCutchen (London) LLP of 41 Lothbury, London EC2R 7HF.

SPP’s Solicitors’ Account means the bank account in the name of SPP’s Solicitors with Barclays Bank plc, 7th Floor, United Kingdom House, 180 Oxford Street London, W1D 1EA with sort code 20-77-67 and account number 42861188.

SPTS Employee Cash Bonus Plan means the cash bonus plan adopted by the board of directors of the Company on 30 September 2011.

SPTS Employee Share Offer means the employee share offer plan adopted by the board of directors of the Company.

Subsidiaries means the subsidiary undertakings of the Company, details of which are set out in Part II of Schedule 3 and references to “Subsidiary” shall be construed accordingly.

Target Group means the Company and the Subsidiaries and references to “Target Group Company” and to “member of the Target Group” shall be construed accordingly.

Taxation or Tax means:

(a)	all forms of tax, levy, impost, contribution, duty, liability and charge in the nature of tax and all related withholdings or deductions of any nature, including corporation tax, income tax, national insurance contributions, value added tax, stamp duty land tax, stamp duty reserve tax or other tax; and

(b)	outside the United Kingdom, all taxes of a like nature to those mentioned in paragraph (a) above; and

(c)	all interest, fines and penalties incidental or relating to any of the liabilities or amounts referred to in this definition (save insofar as attributable to the delay or default after Completion of any member of the Buyer Group), in each case imposed by a Taxation Authority, whether directly or primarily chargeable against, recoverable from, or attributable to the Company or a Subsidiary or another Person.

Taxation Authority means any taxation or other authority (whether within or outside the United Kingdom) which seeks to determine liability for and/or administers Taxation.

Taxation Liability has the meaning set out in Schedule 9.

Tax Covenant means the tax covenant set out in Schedule 9.

Tax Warranties means the warranties set out in Part II of Schedule 6.

Trading Arrangements means the joint venture arrangements entered into by any Target Group Company and SPP or its Related Persons relating to SPP Technologies Co. Ltd and the Hartig Intellectual Property Rights Licence Agreement and all such arrangements as are ancillary thereto as in effect on the date of this Agreement.

Transaction Documents means this Agreement, the Disclosure Letter and any other document required to be entered into pursuant to this Agreement.

Trust means the SPTS Employee Benefit Trust established by the Company by way of trust deed entered into between the Company and the Trustee Seller on 8 November 2011.

Trustee Liaison Committee means the trustee liaison committee constituted under the trust deed establishing the Trust.

VAT means value added tax or any similar tax from time to time replacing it or serving a similar fiscal function.

Vendor Due Diligence Reports means each of:

(a)	the seller information document prepared by Ernst & Young LLP and dated April 2014 and the addendum dated May 2014;

(b)	the legal vendor due diligence report prepared by Travers Smith LLP and dated May 2014 and the report prepared by Keltie annexed thereto; and

(c)	the environmental report prepared by ERM and dated May 2014.

Warranties means the warranties set out in Schedule 6.

Warrantors means each of the Management Sellers (other than Henry Nothhaft).

Warrantors’ Representatives means William Johnson, Kevin Crofton and Richard Rees (acting jointly) or any other persons who shall be appointed as a Warrantors’ Representative pursuant to clause 8.18.

1.2

Unless the context requires otherwise, words and expressions defined in or having a meaning provided by the 2006 Act at the date of this Agreement shall have the same meaning in this Agreement. The use of the term “connected” and any question as to whether a person is “connected” with another shall be determined in accordance with the provisions, as at the date of this Agreement, of sections 1122 and 1123 of the Corporation Tax Act 2010 and section 993 of the Income Tax Act 2007 but not section 1123(4) of the Corporation Tax Act 2010 or section 993(7) of the Income Tax Act 2007 by reason of securing or exercising control.

1.3	Unless the context requires otherwise, references in this Agreement to:

1.3.1	any of the masculine, feminine and neuter genders shall include other genders;

1.3.2	the singular shall include the plural and vice versa;

1.3.3	a “Person” shall include a reference to any natural person, body corporate (wherever incorporated), unincorporated association, partnership or trust;

1.3.4	any statute or statutory provision shall be deemed to include any instrument, order, regulation or direction made or issued under it and shall be construed so as to include a reference to the same as it may have been amended, modified, consolidated, re-enacted or replaced except to the extent that any amendment or modification made after the date of this Agreement would increase any liability or impose any additional obligation upon any party under this Agreement;

1.3.5	any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than that of England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

1.3.6	unless stated otherwise, any time or date shall be construed as a reference to the time or date prevailing in England; and

1.3.7	a particular Governmental Entity shall include any Governmental Entity which is a successor to that entity.

1.4	The headings in this Agreement are for convenience only and shall not affect its meaning. References to a “clause”, “Schedule” or “paragraph” are (unless otherwise stated) to a clause of and Schedule to this Agreement and to a paragraph of the relevant Schedule. The Schedules and Annexures form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.

1.5	A document expressed to be “in the approved terms” means a document, the terms of which have been approved by the parties and a copy of which has been identified as such and initialled by the Bridgepoint Sellers, Management Sellers and the Buyer (or by solicitors acting on their behalf).

1.6	A document expressed to be an “Annexure” means a document a copy of which has been identified as such and initialled by or on behalf of the Bridgepoint Sellers, Management Sellers and the Buyer (or by solicitors acting on their behalf).

1.7	In construing this Agreement, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words followed by the word “including” shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

1.8	Without prejudice to the provisions of (i) clause 5.1 below with regard to the joint and several liability of the Management Sellers in relation to the interim covenants set out therein and (ii) clause 8.3 below with regard to the awareness of each Warrantor, the obligations of each Seller under this Agreement (whether as a Seller or as a Warrantor) are entered into individually by that Seller on his own behalf and are made severally and separate from any obligation entered into by any other Seller. Save in respect of the Management Sellers in relation to the interim covenants, no claim can be made against any Seller in respect of any breach of this Agreement by any other Seller other than in respect of that Seller’s own breach.

1.9	Any reference in this Agreement to “£” shall be a reference to pounds sterling and any reference in this Agreement to “$” shall be a reference to US dollars.

1.10	References in any Warranty to any monetary sum expressed in US dollars shall, where such sum is referable in whole or part to a particular jurisdiction, be deemed to be a reference to an equivalent amount in the local currency of that jurisdiction translated at the Exchange Rate on the date of this Agreement.

1.11	Where it is necessary to determine whether a monetary limit or threshold set out in paragraph 3 or 4 of Schedule 7 (Limitations on Claims) has been reached or exceeded (as the case may be) and the value of the relevant claim or any of the relevant claim is expressed in a currency other than US dollars, the value of each such claim shall be translated into US dollars by reference to the Exchange Rate on the date that written notification is sent to the Warrantors Representatives from the Buyer in accordance with paragraph 2 of Schedule 7 of the existence of such claim or, if such day is not a Business Day, on the Business Day immediately preceding such day.

1.12	Wherever (pursuant to the terms of this Agreement) the Sellers are entitled or obliged to exercise or enforce any right or discretion or to give any direction, consent or notice, save as otherwise expressly provided, such right or discretion may be validly exercised, and such direction, consent or notice may be validly given:

1.12.1	if it is in relation to the Warranties or the Tax Covenant at any time following the Final Retention Release Date, if it is jointly exercised or enforced or given by the Warrantors’ Representatives;

1.12.2	if it is in relation to the Warranties or the Tax Covenant at any time prior to the Final Retention Release Date, if it is jointly exercised, enforced or given by or on behalf of the Sellers’ Representatives and the Warrantors’ Representative; and

1.12.3	if it relates to any other matter under this Agreement, if it is exercised, enforced or given by or on behalf of the Sellers’ Representatives (provided that the Sellers’ Representatives shall notify the Sellers of any direction, consent or notice given in accordance with this clause 1.12.3 as soon as reasonably practicable after such direction, consent or notice has been given), and each of the Sellers acknowledges and confirms to the Warrantors’ Representatives and the Sellers’ Representatives that they shall not assume or be deemed to have assumed any obligations of a fiduciary or other nature to any of the Sellers or Warrantors (as the case may be) as a result of so acting. For the purposes of this clause, the “Final Retention Release Date” shall mean the date on which all amounts standing to the credit of the Retention Account have been released to the Buyer or the Bridgepoint Sellers, the Management Sellers and SPP (as applicable) in accordance with clause 10.

1.13	Insofar as any loss, damage or other liability of any Warrantor is incurred or increased as a result of any act, omission, agreement, approval, consent or decision of the Warrantors’ Representatives, in each case acting in good faith in the proper execution and discharge of his appointment as Warrantors’ Representative hereunder, the Warrantors’ Representative shall not be responsible for, nor have any liability to any such Warrantor in relation to, any such loss, damage or other liability or such increased loss, damage or other liability.

1.14	To the extent that any loss, damage or other liability of any Seller is incurred or increased as a result of any act, omission, agreement, approval, consent, deed or decision of the Sellers’ Representatives or by any deed, agreement, instrument, consent or other document agreed, approved, signed, executed and/or delivered by the Sellers’ Representatives, in each case acting in good faith in the proper execution and discharge of his appointment as a Sellers’ Representative hereunder, a Sellers’ Representative shall not be responsible for, nor have any liability to any such Seller in relation to, any such loss, damage or other liability or such increased loss, damage or other liability.

2.	SALE OF SHARES

2.1	At Completion, the Sellers and the EBT Beneficiaries shall sell and transfer the Shares to the Buyer on the terms and conditions of this Agreement as follows:

2.1.1	each Seller (other than the Trustee Seller) shall sell (or procure to be sold) with full title guarantee the number of Shares set opposite his name in columns (2) to (5) of Part I of Schedule 2, free and clear from Encumbrances;

2.1.2	the Trustee Seller (acting in its capacity as trustee) shall sell (or procure to be sold) the number of Shares set opposite its name in columns (4) to (5) of Part I of Schedule 2, free and clear from Encumbrances; and

2.1.3	the Trustee Seller (acting in its capacity as nominee) shall sell (or procure to be sold) their legal interest in the number of Shares set opposite its name in columns (4) to (5) of Part I of Schedule 2, free and clear from Encumbrances, and the EBT Beneficiaries shall sell (or procure to be sold) their beneficial interest in such Shares, free and clear from Encumbrances, and in each case the Buyer shall buy the Shares on the terms and conditions of this Agreement.

2.2	Subject to Completion, the Buyer shall buy the Shares with effect from and including the Completion Date to the intent that as from that date all rights and advantages accruing to the Shares, including any dividends or distributions declared, made or paid on the Shares on or after that date shall belong to the Buyer.

2.3	The Buyer shall not be obliged to complete the purchase of any of the Shares unless the sale of all the Shares is completed simultaneously at Completion.

2.4	Each Seller waives any rights or restrictions conferred on him which may exist in relation to the transfer of the Shares under the Existing Shareholders’ Agreement, the Articles of Association or otherwise and hereby approves such transfer and, in addition, SPP waives any rights conferred on it which may exist pursuant to the Trading Arrangements in relation to or as a result of the transfer of the Shares under this Agreement (including, without limitation, any termination rights following a change of control) and hereby approves such transfer for all such purposes.

3.	CONSIDERATION

3.1	The Consideration shall comprise in aggregate:

3.1.1	the Cash Consideration, which (subject to clauses 3.9 and 3.10) shall be paid on Completion by or on behalf of the Buyer to the Sellers’ Solicitors and SPP’s Solicitors (as applicable) in accordance with paragraph 1 of Part II of Schedule 5 and apportioned between the Sellers in accordance with clause 3.2.1 below;

3.1.2	the Retention Amount, which shall be paid on Completion by or on behalf of the Buyer into the Retention Account in accordance with paragraph 2 of Part II of Schedule 5 and apportioned between the relevant Sellers in accordance with clause 3.2.2 below; and

3.1.3	the Deferred Consideration (if any), which shall be calculated and shall be payable in accordance with the Deferred Consideration Agreement and apportioned between the relevant Sellers in accordance with the provisions thereof.

3.2	The Consideration shall be apportioned (as nearly as practicable) between the relevant Sellers as follows:

3.2.1	as regards the Cash Consideration, in the proportions set out opposite their respective names in column (6) of the table set out in Part I of Schedule 2;

3.2.2	as regards the Retention Amount, in the proportions set out opposite their respective names (if applicable) in column (7) of the table set out in Part I of Schedule 2;

3.2.3	as regards the Deferred Consideration (if any) in the proportions set out in the Deferred Consideration Agreement.

3.3	Other than in respect of the Retention Amount (which shall be paid by or on behalf of the Buyer into the Retention Account) and subject to clause 3.4, the Sellers and the Buyer agree that any payment by the Buyer due to:

3.3.1	the Sellers (other than SPP) pursuant to the terms of this Agreement shall be made to the Sellers’ Solicitors by way of payment to the Sellers’ Solicitors’ Account; and

3.3.2	SPP pursuant to the terms of this Agreement shall be made to SPP’s Solicitors by way of payment to the SPP’s Solicitors’ Account,

in each case which shall constitute a full and valid discharge of the Buyer’s obligation to pay such amount and the Sellers hereby agree that the Sellers’ Solicitors and/or SPP’s Solicitors (as applicable) shall receive any such payment, as agent for the relevant Sellers and the Buyer shall not be concerned with the basis upon which any such payment shall be distributed between the Sellers or be answerable for the loss or misapplication thereof.

3.4	SPP hereby directs and authorises the Buyer to deduct from the Cash Consideration payable to it pursuant to clause 3.2.1 an amount equal to the SPP Fees Contribution and to pay such amount to the Sellers’ Solicitors Account on Completion so that the Sellers’ Solicitors can settle any outstanding Sellers’ Fees on behalf of the Sellers.

3.5	Except with respect to the Retention Amount and save in respect of any deductions or set-offs from the Deferred Consideration as set out in the Deferred Consideration Agreement, the Buyer shall procure that all monies payable to any Seller under or pursuant to this Agreement shall be paid in full without any deduction, set-off or counterclaim whatsoever (except as may be required by law, in which case such deduction or withholding shall not exceed the minimum amount required to be deducted or withheld under law except as specifically provided for in this Agreement) and the Buyer irrevocably waives any right to set-off or counterclaim against, or deduct from, any monies owed by it to any Seller.

Cash Consideration payable to the Trustee Seller

3.6	On Completion, the Trustee Seller shall apportion any Cash Consideration payable to it under this Agreement:

3.6.1	in its capacity as nominee of the Employee Shares, which it holds legal ownership of on behalf of the EBT Beneficiaries, in accordance with clause 3.7; and

3.6.2	in its capacity as trustee of the EBT Shares, which it holds legal and beneficial ownership of, in accordance with clause 3.8.

3.7	On Completion, the Trustee Seller shall apportion the Cash Consideration payable to it in relation to the Employee Shares between the EBT Beneficiaries in the proportions set out opposite their names in column (5) of Part III of Schedule 2.

3.8	Subject to clause 3.9, and after the deduction of an amount equal to the professional fees of the Trustee Seller (together with the fees of the Trustee Seller’s legal advisers and any other disbursement and expenses in relation to the Trust), on Completion the Trustee Seller shall apportion the Cash Consideration payable to it in relation to the EBT Shares:

3.8.1	firstly between the Bonus Plan Participants in the amounts set out opposite their names in the Completion Bonus Plan Table; and

3.8.2	subject to clause 3.10, secondly, in relation to any Cash Consideration that is not so apportioned, to such Persons as recommended to it by the Trustee Liaison Committee in its absolute discretion between the date of this Agreement and Completion (the “Further EBT Recipients”),

and, in each case, if any such apportionment and/or recommendation results in a Target Group Company being required to account to any Taxation Authority for any income tax and/or employee (but not employer) social security contributions or similar in any jurisdiction, (together the “Employee Tax Liability”), then it shall be a condition of any payment made pursuant to such apportionment and/or recommendation that an amount equal to the Employee Tax Liability as advised to the Trustee by the Company before the apportionment or recommendation is deducted from such payment and paid by the Trustee Seller, or as the Trustee Seller may direct, to the relevant Target Group Company so that it can account to such Taxation Authority for the Employee Tax Liability. The Trustee Seller agrees and acknowledges that no payment pursuant to such apportionment and/or recommendation shall be made without agreement between the Trustee Seller and the Buyer and/or the relevant Target Group Company of the amount to be deducted from such payment to meet the relevant Employee Tax Liability as advised to it. The Buyer agrees and acknowledges that any recommendation(s) by the Trustee Liaison Committee to the Trustee Seller made in accordance with clause 3.8.2 cannot be revoked or amended by, or at the direction of, the Buyer following Completion. The Buyer agrees that the Trustee Seller shall have no liability under this Agreement or otherwise for any amount in respect of the Employee Tax Liability not advised to it by the Company.

3.9	The Trustee Seller hereby directs and authorises the Buyer to deduct the amount of the EBT Loan from the Cash Consideration payable to it in respect of the EBT Shares and apply such amount on behalf of the Trustee Seller in repaying the EBT Loan in full to the Company and the Buyer hereby irrevocably and unconditionally undertakes so to do as soon as reasonably practicable following Completion. The parties agree that such deduction shall constitute full and valid discharge of the Trustee Seller’s obligations to repay the EBT Loan and the Trustee Seller shall not be concerned with the basis upon which any such deduction shall be paid to the Company by the Buyer or be answerable for the loss or misapplication thereof.

3.10	The Trustee Seller hereby directs and authorises the Buyer to deduct the amount of the Employer Tax Liability from the Cash Consideration payable to it in respect of the apportionment to the Further EBT Recipients and to pay such amount to any relevant Target Group Company so that it can pay to any Taxation Authority (to the extent it is required to do so) any amount in respect of any employer related social security charges arising in connection with the apportionment by the Trustee Seller to the Further EBT Recipients as recommended by the Trustee Liaison Committee in accordance with clause 3.8.2. The Buyer agrees that the Trustee Seller shall have no liability under this Agreement or otherwise for any amount in respect of the Employer Tax Liability not advised to it by the Company.

4.	CONDITION

4.1	Completion is conditional upon the satisfaction or waiver of the Condition set out in Schedule 4.

4.2	The Buyer, the Company, the Borrower and the Sellers (other than the Trustee Seller) severally agree to use all reasonable commercial endeavours to procure that the Condition set out in Schedule 4 of this Agreement is satisfied (but solely as to the delivery of information with respect to themselves) as soon as reasonably practicable after the date hereof but in no event later than 15 August 2014.

4.3	The Buyer and the Borrower severally agree to each use reasonable endeavours to procure that the Marketing Period (as defined in the Debt Commitment Letter and solely as to the information each of them is required to provide with respect to the Guarantor) is completed as soon as reasonably possible after the date of this Agreement but in no event later than 15 August 2014.

4.4	If by 5:30 p.m. on the Long Stop Date, the Condition shall not have been satisfied or waived in writing by the Sellers (other than the Trustee Seller) and the Buyer, this Agreement shall have no further force or effect and no Party shall have any liability in respect of it except as regards any antecedent breach and save that this clause 4.4 and clauses 1 (Definitions and Interpretation), 12 (Confidentiality), 13 (Announcements), 14 (Costs), 16 (Applicable law and jurisdiction), 17 (General) and 18 (Notices) shall continue in full force and effect.

5.	INTERIM PERIOD

5.1

From the date of this Agreement until the earlier of the termination of this Agreement and Completion, (i) each of the Bridgepoint Sellers, SPP and the Trustee Seller severally agrees to exercise its rights as a shareholder and/or as a director of the Company or as a director of any other Target Group Company, so far as it is reasonably able to do so; (ii) each Management Seller jointly and severally agrees to procure; and (iii) the Company agrees to procure in each case that the business of each Target Group Company is carried on in the ordinary and usual course in all material respects (in the context of the Business taken as a whole) and that no Target Group Company shall, except with the prior written consent of the Buyer:

5.1.1	cause or permit any amendments to its constitutional documents;

5.1.2	admit any Person as a shareholder (whether by subscription, transfer or transmission) or issue or grant or agree to issue or grant any shares or any other securities;

5.1.3	make any increase or reduction or other alteration whatsoever (including by way of redemption, purchase, sub-division, consolidation or redesignation) of its share capital or grant any option to subscribe for or acquire any of its shares or issue any securities convertible into any of its shares;

5.1.4	declare or pay any dividend or make any other distribution in respect of its profits, assets or reserves or in any other way reduce its reserves;

5.1.5	grant, create or allow to arise any Encumbrance over its assets (other than charges arising by operation of law or which arise in the ordinary and usual course of trading);

5.1.6	borrow any monies or incur any indebtedness other than in the ordinary and usual course of trading and save where required pursuant to clause 6.4;

5.1.7	other than in the ordinary and usual course of trading, sell, license or otherwise dispose of any material asset or part of the undertaking of the Company or any other Target Group Company or acquire any material assets, business or undertaking (in the context of the Business taken as a whole);

5.1.8	incorporate or liquidate any subsidiary undertaking or effect any hive-up or hive-down or any corporate reorganisation (provided always that the liquidation of STS GmbH and the striking off of SPTS Technologies PTY Ltd. shall both be deemed to have been consented to by the Buyer for the purposes of this clause 5.1);

5.1.9	acquire or dispose of any freehold or leasehold property;

5.1.10	make any offer to engage any new employee at an annual salary per employee in excess of $120,000 (on the basis of full-time employment);

5.1.11	(other than in relation to a salary review in accordance with the ordinary course of business) amend the terms and conditions of employment or engagement of a Senior Employee (including the rights of such Senior Employee to receive bonus and other benefits) other than to reflect changes in law;

5.1.12	enter into any transaction with any Seller or Related Person or Affiliate of any Seller other than in relation to the Trading Arrangements;

5.1.13	make any loan to any Person (other than the granting of trade credit in the ordinary course or the permitting of customer evaluations of tools in the ordinary course);

5.1.14	commence any Legal Proceedings other than (i) in relation to the collection of debts in the ordinary course; or (ii) in such cases where the Target Group determines in good faith that failure to commence Legal Proceedings would result in the material impairment of the Business taken as a whole, provided that, to the extent reasonably practicable, it consults with the Buyer prior to the commencement of such Legal Proceedings;

5.1.15	save as the same may exist at the date of this Agreement under the Articles of Association or the Existing Shareholders Agreement, create any Encumbrance over the Shares,

5.1.16	transfer or license to any Person any Intellectual Property Rights (other than in the ordinary course of business in connection with the sale of any of the Target Group’s products or services);

5.1.17	enter into or amend any agreement (which is material in the context of the Business taken as a whole) in accordance with which any other party is granted marketing or other distribution rights of any type or scope with respect to any of the Target Group’s products or technology;

5.1.18	make capital expenditures or commitments, capital additions or capital improvements in excess of $250,000 in aggregate (excluding expenditure in the ordinary course of business, consistent with past practice, relating to customer evaluations or relating to tools for use with the Target Group’s demonstration laboratories);

5.1.19	materially reduce the level of any insurance coverage provided by the Target Group’s current insurance policies (for the avoidance of doubt the placement of the Run-off Policy by the Target Group shall be deemed to have been consented to for the purposes of this clause 5.1);

5.1.20	unless required by applicable law, enter into any collective bargaining agreement;

5.1.21	terminate the Contract of any Senior Employee (save for cause and subject to following all due process required by the law applicable to the Contract) or induce or persuade any such Senior Employee to resign;

5.1.22	make any advances to, or any investments in or capital contributions to, any Person, or forgive or discharge in whole or in part any Indebtedness (other than (i) in relation to the discharge of bad or doubtful debts in the ordinary course or (ii) in the ordinary course of business);

5.1.23	acquire any additional shares in BluGlass Limited (an Australian public company limited by shares which is listed on the Australian Stock Exchange);

5.1.24	make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax return or any amendment to a material Tax return, enter into any closing agreement in respect of Taxes, settle any claim or assessment in respect of Taxes or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, or take any other similar action relating to the filing of any Tax return or the payment of any Tax, if such action would have the effect of increasing the Tax liability of the Company or any Subsidiary for any period ending after the Completion Date or decreasing any Tax attribute of the Company or any Subsidiary existing on the Completion Date; or

5.1.25	other than such portion of the Cash Consideration which may be payable to the Bonus Plan Participants and/or the Further EBT Recipients as contemplated by this Agreement, pay any transaction bonus to any directors, officers or employees of any Target Group Company in connection with the transactions contemplated hereunder, or agree to do any of the foregoing.

5.2	From the date of this Agreement until Completion, each Seller (other than SPP and the Trustee Seller) severally agrees to exercise its rights as a shareholder and/or as a director of the Company or as a director of any other Target Group Company, so far as it is reasonably able to do so, to procure that the Company shall:

5.2.1	permit and allow, upon reasonable notice and during normal business hours, the Buyer and its accountants, counsel and other representatives reasonable access to all of the Target Group’s properties, books, Contracts, commitments and records and all such other information concerning the Business, Properties and personnel of the Target Group as the Buyer may reasonably request; and

5.2.2	provide to the Buyer and its accountants, counsel and other representatives true, correct and complete copies of internal financial statements as soon as reasonably practicable upon written request, provided that no information or knowledge obtained in any investigation in accordance with this clause 5.2 shall affect or be deemed to modify any of the Warranties, any of the Seller Warranties, or the Condition.

5.3	In the event that prior to the Completion Date: (i) a legal or regulatory restraint or prohibition arises or occurs that prevents or makes illegal the acquisition of the Shares by the Buyer; or (ii) an injunction or other order preventing or making illegal the acquisition of the Shares by the Buyer shall have been issued by a Governmental Entity (each of (i) and (ii) a “Legal Restraint”):

5.3.1	the Buyer at its own expense shall use all its reasonable efforts to have such Legal Restraint lifted, annulled, rescinded or revoked;

5.3.2	each of the Company and the Sellers (other than the Trustee Seller and SPP) shall and shall so far as it is reasonably able procure that each Target Group Company shall (in each case at the expense of the Sellers (other than the Trustee Seller and SPP)) use all their reasonable endeavours to have such Legal Restraint lifted, annulled, rescinded or revoked and provide as promptly as reasonably practicable any information or documentary material that may reasonably be requested by the Buyer in connection with the lifting, annulment, rescission or revocation of such Legal Restraint; and

5.3.3	unless the Sellers’ Representatives and Buyer agree otherwise in writing, Completion may be deferred to such later date (not being later than the Long Stop Date) as may be reasonably necessary to enable such Legal Restraint to be lifted, annulled, rescinded or revoked.

5.4	In the event a Governmental Entity issues a request for information or documentary material (a “Request”) to any of the Buyer, the Sellers, or any Target Group Company in connection with the sale and purchase of the Shares under this Agreement then, unless otherwise agreed in writing by both the Buyer and the Sellers Representative, (i) the Buyer at its own expense; and (ii) the Company and the Sellers (other than the Trustee Seller and SPP) shall and shall procure that each Target Group Company shall (at the expense of the Sellers (other than the Trustee Seller and SPP)):

5.4.1	cooperate to supply as promptly as reasonably practicable any such information and documentary material that may be requested by the relevant Governmental Entity;

5.4.2	to the extent permitted by law, keep each other fully informed as to all material developments relating to such Request, including (without limitation) all material dealings with any Governmental Entity in connection with such Request; and;

5.4.3	to the extent permitted by law, provide each other with copies of all material communications with or from any Governmental Entity in connection with such Request or, where the relevant communication has been made orally, with a summary of it as soon as reasonably practicable and in any event within 5 Business Days of receipt;

5.4.4	where reasonably practicable, use reasonable endeavours to ensure that their legal and financial advisers are able to attend or otherwise participate in all meetings or discussions (including, without limitation, pre-scheduled telephone or other conversations) with any Governmental Entity relating to any such Request and, if appropriate, to make oral submissions at such meetings or discussions.

5.5	From the date of this Agreement until Completion:

5.5.1	subject to clause 5.6, neither the Company, any Target Group Company, the Sellers nor the Buyer shall directly or indirectly communicate with, whether in writing or otherwise, any Merger Control Authority without the prior written consent of the Buyer (with respect to the Company, any Target Group Company or the Sellers) or of the Sellers (other than the Trustee Seller and SPP) (with respect to the Buyer), no such consent to be unreasonably withheld or delayed; and

5.5.2	the Company and the Sellers shall use reasonable endeavours to provide the Buyer with such assistance and information as it may reasonably request in order to obtain consent from the counterparties to the agreements listed in Schedule 10 to the change of control of the Company which Completion would represent.

5.6	The obligation in clause 5.5.1 shall not apply in respect of a party’s communications with a Merger Control Authority pursuant to a Request.

5.7	Nothing in clause 5.1 shall restrict any Seller or Target Group Company from taking any action pursuant to the terms of or as contemplated by this Agreement or any other Transaction Document.

5.8	Not less than 3 Business Days prior to Completion the Company shall procure that the Buyer is sent:

5.8.1	the Completion Bonus Plan Table;

5.8.2	the list of Further EBT Recipients (in accordance with clause 3.8.2);

5.8.3	confirmation of the amount of the EBT Loan, the Employee Tax Liability (to the extent known) and the Employer Tax Liability (in accordance with clauses 3.8, 3.9 and 3.10 respectively).

5.9	Company Co-operation in Relation to Debt Financing

5.9.1

From the date hereof until the earlier of (i) the Completion Date and (ii) termination of this Agreement pursuant to clause 7.1, the Company shall and shall cause the Subsidiaries (and the Sellers (other than SPP and the Trustee

Seller) shall severally use their commercially reasonable endeavours to cause the Company and the Subsidiaries) to procure the Company’s and the Subsidiaries’ representatives to provide, the Buyer with such cooperation as and to the extent reasonably requested by the Buyer in connection with the arrangement of any Financing, including (in each case to the extent reasonably requested and at the reasonable cost and expense of Buyer):

5.9.1.1	participating, upon reasonable advance notice, in a reasonable number of meetings, presentations, road shows, rating agency presentations and drafting sessions, and participating in reasonable and customary due diligence, in each case with or by the Financing Sources (or prospective lenders or investors in any Financing);

5.9.1.2	furnishing the Buyer (for onwards transmission to the Financing Sources), as promptly as reasonably practicable after the date of this Agreement, with the Required Information that is Compliant;

5.9.1.3	assisting the Buyer and the Financing Sources in the preparation of customary syndication documents and materials (including assistance in creating usual and customary “public versions” of the foregoing), including a confidential information memorandum, lender presentations and rating agency presentations, in connection with the arrangement of any Financing (all of the foregoing collectively, the “Marketing Documents”), including providing the Required Information in a format for inclusion in the Marketing Documents, in each case with respect to the Company and its Subsidiaries, and the Company providing a duly executed copy of the Financing Authorisation Letter to the Guarantor and the parties thereto;

5.9.1.4	using its commercially reasonable endeavours to cause its current or former independent accountants to cooperate with the Company and the Buyer as part of the Buyer and its affiliates arranging any Financing, including (i) to participate in a reasonable number of accounting due diligence calls and providing reasonable assistance with the due diligence process; and (ii) completing all procedures necessary to facilitate the Guarantor furnishing the Company’s financial statements on a Form 6-K submitted to the SEC;

5.9.1.5

executing and delivering as of (but not effective before) the Completion Date definitive financing documents, including credit agreements, intercreditor agreements, pledge and security documents, and certificates, or other documents, to the extent reasonably requested by the Buyer and otherwise facilitating the granting or perfection of collateral to secure any Financing, including delivery of certificates representing equity interests constituting collateral, intellectual property filings with respect to intellectual property constituting collateral and mortgages with respect to owned real property constituting collateral and obtaining releases of existing Encumbrances; provided that the effectiveness of any definitive documentation executed by the Company or any of its Subsidiaries shall be subject to the consummation of the transactions contemplated by this Agreement;

5.9.1.6	furnishing the Buyer and any Financing Sources promptly, and in any event at least three (3) Business Days prior to the Completion Date, with all documentation and other information required by any Governmental Entity with respect to any Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S. Patriot Act, in each case, to the extent that such documentation and information has been reasonably requested in writing at least seven (7) Business Days prior to the Completion Date;

5.9.1.7	ensuring that, other than as agreed by the Buyer and the Financing Sources, there is no competing offering, placement, arrangement or syndication of any debt securities or bank financing (other than the Financing, obtaining consents under indebtedness of any Target Group Company pursuant to the Facilities Agreement with Barclays Bank plc and HSBC Bank plc and to the extent entered into in the ordinary course of the Guarantor’s or the Company’s business) or announcement thereof; and

5.9.1.8	taking all corporate actions, subject to and only effective upon the occurrence of Completion reasonably requested by the Buyer to permit the consummation of any Financing and to permit the proceeds thereof to be made available to the Sellers immediately after Completion.

5.9.2	Notwithstanding anything in this Agreement to the contrary it is agreed that in relation to the co-operation referred to in clause 5.9.1;

5.9.2.1	neither the Sellers, the Company nor any of its Subsidiaries or representatives shall be required to take any action that would cause it to bear any out-of-pocket cost or expense (not otherwise subject to reimbursement) or to pay any commitment or other similar fee or make any other similar payment or incur any other monetary liability or provide or agree to provide any indemnity in connection with the Financing or any of the foregoing, in each case, to the extent effective prior to Completion;

5.9.2.2	neither the Sellers, the Company nor any of its Subsidiaries or representatives shall be required to take any action under this clause 5.9 that would interfere unreasonably with the business or operations of the Company or its Subsidiaries;

5.9.2.3	neither the Sellers, the Company nor any of its Subsidiaries or representatives shall be required to take any action that will conflict with or violate their respective constitutional documents or result in the contravention of any Contract (other than the Facilities Agreement) to which the Company or any of its Subsidiaries is a party that is material to the business of the Company and its Subsidiaries taken as a whole prior to Completion, provided always that if any action does conflict with or violate such constitutional documents, the Sellers agree (subject always to the provisions of clause 5.9.2) to use all reasonable endeavours to amend such constitutional documents);

5.9.2.4	nothing in this Agreement shall require any such co-operation to the extent it would result in any officer, director or manager of any Seller, the Company or any of its Subsidiaries incurring any personal liability with respect relating to the Financing;

5.9.2.5	nothing in this Agreement shall require any director, officer or manager of any Seller, the Company or any of its Subsidiaries to take (or omit to take) any action which is contrary to their fiduciary duties as officers, directors or managers acting in good faith and/or on the advice of legal advisers acting for such individuals or organisations.

5.9.3	The Company hereby consents to the reasonable use of its and its Subsidiaries’ logos in connection with the marketing of any Financing; provided that such logos are used solely in a manner that is not intended to, and is not reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company, its Subsidiaries and its or their respective marks, products, services, offerings or Intellectual Property Rights.

5.9.4	Each Seller (other than the Trustee Seller and SPP) severally agrees to use their reasonable endeavours to procure that the Company and its Subsidiaries periodically update any Required Information provided to the Buyer as may be necessary so that such Required Information is, so far as such Seller is actually aware, Compliant.

5.9.5

The Company agrees to use its reasonable endeavours to ensure that the Required Information is Compliant at all times throughout the Marketing Period, and, if at any time during the Marketing Period the Company becomes aware that any Required information is not Compliant, then the Company agrees to promptly notify Buyer that the Required Information is not Compliant and to use all reasonable endeavours to promptly update the Required Information so that it is Compliant as soon as reasonably practicable.

5.9.6	For the avoidance of doubt, no breach by the Sellers or any Target Group Company of this clause 5.9 shall entitle the Buyer (or, pursuant to clause 17.16, the Guarantor) to terminate this Agreement and the Buyer’s sole remedy for breach shall be an action for damages other than any such breach that relates to or causes a failure of the Condition.

6.	COMPLETION

6.1	Completion shall take place at the offices of the Sellers’ Solicitors on the later of (i) 28 July 2014; and (ii) the fifth Business Day immediately following the day on which the Condition has become satisfied or been waived, provided always that the Buyer may at any time prior to the sixth Business Day prior to the Long Stop Date and in its sole discretion, give the Sellers’ Representatives 5 Business Days’ notice that Completion shall take place, in which event Completion shall take place on the fifth Business Day following such notice.

6.2	On Completion, the Sellers and the Buyer shall each perform their respective obligations in relation to the sale and purchase of the Shares in accordance with and as set out in Schedule 5 and shall deliver, or cause to be delivered, the items set forth in Schedule 5.

6.3	Immediately following Completion, the Buyer shall procure:

6.3.1	the repayment (by the relevant Target Group Company) of the Bank Indebtedness in accordance with paragraph 3 of Part II of Schedule 5 or otherwise reach agreement with respect to repayment of the Bank Indebtedness with Barclays Bank plc and/or HSBC Bank plc; and

6.3.2	the redemption by the Company of the SPP Loan Notes in the nominal amount set out in column (4) of Part II of Schedule 2 in accordance with Part II of Schedule 5 and the redemption by SPTS Technologies Holdings Limited of the Bridgepoint Loan Notes in the nominal amounts set out in columns (2) and (3) (as applicable) of Part II of Schedule 2 and together with all interest accrued thereon and amounts payable in relation thereto in accordance with Part II of Schedule 5.

6.4	The Sellers shall, at the Buyer’s request, use their reasonable endeavours and shall use their reasonable endeavours to procure that the Target Group Companies shall, assist the Buyer as shall reasonably be required, to reach an agreement with Barclays Bank plc and/or HSBC Bank plc with respect to leaving the Bank Indebtedness in place in accordance with the terms of the Facilities Agreement following Completion in the same manner as if the Sellers remained the owners of the Shares.

7.	TERMINATION

Termination Events

7.1	If the Buyer shall before Completion become aware of any of the following:

7.1.1	a Material Adverse Change having occurred;

7.1.2	a material breach of one or more of the undertakings given pursuant to clause 5.1 in respect of the period between the date of this Agreement and Completion and, where such material breach is capable of remedy, it has not been remedied at the expense of the Sellers on or before Completion; or

7.1.3	a Legal Restraint that will not be or is not capable of being lifted, annulled, rescinded or revoked (in accordance with clause 5.3) by the Long Stop Date,

(each a “Termination Event”), the Buyer may at any time before Completion (subject always to allowing the Sellers the opportunity to remedy any breach of clause 5.1 in accordance with clause 7.1.3), terminate this Agreement by giving notice in writing to the Sellers’ Representatives. For the avoidance of doubt, the Buyer’s only rights to terminate this Agreement shall be restricted to (i) a Termination Event having occurred in accordance with this clause 7.1; (ii) the provisions of clause 7.2; or (iii) the provisions of clause 4.4.

Failure to Complete

7.2	If on the Completion Date any Seller or the Company shall fail to comply with its obligations under Schedule 5 (Completion and Delivery Obligations), the Buyer may (provided it is willing and able to comply with its obligations therein) by notice in writing to the Sellers’ Representative:

7.2.1	defer Completion to a date not more than 10 Business Days following the Completion Date but provided such date is on or prior to the Long Stop Date (and the provisions of this clause 7 shall apply to Completion as so deferred); or

7.2.2	proceed to Completion so far as practicable but without prejudice to its rights under this Agreement; or

7.2.3	provided it has deferred Completion at least once pursuant to clause 7.2.1 or if Completion cannot be deferred pursuant to this clause to a date falling on or prior to the Long Stop Date, terminate this Agreement.

7.3	If this Agreement is terminated pursuant to this clause 7 it shall have no further force or effect and no party shall have any liability in respect of it except as regards any antecedent breach (excluding for these purposes any breach in relation to the Warranties) and save that the provisions of clauses 1 (Definitions and Interpretation), 12 (Confidentiality), 13 (Announcements), 14 (Costs), 16 (Applicable law and jurisdiction), 17 (General) and 18 (Notices) shall continue in full force and effect.

8.	WARRANTIES

8.1	The Warrantors, upon the execution of this Agreement, severally warrant to the Buyer in the terms of the Warranties.

8.2	Each Warranty is given subject to the Disclosed Matters and to the limitations in Schedule 7, provided that none of the limitations in Schedule 7 shall apply if any Warrantor wilfully or fraudulently makes or wilfully or fraudulently omits to make a disclosure in the Disclosure Letter in such a way as to render any Warranty (when read with the Disclosure Letter) misleading or deceptive. For this purpose and for all purposes under this Agreement, the expression “disclosed” means fairly disclosed (including, without limitation, by way of an express internal cross reference to Disclosure Documents in the Disclosure Letter) in such manner as would enable the Buyer to make a reasonably informed assessment of the matter concerned.

8.3	Where any statement in the Warranties is qualified by the expression “to the best of the knowledge, information and belief of the Warrantors” or “so far as the Warrantors are aware” or any similar expression, each Warrantor shall be deemed to include the knowledge of anything of which he is actually aware having made due and careful enquiries of each other Warrantor, Henry Nothhaft and Richard Craven, but without having made any additional enquiry (and any constructive or imputed knowledge of any Warrantor shall be expressly excluded from such statement or expression).

8.4	Each Warranty which is expressed to be given in relation to the Company shall also be deemed to be given in relation to each of the other members of the Target Group as if it had been repeated with respect to each such member naming it in place of the Company throughout. For the avoidance of doubt, each Warranty given in relation to the Company shall not be deemed to be given with respect to any company in which the Company has a direct or indirect interest but which is not a member of the Target Group.

8.5	In applying (in accordance with clause 8.4) any Warranty to any Target Group Company which is not a company incorporated in England or to any Property which is not located in England, any reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official, Tax or any legal concept or thing shall be deemed to include what most nearly approximates that English legal term in the relevant jurisdiction and any reference to any English statute, regulation, order or other statutory provision shall be deemed to include what most nearly approximates that statute, regulation, order or other statutory provision in the relevant jurisdiction.

8.6	For the avoidance of doubt, no warranty, express or implied, is given in relation to any expression of opinion, intention or expectation or any forecast or projection contained or referred to in the Disclosure Documents, the Information Memorandum and the Vendor Due Diligence Reports.

8.7	The Warranties and the Seller Warranties shall continue in full force and effect notwithstanding Completion.

8.8	Each Warranty and each Seller Warranty shall be separate and independent and no Warranty or Seller Warranty shall be limited by reference to any other Warranty or Seller Warranty.

Sellers’ Warranties

8.9	Each of the Sellers (other than the Trustee Seller), in each case severally and in respect of itself, himself or herself only warrants to the Buyer as at the date of this Agreement and immediately prior to Completion that:

8.9.1	to the extent such Seller is a corporation, trust or limited partnership, it is validly existing, and, where such concept is applicable, is in good standing, under the laws of its jurisdiction of incorporation or formation;

8.9.2	it has full capacity, power and authority and has obtained all necessary consents to enter into and perform the obligations expressed to be assumed by it under the Transaction Documents and that such obligations are legal, valid and binding and enforceable against such Seller in accordance with their respective terms;

8.9.3	the execution, delivery and performance by it of this Agreement and each other Transaction Document will not:

8.9.3.1	result in a breach of, or constitute a default under (with or without notice, lapse of fine, or both), any Contract to which it is a party or by which it is bound; or

8.9.3.2	result in a breach of any law or order, judgment or decree of any court, governmental agency or regulatory body to which it is a party or by which it is bound; or

8.9.3.3	in the case of a Seller who is not an individual, conflict with, or result in a violation of or default under its constitutional documents (including, without limitation and to the extent applicable, its articles of association).

8.9.4

the number of Shares set opposite its name in columns (2) to (5) of the table set out in Part I of Schedule 2 are, solely, legally and beneficially owned by it (or, in the case of the Bridgepoint Sellers, are legally owned by the nominee of the relevant Bridgepoint Funds) and are free and clear from any and all Encumbrances (other than such Encumbrances as are contained in the Articles or Association and/or the Existing Shareholders Agreement) and, save as expressly set out in the Articles of Association, such Seller has not granted, and shall not grant, any rights to purchase, and, save as expressly set out in the

Articles of Association, has no obligation to transfer, assign or otherwise dispose of, such Shares to any other Person. The Shares registered in its name are fully paid, and it is able to sell and transfer (or procure the transfer of) the full legal and beneficial ownership of such Shares on the terms set out in this Agreement;

8.9.5	in the case of the Bridgepoint Sellers, the number of Loan Notes set out opposite its name (or the name of its nominee) in columns (2) and (3) of the table set out in Part II of Schedule 2 are beneficially owned by it and are legally owned by it (or its nominee) free and clear from any and all Encumbrances (other than such Encumbrances as are contained in the Existing Shareholders Agreement and/or the loan note instruments constituting the Bridgepoint Loan Notes) and such Bridgepoint Seller has not granted, and shall not grant, any rights to purchase, and has no obligation to transfer, assign or otherwise dispose of such Loan Notes to any other Person;

8.9.6	in the case of SPP, the number of Loan Notes set out opposite its name in column (4) of the table set out in Part II of Schedule 2 are beneficially owned by it and are legally owned by it free from any and all Encumbrances (other than such Encumbrances as are contained in the Existing Shareholders Agreement and/or the loan note instrument constituting the SPP Loan Notes) and SPP has not granted, and shall not grant, any rights to purchase, and has no obligation to transfer, assign or otherwise dispose of, such Loan Notes to any other Person;

8.9.7	the Shares set opposite his/her or its name in columns (2) to (5) of the table set out in Part I of Schedule 2 constitute all of the Shares of the Company owned, legally and/or beneficially, by such Seller, and such Seller has no other rights to acquire any securities of the Company or any other Target Group Company;

8.9.8	there are no Legal Proceedings outstanding or pending or (so far as such Seller is actually aware) threatened against or affecting such Seller that would reasonably be expected to (a) prevent such Seller from executing and delivering the Transaction Documents, or performing such Seller’s obligations pursuant to, or observing any of the terms and provisions of, the Transaction Documents, or (b) adversely affect the performance by such Seller of its obligations pursuant to, or the observance by such Seller of any of the terms and provisions of, the Transaction Documents;

8.9.9	such Seller and any such Seller’s Related Persons, is not indebted to any Target Group Company;

8.9.10

save in respect of William Johnson in his role as a director and shareholder of BluGlass Limited, such Seller and such Seller’s Related Persons does not engage in any activity which competes directly or, so far as the Seller is aware, indirectly with that of any Target Group Company or directly or indirectly owns any interest in any entity which is a competitor of any Target Group Company;

8.9.11	such Seller and such Seller’s Related Person’s does not have any interest in any Company Intellectual Property or Licensed Intellectual Property or in any other assets, technology or Know-how used or held by the Company or any Target Group Company or which is required for the Company or any Target Group Company to operate its business as currently conducted;

8.9.12	other than the Existing Shareholders’ Agreement, which will be terminated on Completion, the Articles of Association and the Transaction Documents, there are no Contracts to which the Seller is a party or bound with respect to his shareholding in the Company;

8.9.13	it does not have any claims or rights or causes of action against any Target Group Company and no Target Group Company has any monetary obligation or debt to it, other than in respect of:

8.9.13.1	any Permitted Leakage; and

8.9.13.2	in relation to any Management Seller who is an employee or officer of any Target Group Company, in respect of accrued but unpaid salary or bonus entitlement, paid holiday entitlement (if any), expenses reasonably incurred in the performance of his duties and any other benefits under his contract of employment or to which he is otherwise entitled, in each case to the extent such contract and entitlements are disclosed, and such Seller hereby waives (and shall procure that its Related Parties shall waive), with immediate effect, any claims or rights or causes of action they may have against any Target Group Company in respect of such claims, rights and causes of action (except those expressly excluded).

8.10	The Trustee Seller warrants to the Buyer as at the date of this Agreement and immediately prior to Completion that:

8.10.1	it has full power and authority and has obtained all necessary consents to enter into and perform the obligations expressed to be assumed by it under the Transaction Documents (and any other Contract required to be entered into by him in connection with this Agreement);

8.10.2	the execution, delivery and performance by it of this Agreement and each such other Contract will not:

8.10.2.1	result in a breach of, or constitute a default under, any Contract to which it is a party or by which it is bound; or

8.10.2.2	result in a breach of any law or order, judgment or decree of any court, governmental agency or regulatory body to which it is a party or by which it is bound;

8.10.3	such obligations are legal, valid and binding and enforceable against it in accordance with their terms;

8.10.4	the EBT Shares are legally and beneficially owned by it, are free from all Encumbrances and are fully paid up and the Employee Shares are legally owned by it, fully paid up and such title is free from all Encumbrances; and

8.10.5	the EBT Shares constitute all of the Shares of the Company owned, legally and beneficially, by it and it has no other rights to acquire any securities of the Company or any other Target Group Company.

8.11	Each Bridgepoint Seller, SPP and each Management Seller irrevocably waives any right of contribution or indemnity or other claim which it may have against any Target Group Company or any of its directors, officers or employees in respect of any breach by the Company of its covenants or undertakings in this Agreement or in respect of any misrepresentation, inaccuracy or omission in or from any information or advice given by it or any of its directors, officers or employees to such Seller to enable it to give any of the Warranties (if applicable) or to prepare the Disclosure Letter or to assume any of the obligations assumed or to be assumed by it under or pursuant to any of the Transaction Documents.

Warrantors’ Representatives

8.12	Each Warrantor hereby irrevocably and unconditionally appoints the Warrantors’ Representatives to act jointly as his agent (and to the complete exclusion of any rights which the Warrantors may have in such regard) with full authority to:

8.12.1	take all actions in exercise of that Warrantor’s rights, and take (on that Warrantor’s behalf) all actions contemplated in Schedule 7;

8.12.2	agree any matter referred to or contemplated in Schedule 7 and any matter which is connected with, in anticipation of or related, consequential or ancillary to any such matter; and

8.12.3	do or omit anything, incur any costs, give any consent or approval and agree the form and content of, and approve, sign, execute and/or deliver, any deed, agreement, instrument, consent or other document pursuant to, contemplated by or in relation to Schedule 7, in each case, as the Warrantors’ Representatives, acting in good faith, considers necessary or desirable. Each Warrantor hereby agrees to be bound by each act, omission, agreement, approval, consent, deed and decision of the Warrantors’ Representatives and by each deed, agreement, instrument, consent or other document agreed, approved, signed, executed and/or delivered by the Warrantors’ Representatives.

8.13	Insofar as any loss, damage or other liability of any Warrantor is incurred or increased as a result of any act, omission, agreement, approval, consent, deed or decision of the Warrantors’ Representatives or by any deed, agreement, instrument, consent or other document agreed, approved, signed, executed and/or delivered by the Warrantors’ Representatives, in each case acting in good faith in the proper execution and discharge of his appointment as Warrantors’ Representative hereunder, a Warrantors’ Representative shall not be responsible for, nor have any liability to any such Warrantor in relation to, any such loss, damage or other liability or such increased loss, damage or other liability.

8.14	All rights, acts, omissions, agreements, approvals, consents, deeds and decisions of the Warrantors and/or the Warrantors’ Representatives under, or contemplated by, Schedule 7 and all deeds, agreements, instruments, consents and other documents agreed, approved, signed, executed and/or delivered by the Warrantors and/or jointly by the Warrantors’ Representatives under Schedule 7 or contemplated by Schedule 7 as being so agreed, approved, signed, executed and/or delivered may, for all purposes of this Agreement, be regarded as having been validly exercised, done, omitted, agreed, approved of, consented to, decided, signed, executed or delivered if exercised, done, omitted, agreed, approved of, consented to, decided, signed, executed or delivered by the Warrantors’ Representatives.

8.15	Each Warrantor irrevocably agrees that:

8.15.1	any notice or other communication to be given to it is deemed to have been properly given if it is given to the Warrantors’ Representatives in accordance with clause 18 (whether or not such notice is forwarded to or received by such Warrantor); and

8.15.2	failure by the Warrantors’ Representatives to notify it of the process will not invalidate the legal action or proceedings concerned.

8.16	Each of the Warrantors irrevocably:

8.16.1	undertakes to the Buyer that the Warrantors’ Representatives has and shall retain the authority to bind it in relation to each matter referred to in clause 8.14 (“Relevant Matter”);

8.16.2	agrees that the Buyer shall be entitled to rely on any notice or communication in writing provided by the Warrantors’ Representatives in relation to any Relevant Matter as binding on it;

8.16.3	agrees that any notice or communication in writing by the Warrantors’ Representatives to the Buyer in relation to any Relevant Matter shall be deemed (unless the context requires otherwise) to be provided by the Warrantors’ Representative as agent for all of the Warrantors; and

8.16.4	agrees that any irrecoverable costs and expenses incurred by the Warrantors’ Representatives in defending any claims under the Warranties will be borne in the proportions set out in column (3) of the table at paragraph 3.3 of Schedule 7.

8.17	The Buyer agrees that all acts, omissions, agreements, approvals, consents, deeds and decisions of the Warrantors’ Representatives under, or contemplated by, Schedule 7 and all deeds, agreements, instruments, consents and other documents jointly agreed, approved, signed, executed and/or delivered by the Warrantors’ Representatives thereunder or contemplated thereby shall be as valid and effective for all purposes of this Agreement as if the same had been effected by each of the Warrantors, provided always that nothing in this clause shall affect any claim which the Buyer might have against any party to this Agreement or a Warrantors’ Representative for breach of this Agreement or otherwise.

8.18	The first Warrantors’ Representatives shall be William Johnson, Kevin Crofton and Richard Rees and each of William Johnson, Kevin Crofton and Richard Rees hereby confirms that he is willing to act as a Warrantors’ Representative. In the event that William Johnson, Kevin Crofton or Richard Rees dies or becomes mentally or physically incapacitated or is otherwise unable or unwilling to act as a Warrantors’ Representative, the relevant replacement Warrantors’ Representative shall thereupon be such Person as a Majority of the Warrantors may appoint or, if they fail to appoint such a replacement Warrantors’ Representative, such Person as appointed by the Sellers’ Representative at the request of the Buyer (provided that such Person is a Warrantor). In this clause, “Majority of the Warrantors” means a majority in number of the Warrantors (excluding William Johnson, Kevin Crofton and Richard Rees (as applicable)) who are still alive and mentally capable at the time of such appointment.

Buyer’s warranties

8.19	The Buyer confirms to the Warrantors, the Bridgepoint Sellers and SPP that, apart from the Disclosed Matters, neither it nor any other member of the Buyer Group is actually aware of any fact, matter, event or circumstance which constitutes a breach of Warranty as at the date of this Agreement. For this purpose, the Buyer and the relevant members of the Buyer Group shall be deemed to be actually aware of anything of which any member of the Buyer Deal Team is actually aware (but otherwise any constructive or imputed knowledge of any Person shall be expressly excluded from the Buyer’s awareness).

8.20

The Buyer warrants to the Sellers as at the date of this Agreement and immediately prior to Completion that it is a corporation validly existing under the laws of England and Wales and that it has full power and authority and has obtained all necessary consents to enter into and perform the obligations expressed to be assumed by it under the Transaction Documents, that the obligations expressed to be assumed by it hereunder are legal, valid and binding and enforceable against it in accordance with their terms and that the execution, delivery and performance by it of this Agreement and each such other Transaction Document will not:

8.20.1	result in a breach of, or constitute a default under (with or without notice, lapse of time, or both), any Contract to which it is a party or by which it is bound; or

8.20.2	result in a breach of any law or order, judgment or decree of any court, governmental agency or regulatory body to which it is a party or by which it is bound; or

8.20.3	conflict with, or result in a violation of or default under its memorandum, articles of association or bylaws (or equivalent constitutional documents).

Buyer Financing Warranties and Undertakings

8.21	Financing

The Buyer warrants and undertakes to the Sellers as at the date of this Agreement that:

8.21.1	it will have available to it at Completion, subject to the closing under the Debt Commitment Letter, sufficient cash to pay the aggregate Cash Consideration and Retention Amount and any other amounts (other than the Deferred Consideration) required to be paid by the Buyer in connection with the consummation of the transactions contemplated hereby to which it is a party and to pay all related fees and expenses of the Buyer, and there is no restriction on the use of such cash for such purposes;

8.21.2	it has delivered to the Company a true, complete and correct copy, including all exhibits, schedules or amendments thereto, of the fully executed commitment letter, dated as of the date hereof, from the Commitment Parties to the Borrower (the “Debt Commitment Letter”), pursuant to which the Commitment Parties have committed, upon the terms and subject to the conditions set forth therein (subject to any “market flex” provisions included in the fee letter dated the date hereof referred to therein (the “Fee Letter”), a true and complete copy of which has been delivered to the Company with fees, economic terms and other customary provisions redacted), to provide the financing set forth in the Debt Commitment Letter (the “Debt Financing” and together with any equity or other financing obtained to pay a portion of the Consideration, the “Financing”);

8.21.3	it will promptly notify the Sellers if the respective commitments contained in the Debt Commitment Letter are withdrawn, terminated or rescinded in any respect after the date of this Agreement;

8.21.4	as of the date of this Agreement, the Debt Commitment Letter is in full force and effect and represents a valid, binding and enforceable obligation of Borrower and, to the knowledge of Borrower, a valid, binding and enforceable obligation of the Commitment Parties, to provide the financing contemplated thereby subject only to the satisfaction or waiver of the conditions precedent set forth in the Debt Commitment Letter and, in each case, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors;

8.21.5	the fees that are due and payable by Borrower in connection with the Debt Financing shall be paid prior to, or concurrently with, Completion;

8.21.6	as of the date of this Agreement no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a material breach or default on the part of the Borrower, or, to the knowledge of the Borrower, any other party thereto under the Debt Commitment Letter, provided, however, that this clause 8.21.6 does not cover any matters related to the Sellers or the Company; and

8.21.7	there are no conditions precedent related to the funding of the full amount of the Debt Financing (including pursuant to any “market flex” provisions included in the Fee Letter), other than the conditions precedent set forth in and contemplated by the Debt Commitment Letter and the payment of customary fees.

8.21.A

Notwithstanding anything contained in this Agreement to the contrary, if on or prior to 7p.m. UK time on 14 July 2014, the Buyer notifies the Sellers’ Representative of the Borrower’s or its Affiliates’ intention to enter into a commitment letter or other documentation with respect to such arrangement (the “Alternate Debt Financing”) pursuant to which the financial and other institutions party thereto (the “Alternate Financing Parties”) have committed, upon the terms and subject to the conditions set forth therein (subject to any changes that do not materially delay or condition the availability of the financing thereunder) (the “Alternate Fee Letter”), to provide an alternate financing arrangement (the “Alternate Financing”), then the Buyer may pursue such Alternate Financing instead of or in addition to the Financing under the Debt Commitment Letter. The only conditions to the Buyer’s, the Borrower’s and the Guarantor’s ability to pursue such Alternate Financing are that (i) the Guarantor shall have obtained prior written consent of the Sellers’ Representative regarding the Buyer’s intention to pursue such Alternate Financing and the Sellers’ Representative prior written consent to the terms of the Alternate Financing (together the “SR Alternative Financing Consent”) and (ii) the Buyer reasonably believes such Alternative Financing will not materially delay completion of the Financing. After 14 July 2014, if the Buyer

has notified the Sellers’ Representative of its intention to pursue the Alternate Financing on or prior to 14 July 2014 and has obtained an SR Alternative Financing Consent (but, for the avoidance of doubt, not otherwise) all references herein to the “Commitment Parties,” the “Debt Commitment Letter,” the “Fee Letter,” and the “Financing” will be deemed to refer to “the Alternate Financing Parties,”, the “Alternate Debt Financing,” “the Alternate Fee Letter” and the “Alternate Financing,” respectively, as if such terms were used in this Agreement; provided, however, that clause 17.19 of this Agreement shall also remain in effect for the benefit of, and enforceability by, the original Commitment Parties (without giving effect to the forgoing provisions of this clause 8.21A) in the event that the Buyer notifies the Sellers’ Representatives of such intention to pursue the Alternative Financing.

Guarantor’s Warranties

8.22	The Guarantor warrants to the Sellers as at the date of this Agreement and immediately prior to Completion that it is a corporation validly existing under the laws of the State of Israel and that it has full power and authority and has obtained all necessary consents to enter into and perform the obligations expressed to be assumed by it under the Transaction Documents, that the obligations expressed to be assumed by it hereunder are legal, valid and binding and enforceable against it in accordance with their terms and that the execution, delivery and performance by it of this Agreement and each such other Transaction Document will not:

8.22.1	result in a breach of, or constitute a default under, any Contract to which it is a party or by which it is bound;

8.22.2	result in a breach of any law or order, judgment or decree of any court, governmental agency or regulatory body to which it is a party or by which it is bound; or

8.22.3	conflict with, or result in a violation of or default under its memorandum or articles of association or bylaws (or equivalent constitutional documents).

9.	LEAKAGE

9.1	Each of the Sellers and each of the EBT Beneficiaries severally covenants to the Buyer (in respect of itself and its Related Persons only) that:

9.1.1	in the period from the Locked Box Date up to and including Completion neither it nor any of its Related Persons have received or benefited from any amount of Leakage; and

9.1.2

neither it nor any of its Related Persons have consented to or voted in favour of, through the exercise of any powers or rights it has as director or shareholder in the Company or as a party to the Existing Shareholders’ Agreement (or the failure to exercise any such powers or rights) or the giving of instructions to any director appointed by it, any Leakage to be paid, made or incurred (or agreed to be paid, made or incurred) in the period from the Locked Box Date up to and including Completion.

9.2	In the event of any Leakage which is prohibited by clause 9.1 (but subject always to clauses 9.3, 9.4 or 9.5), the relevant Seller or EBT Beneficiary, as the case may be, severally covenants to pay to the Buyer on demand an amount in cash equal to the amount or value of such Leakage received by it or by any of its Related Persons or in respect of which it or any of its Related Persons have benefitted.

9.3	No Seller or EBT Beneficiary, as the case may be, shall be liable for any claim under this clause 9 unless written notice has been given to the relevant Seller or EBT Beneficiary, as the case may be, on or before the date which is nine months following the Completion Date.

9.4	Save in the case of fraud or wilful concealment, the liability of each Seller and each EBT Beneficiary under this clause 9 shall not in any circumstances exceed the aggregate amount of Leakage actually received by such Seller or EBT Beneficiary, as the case may be, and by any of its Related Persons or in respect of which that Seller or EBT Beneficiary, as the case may be, or any of its Related Persons have benefitted plus any amounts owed by such Seller or EBT Beneficiary, as the case may be, pursuant to clause 22 of this Agreement (Grossing Up).

9.5	For the avoidance of doubt, the liability of any Seller or EBT Beneficiary pursuant to this clause 9 shall not be subject to any of the limitations set out in Schedule 7.

10.	RETENTION ACCOUNT

10.1	The Buyer shall be entitled, subject always to the terms of this clause 10 and Schedule 7, to have recourse to the Retention Account to obtain payment of any amounts due to it or any Buyer Group Company in respect of any Relevant Claims which have been finally settled or determined (but for the avoidance of doubt not otherwise).

10.2	Without prejudice to paragraph 3.3 of Schedule 7, the Bridgepoint Sellers, SPP and the Management Sellers agree that to the extent any amounts are released from the Retention Account in accordance with the provisions of this clause 10 then the liability for the amounts released, as between the Bridgepoint Sellers, SPP and the Management Sellers, shall be in the proportions set out in column (7) of the table set out in Part I of Schedule 2.

10.3	If:

10.3.1	the Buyer has not made any Relevant Claim(s) prior to the expiry of the Retention Period; or

10.3.2	the aggregate of the Initial Estimate (or, the last of any Revised Estimates provided prior to the expiry of the Retention Period) in respect all Relevant Claims is less than $1,200,000,

then the Sellers’ Representatives and the Buyer shall jointly procure that the Maximum Payment Amount is released to the Sellers’ Solicitors on or before the second Business Day following the expiry of the Retention Period.

10.4	If any Relevant Claims are made in the Retention Period:

10.4.1	the Buyer shall provide to the Sellers’ Representatives a bona fide estimate (to the extent foreseeable) in writing of each such Relevant Claim and the circumstances giving rise to it (the “Initial Estimate”) and (if appropriate) shall, acting reasonably and in good faith, notify the Sellers’ Representatives in writing that it has revised the estimate (the “Revised Estimate”) at any time during the Retention Period if facts or circumstances come to light justifying any such revisions; and

10.4.2	the Buyer shall promptly answer any reasonable questions raised by the Sellers’ Representatives in connection with the determination of the basis for, and/or amount of, any Relevant Claim and shall promptly provide copies of all such supporting evidence as the Sellers’ Representatives shall reasonably request. If the Sellers’ Representatives, acting in good faith and within 20 Business Days following delivery of an Initial Estimate or Revised Estimate disagrees that any Initial Estimate or Revised Estimate is made in good faith or on reasonable grounds or is a reasonable quantification of the loss likely to be proved (but without making any admission as to the claim), they may, without prejudice to the final determination of the underlying Relevant Claim require that the amount of the said estimate be submitted to counsel of not less than 10 years’ standing chosen by the parties (and in default of agreement within 15 Business Days from the first request that counsel be appointed, such counsel shall be nominated by the President of the Law Society in England and Wales for the time being on the application of any party and shall have an appropriate area of specialism). Such counsel shall be asked to determine for the purposes of this clause 10 whether the estimate is a reasonable estimation of the loss likely to be proved by the Buyer, taking due account of the likelihood that the Relevant Claim may be established. The counsel shall act as an expert and not an arbitrator, and his determination shall be binding for the purposes of this clause, but subject always to any subsequent Revised Estimate;

10.4.3

upon the final settlement or determination of any Relevant Claim(s) the Buyer and the Sellers’ Representatives shall jointly procure that there is released from the Retention Account to the Buyer such amount(s) as is/are equal to the amount(s) finally agreed or determined to be payable to the Buyer in respect of such Relevant Claim(s) or, if the amount then standing to the balance of the

Retention Account is insufficient, the balance then standing to the credit of the Retention Account and such release shall be applied in settlement of such amount of the Relevant Claim finally agreed or determined to be payable to the Buyer (without prejudice to the Buyer’s right of recourse against the Warrantors under this Agreement).

10.5	At the end of the Retention Period, the Buyer and the Sellers’ Representatives shall jointly procure that the Retention Payment Amount (if any) shall be released to the Sellers’ Solicitors on or before the second Business Day following the expiry of the Retention Period.

10.6	In respect of each Outstanding Relevant Claim (if any), the amount of the relevant Initial Estimate or Revised Estimate (as appropriate) shall be held in the Retention Account until the relevant Outstanding Relevant Claim(s) has been finally settled or determined (whereupon clause 10.7 shall apply).

10.7	Subject always to the partial release mechanics set out in clause 10.4.3, upon final determination or settlement of any Outstanding Relevant Claim(s), the Buyer and the Sellers’ Representatives shall jointly procure that there is released from the Retention Account to the Buyer such amount(s) as is/are equal to the amount(s) finally settled or determined to be payable to the Buyer in respect of such Outstanding Relevant Claim(s) or, if the amount then standing to the balance of the Retention Account is insufficient, the balance then standing to the credit of the Retention Account and such release shall be applied in settlement of such amount of the Relevant Claim finally settled or determined to be payable to the Buyer (without prejudice to the Buyer’s right of recourse against the Warrantors under this Agreement).

10.8	When all the Outstanding Relevant Claim(s) have been finally determined or settled and all amounts required to be released from the Retention Account to the Buyer pursuant to this clause have been so released, the Buyer and the Sellers’ Representatives shall jointly procure that the balance (if any) then standing to the credit of the Retention Account be released to the Sellers’ Solicitors.

10.9	Interest which accrues on the Retention Account shall follow the principal sum and shall be released to the relevant party or parties contemporaneously with, and proportionate to, the release of principal sum.

10.10	In the event of a release of amounts from the Retention Account to the Sellers’ Solicitors in accordance with this clause 10, the Bridgepoint Sellers, SPP and the Management Sellers shall be entitled to such relevant proportion of such released amount(s) as is set out opposite their respective names in column (7) of the table set out in Part I of Schedule 2.

10.11	The parties shall promptly give to the Sellers’ Solicitors and the Buyer’s Solicitors all such written instructions as shall reasonably be necessary to give effect to the provisions of this clause 10.

10.12	Any bank fees and similar fees payable to the operator of the Retention Account shall be paid by Bridgepoint, SPP and the Management Sellers for the first 9 months of operation of the Retention Account, and by the Buyer thereafter.

10.13	For the purposes of this clause 10:

10.13.1	“Initial Estimate” as defined in clause 10.4.1 or as otherwise determined pursuant to clause 10.4.2;

10.13.2	“Maximum Payment Amount” means the sum of $20,000,000 plus any interest accruing thereon in accordance with the terms of the Retention Account and less any fees and expenses charged in accordance with the terms of the Retention Account Instruction Letter;

10.13.3	“Outstanding Relevant Claim(s)” means any Relevant Claim(s) that at the close of business on the last day of the Retention Period has/have not been finally settled or determined;

10.13.4	“Relevant Claim” shall mean any claim(s) made in good faith by the Buyer under this Agreement in relation to:

(a)	a breach of the Warranties which has been notified by the Buyer to the Sellers’ Representatives in accordance with Schedule 7 and which is not a De Minimis Claim (as defined in paragraph 4.2 of Schedule 7); or

(b)	a breach of the Tax Covenant.

which in each case has not been previously withdrawn or paid or satisfied.

10.13.5	“Retention Payment Amount” means such amount as is equal to the amount calculated as at the close of business on the last day of the Retention Period by subtracting from the Maximum Payment Amount:

(a)	a sum equal to any amounts released to the Buyer from the Retention Account pursuant to clause 10.4.3 and 10.9; and

(b)	the aggregate amount of any Initial Estimates or, to the extent that any Initial Estimate has been superseded by a Revised Estimate, the relevant Revised Estimate referable to Outstanding Relevant Claims(s);

10.13.6	“Retention Period” means the period from the Completion Date up to midnight on 31 March 2016;

10.13.7	“Revised Estimate” as defined in clause 10.4.1 or as otherwise determined pursuant to clause 10.4.2; and

10.13.8	a Relevant Claim (other than a Relevant Claim under the Tax Warranties or the Tax Covenant) shall be deemed to have been withdrawn if legal proceedings in respect of it shall not have been commenced by being both issued and served on the Warrantors, on or before the expiry of nine months from the date on which the claim is notified to the Sellers’ Representatives; and

10.13.9	a Relevant Claim shall be deemed to be finally settled or determined if either:

(1)	it is so determined by a duly appointed arbitrator or expert or a court of competent jurisdiction from which there is no appeal or from whose judgment any Warrantor or the Buyer (as the case may be) does not appeal within any applicable time limits; or

(2)	the Sellers’ Representatives and the Buyer shall so agree in writing.

11.	PROTECTION OF GOODWILL

11.1	Each Warrantor (and, in the case of clause 11.1.4 only, SPP and Henry Nothhaft) severally undertakes to the Buyer that he will not (other than in accordance with the usual and ordinary course of his continuing employment by the Company or any other member of the Target Group), directly or indirectly:

11.1.1	at any time during the Restricted Period, within the Restricted Territories, carry on or engage in or be concerned or interested in any business which is in competition with the Business;

11.1.2	at any time during the Restricted Period solicit or endeavour to solicit the custom of, or deal or endeavour to deal with, any Person who is at the Completion Date or, at any time during the period of twelve months prior to the Completion Date, was a customer of any Target Group Company and who, during such period, had any dealings with any Target Group Company with a view to entering into a Contract with any Target Group Company in each case so as to compete with the Company or any other Target Group Company;

11.1.3	at any time during the Restricted Period interfere or endeavour to interfere with the continuance of supplies to any Target Group Company (or the terms relating to those supplies) by any Person who is or, at any time during the period of twelve months prior to the Completion Date, was a supplier to any Target Group Company; or

11.1.4	at any time during the Restricted Period solicit or entice away, or endeavour to solicit or entice away, from the Company or any other Target Group Company or engage or employ any Person who is or was at the Completion Date, or who at any time during the period of twelve months prior to the Completion Date had been, an employee of the Company or any other Target Group Company whether or not such Person would commit a breach of his employment contract by reason of leaving service.

11.2	Each of the Bridgepoint Sellers undertake to the Buyer that neither the Bridgepoint Sellers nor any of their Affiliates (excluding each portfolio company, investee company and/or investment of any of the Bridgepoint Sellers and/or any of their Affiliates) will during the period of (in the case of clauses 11.2.1 and 11.2.2) 12 months from Completion and (in the case of clause 11.2.3) 24 months from Completion:

11.2.1	solicit or entice away any Management Seller, or endeavour to solicit or entice away, from the Company or any other Target Group Company or engage or employ any Management Seller, whether or not such Person would commit a breach of his employment contract by reason of leaving service;

11.2.2	expressly direct any portfolio company, investee company and/or investment of the Bridgepoint Sellers and/or any of their Affiliates to solicit or entice away any Management Seller, or endeavour to solicit or entice away, from the Company or any other Target Group Company or engage or employ any Management Seller, whether or not such Person would commit a breach of his employment contract by reason of leaving service; or

11.2.3	make any investment in the Restricted Companies,

and, for the purposes of clause 11.2.2, the Bridgepoint Sellers shall not be deemed to have given a direction just because it and/or any of its representatives are aware of or have approved or consented to an action being taken.

11.3	Nothing contained in:

11.3.1	clause 11.1 shall prevent any Warrantor nor any Bridgepoint Seller (nor any of their Affiliates) from:

11.3.1.1	being the holder or beneficial owner, by way of bona fide personal investment, of any class of securities in any company if such class of securities is listed, or dealt in, on a recognised investment exchange (within the meaning of Part XVIII of the Financial Services and Markets Act 2000) provided that he neither holds nor is beneficially interested in more than a total of 5% of any single class of the securities in that company; or

11.3.1.2	in the case of William Johnson only, continuing as a director and having an interest in BluGlass Limited; or

11.3.2	clause 11.1 or clause 11.2 shall prevent any Warrantor or Bridgepoint Seller from placing or procuring the placing of any recruitment advertisement for employees and communicating with or recruiting, employing or otherwise contracting with any Person who responds to such an advertisement.

11.4	For the purposes of clauses 11.1 and 11.2:

11.4.1	“directly or indirectly” shall (without limiting the expression) mean any Covenantor acting either alone or jointly with or on behalf of any other Person whether as principal, partner, manager, employee, contractor, director, consultant, investor or otherwise;

11.4.2	“Restricted Companies” shall mean each of Oerlikon Advanced Technologies; Plasma Therm; Leading Precision Inc; Tango Systems Inc; AMEC; and SAMCO Inc.

11.4.3	“Restricted Period” shall mean:

11.4.3.1	for the purposes of clauses 11.1.2 to 11.1.4 inclusive, the period of 12 months from the Completion Date;

11.4.3.2	for the purposes of clauses 11.1.1, the period of 24 months from the Completion Date; and

11.4.4	“Restricted Territories” shall mean each of the countries in which the Company or any of the other Target Group Companies operates or has operated in the last 12 months.

11.5	Each of the undertakings in clause 11.1 shall be construed as a separate and independent undertaking and if one or more of the undertakings is held to be void or unenforceable, the validity of the remaining undertakings shall not be affected.

11.6	Each of the restrictions and undertakings contained in clauses 11.1 and 11.2 is reasonable and necessary for the protection of the Buyer’s legitimate interests in the goodwill and value of the Target Group, but if any such restriction or undertaking shall be found in any jurisdiction to be void or voidable but would be valid and enforceable in other jurisdictions or if some part or parts of the restriction or undertaking were deleted or limited, such restriction or undertaking shall apply in such jurisdictions where it is valid and enforceable and shall apply with such modification as may be necessary to make it valid and enforceable in any jurisdiction where such modification is necessary.

11.7	Without prejudice to clause 11.6, if any restriction or undertaking is found by any court or other competent authority to be void or unenforceable, then the scope of such restriction shall be reduced to the extent required to make it valid and enforceable. If it is not possible to reduce the scope of any such restriction in this way, the parties agree to replace any void or unenforceable restriction with a valid and enforceable restriction that will achieve, to the extent possible, the intent of the parties.

12.	CONFIDENTIALITY

12.1	Subject to clauses 12.2 and 12.3 and save (i) in respect of any Management Seller only, in relation to the proper discharge of his duties or obligations to which he might be subject as employee or director or consultant to any Target Group Company after the date of this Agreement and (ii) in respect of SPP only, in relation to the proper carrying out of the Trading Arrangements or other arrangements in relation to the provisions of goods or services in the ordinary and usual course of business, each Seller severally undertakes to the Buyer in all respects to keep confidential and not at any time, disclose or make known in any other way to anyone whomsoever or use for his own or any other Person’s benefit or to the detriment of any other party any Confidential Information, provided that (if applicable) any Seller shall be entitled to disclose to his officers, employees, agents or advisers such information as may be necessary to enable them to carry out their duties.

12.2	Each party (save in the case of clauses 12.2.3 or 12.2.4, which shall apply only as set out in such clauses) undertakes to the other to keep confidential in all respects and not disclose in any way to anyone whomsoever or use for its own or any other Person’s benefit or to the detriment of the Buyer or any of the Sellers (as the case may be) all information received or obtained as a result of entering into or performing this Agreement which relates to:

12.2.1	the provisions, or subject matter, of this Agreement, or any other Transaction Document;

12.2.2	the negotiations relating to this Agreement, and/or the other Transaction Documents;

12.2.3	in the case of the Buyer only, the Sellers (other than in relation to the Business), and the businesses carried on by, and the affairs of, the Sellers or any of them or any of their connected persons; and

12.2.4	in the case of the Sellers, the Buyer Group and the businesses carried on by, and the affairs of, the Buyer Group.

12.3	Any party may disclose Confidential Information or other information which is otherwise to be treated as confidential under this clause 12 if and to the extent:

12.3.1	that the information becomes generally known (other than through a breach by any party of this clause 12) including, for the avoidance of doubt, any information contained in any announcement made pursuant to clause 13;

12.3.2	required by or reasonably necessary under any law or by any competent Governmental Entity or by any recognised investment exchange, including the SEC and NASDAQ;

12.3.3	the disclosure is advisable or necessary in connection with the Debt Financing or any other Financing;

12.3.4	the disclosure is required for the purposes of any judicial proceedings arising out of a breach of this Agreement or any other Transaction Document or the disclosure is made to any Taxation Authority in connection with the tax affairs of the disclosing party;

12.3.5	the disclosure is made to professional advisers of any party on terms that such professional advisers undertake to comply with the provisions of clause 12 in respect of such information;

12.3.6	in the case of the Buyer, that the information was independently developed, or otherwise generally known prior to the date hereof (other than through a breach of this clause 12 or any other confidentiality obligations to which the Buyer has been subject in discussions with the Sellers for the purposes of the transactions contemplated by this Agreement); or

12.3.7	that the other party or parties have given their prior written consent to the disclosure, such consent not to be unreasonably withheld or delayed.

12.4	Notwithstanding clauses 12 and 13, each Bridgepoint Seller shall be permitted to provide information regarding any of the matters provided for or referred to in this Agreement to Bridgepoint Advisers Limited (as manager of the limited partnerships comprising the Bridgepoint IV Fund), its employees or investors in Funds which it manages or advises (the “Bridgepoint Related Persons”), provided however that each Bridgepoint Seller shall be liable for any breach of the confidentiality undertakings by such Bridgepoint Related Persons.

12.5	Following Completion no member of the Buyer Group shall have any obligations to any other party hereto with respect to Confidential Information.

13.	ANNOUNCEMENTS

13.1	Subject to clauses 12.3 and 13.2, no party shall without the written consent of the Buyer and the Bridgepoint Manager (in the case of the Sellers) or the written consent of the Sellers’ Representatives (in the case of the Buyer) (in each case not to be unreasonably withheld) issue any press release or publish any circular to shareholders or any other document or make any public statement or otherwise make any disclosure to any Person who is not a party to this Agreement relating to any of the matters provided for or referred to in this Agreement or any ancillary matter. This clause shall not prohibit: (i) the release of the Agreed Announcement following Completion; (ii) the issue of any announcement or disclosure required by law or by any competent judicial or regulatory authority or by any recognised investment exchange (in which case the parties shall co-operate, in good faith, in order to agree the content of any such announcement so far as practicable prior to it being made); or (iii) a copy of this Agreement being filed by the Guarantor with, and made publicly available through, the SEC.

13.2	Nothing in clause 13.1 shall restrict the Buyer or any Target Group Company from informing employees, customers or suppliers of the fact of (but not any term of) the acquisition of the Target Group by the Buyer.

14.	COSTS

Save as otherwise expressly provided in this Agreement, including, without limitation, as provided in the Deal Fee Schedule, each party shall pay its own costs and expenses incurred in connection with the preparation, negotiation and completion or termination of this Agreement and the other Transaction Documents. In particular, but without limitation, stamp duty and any other transfer taxes payable in respect of the transfer of the Shares pursuant to this Agreement shall be payable by the Buyer.

15.	POST-COMPLETION ARRANGEMENTS

15.1	The Buyer shall (and shall ensure that each Target Group Company shall), from and after Completion and to the fullest extent permitted in accordance with applicable laws, waive, release and discharge each Outgoing Director from any and all claims, demands, proceedings, causes of action, orders, obligations and liabilities arising out of any matter, cause or event occurring on or before Completion (each a “Pre-Closing Event”) which each Target Group Company has or may at any time have had against any Outgoing Director. The Buyer shall ensure that each Target Group Company shall not, directly or indirectly, assert any claim or demand, or commence, institute or cause to be commenced, any proceedings of any kind relating to any Pre-Closing Event against any Outgoing Director. The waivers, releases and discharge undertakings by Buyer (with respect to itself and the Target Group Companies) under this clause 15.1, shall not apply to the extent that such Outgoing Director is a Seller and the Pre-Closing Event in question gives rise or may give rise to a claim against such Seller under this Agreement.

15.2	Subject always to the provisions of any Run-Off Policy, the provisions of clause 15.1 shall be the sole remedies that any Outgoing Director may have against any Target Group Company, and each Outgoing Director hereby waives any additional rights to indemnification, contribution or otherwise that he may have at law, by contract or otherwise, against a Target Group Company.

16.	APPLICABLE LAW AND JURISDICTION

16.1	This Agreement and the rights and obligations of the parties including all non-contractual obligations arising under or in connection with this Agreement shall be governed by and construed in accordance with the laws of England and Wales.

16.2

The parties irrevocably submit to the exclusive jurisdiction of the courts of England and Wales in respect of any claim, dispute or difference arising out of or in connection with this Agreement and/or any non-contractual obligation arising in connection with this Agreement, provided that nothing contained in this clause shall be taken to have limited: (i) the right of the Sellers to proceed in the courts of any other competent jurisdiction; or (ii) the right of the

Buyer, the Guarantor or the Borrower to seek equitable remedies against any Seller in the courts of such Seller’s respective jurisdiction of incorporation or operation (in the case of incorporated Sellers, partnerships or trusts) or domicile or residence (in the case of Sellers who are natural persons).

17.	GENERAL

Entire agreement

17.1	This Agreement (together with the other Transaction Documents) contains the entire agreement and understanding of the parties and supersedes all prior agreements, understandings or arrangements (both oral and written) relating to the subject matter of this Agreement and any such other document.

17.2	Each of the parties acknowledges and agrees that:

17.2.1	it is not entering into this Agreement on the basis of, and is not relying and has not relied on, any statement or representation (whether negligent or innocent) or warranty or other provision (in any case whether oral, written, express or implied) made, given or agreed to by any Person (whether a party to this Agreement or not) except those expressly repeated or referred to in this Agreement or the Disclosure Letter and the only remedy or remedies available to the Buyer in respect of any misrepresentation or untrue statement made to it shall be a claim for breach of contract under this Agreement; and

17.2.2	this clause 17.2 shall not apply to any statement, representation or warranty made wilfully or fraudulently or to any provision of this Agreement (including, for the avoidance of doubt, the Warranties and the Seller Warranties) which was induced by fraud for which the remedies shall be all those available under the law governing this Agreement regardless of the other terms of this Agreement.

17.3	The parties hereto agree that irreparable damage could occur in the event that certain of the provisions of this Agreement are not performed in accordance with the terms hereof or thereof. Accordingly, the parties agree that each of them may be entitled to seek injunctive relief to prevent breaches of the terms of this Agreement and to seek specific performance of the terms hereof or thereof, in addition to any other remedy now or hereafter available at law or in equity, or otherwise.

17.4	The parties acknowledge and agree that the express terms of this Agreement are in lieu of all warranties, conditions, terms, undertakings and obligations implied by statute, common law or otherwise all of which are hereby excluded to the fullest extent permitted by law.

17.5	This Agreement shall not be construed as creating any partnership or agency relationship between any of the parties.

Variations and waivers

17.6	No variation of this Agreement shall be effective unless made in writing signed by or on behalf of all the parties and expressed to be such a variation.

17.7	No waiver by any party of any requirement of this Agreement, or of any remedy or right under this Agreement, shall have effect unless given in writing and signed by such party. No waiver of any particular breach of the provisions of this Agreement shall operate as a waiver of any repetition of such breach.

Assignment

17.8	Subject to clause 17.9 and save as expressly provided in the relevant Transaction Documents, no party shall be entitled to assign, transfer or create any trust in respect of the benefit or burden of any provision of this Agreement (or other Transaction Document) without the prior written consent of the Buyer (in the case of an assignment by any of the Sellers) or the Sellers (in the case of an assignment by the Buyer or the Guarantor).

17.9	Subject to clause 22.2, all or any of the Buyer’s rights under this Agreement (including, without limitation, in respect of the Warranties) may be assigned by the Buyer to any subsequent purchaser of any of the shares, business or assets of the Target Group, or to any successor in interest of the Buyer’s rights pursuant hereto to any other member of the Buyer Group (or by any such member to or in favour of any other member of the Buyer Group) provided that: (i) if such assignee company leaves the Buyer Group, such rights are assigned or transferred to or made the subject of a trust in favour of, another member of the Buyer Group; and (ii) any such assignment permitted pursuant to this clause 17.9 shall not increase the liability of any of the Sellers beyond that which the relevant party would otherwise have had pursuant to this Agreement.

Assignment by way of Security to Commitment Parties

17.10	Notwithstanding clauses 17.8 and 17.9, the Buyer or any member of the Buyer Group may assign this Agreement (in whole but not in part) effective at and after Completion, to any parties providing Debt Financing pursuant to the terms thereof for purposes of creating a security interest herein or otherwise assign as collateral in respect of such Debt Financing but (i) no such assignment shall relieve Buyer or any member of the Buyer Group of its respective obligations under this Agreement and (ii) any such assignment permitted pursuant to this clause 17.10 shall not increase the liability of any party beyond that which the relevant party would otherwise have had pursuant to this Agreement.

Effect of Completion

17.11	The provisions of this Agreement, insofar as the same shall not have been fully performed at Completion, shall remain in full force and effect notwithstanding Completion.

Counterparts

17.12	This Agreement may be executed as two or more counterparts and execution by each of the parties of any one of such counterparts will constitute due execution of this Agreement.

Other remedies

17.13	The parties acknowledge and irrevocably agree with each other that they will have no rights, remedies or powers provided by law or otherwise (including rights of rescission or termination) for breach of any provision of this Agreement other than as set forth in this Agreement.

Default interest

17.14	If any amount required to be paid by the Buyer, the Guarantor or the Sellers under this Agreement (or any other agreement or arrangement required to be entered into by it in connection with this Agreement) is not paid when it is due, such amount shall bear interest at the rate of 3% per annum over the base lending rate of National Westminster Bank Plc from time to time, calculated on a daily basis for the period from (and including) the relevant due date for payment up to and including the date of actual payment, as well after as before any judgment.

Third party rights

17.15	Other than in respect of clause 8.11, which shall be enforceable by the persons named therein, clause 13 (which shall be enforceable by the Bridgepoint Manager), and clause 17.19 which shall be enforceable by the Financing Sources, no provisions of this Agreement which confer rights upon any third party shall be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any such third party.

17.16	For the avoidance of doubt, Buyer Group Companies shall not be deemed third parties for the purposes of this Agreement, save that the Guarantor shall be entitled for all purposes to enforce any right of the Buyer under or for the purposes of this Agreement (and each Seller agrees and acknowledges accordingly).

Successors

17.17	This Agreement shall be binding on the parties’ assigns and successors in title and enure to the benefit of any assignee of the Buyer pursuant to clauses 17.8 and 17.9.

Records

17.18	The Buyer undertakes to the Sellers that it shall, and shall procure that each member of the Buyer’s Group shall:

17.18.1	preserve for a period of at least seven years from Completion all books, records and documents of or relating to the Taxation of the Target Group at Completion; and

17.18.2	permit and allow, upon reasonable notice and during normal business hours, any Seller incurring a Taxation Liability (or the employees, agents and professional advisers of any Seller or, in the case of a Seller which is a partnership, the employees, agents and professional advisers of the manager of such partnership) access to such books, records and documents and the right to inspect the same, if and to the extent required in connection with the Taxation Liability in question.

17.19	Notwithstanding anything to the contrary contained herein, the Sellers and the EBT Beneficiaries acknowledge and agree that the obligations of the Financing Sources in connection with the transactions contemplated hereby are solely those set forth in the Debt Commitment Letter, and that none of the Sellers or the EBT Beneficiaries shall have any right or claim (whether based in contract, tort, strict liability or any other theory of liability) against the Financing Sources in connection with this Agreement, any Financing or the other transactions contemplated hereby (it being understood that this clause 17.19 shall be for the benefit of, and enforceable by, the Financing Sources). Further, notwithstanding anything to the contrary contained in this Agreement, this clause 17.19 shall not (and no other provision of this Agreement, to the extent an amendment, modification, waiver or termination of such provision would modify the substance of this clause 17.19, shall) be amended, modified, waived or terminated in a manner that impacts or is adverse in any respect to the Financing Sources without the prior written consent of the Financing Sources or their authorised representative.

18.	NOTICES

Form of notice

18.1	Any notice, consent, request, demand, approval or other communication to be given or made under or in connection with this Agreement (each a “Notice” for the purposes of this clause) shall be in English, in writing and signed by or on behalf of the Person giving it.

Method of service

18.2	Service of a Notice must be effected by one of the following methods:

18.2.1	by hand to the relevant address set out in the designations at the beginning of this Agreement or in Schedule 1 of this Agreement (as applicable) and shall be deemed served upon delivery if delivered during a Business Day, or at the start of the next Business Day if delivered at any other time; or

18.2.2	by prepaid first-class post to the relevant address set out in the designations at the beginning of this Agreement or in Schedule 1 of this Agreement (as applicable) and shall be deemed served at the start of the second Business Day after the date of posting; or

18.2.3	by prepaid international airmail to the relevant address set out in the designations at the beginning of this Agreement or in Schedule 1 of this Agreement (as applicable) and shall be deemed served at the start of the fifth Business Day after the date of posting; or

18.2.4	by facsimile transmission to the relevant facsimile number notified by the relevant party from time to time and shall be deemed served on despatch, if despatched during a Business Day, or at the start of the next Business Day if despatched at any other time, provided that in each case a receipt indicating complete transmission of the Notice is obtained by the sender and that a copy of the Notice is also despatched to the recipient using a method described in clauses 18.2.1 to 18.2.3 (inclusive) no later than the end of the next Business Day.

18.3	In clause 18.2 “during a Business Day” means any time between 9.30 a.m. and 5.30 p.m. on a Business Day based on the local time where the recipient of the Notice is located. References to “the start of [a] Business Day” and “the end of [a] Business Day” shall be construed accordingly.

Copies of Notices

18.4	Copies of all notices sent to the Bridgepoint Funds under this clause 18 shall also be sent or given to Christopher Bell and Charles Barter of Bridgepoint Advisers Limited at 95 Wigmore Street, London W1U 1FB and to the Sellers’ Solicitors (reference: PJD/B.2374-243). Such copies shall be sent or given in accordance with one of the methods described in clause 18.2. Failure to communicate such copies shall not invalidate such notice.

18.5	Copies of all notices sent to any Management Seller or any Sellers’ Representative under this clause 18 shall also be sent or given to the Sellers’ Solicitors (reference: PJD/B.2374-243). Such copies shall be sent or given in accordance with one of the methods described in clause 18.2. Failure to communicate such copies shall not invalidate such notice.

18.6	Copies of all notices sent to the Buyer or any other member of the Buyer Group under this clause 18 shall also be sent or given to the Buyer’s Solicitors. Such copies shall be sent or given in accordance with one of the methods described in clause 18.2. Failure to communicate such copies shall not invalidate such notice.

EBT Beneficiary

18.7	The address for service of a Notice on an EBT Beneficiary in accordance with sub-clauses 18.2.1 to 18.2.3 above shall be c/o the Trustee Seller at the following address: Floor 2, Le Marchant House, Le Truchot, St Peter Port, Guernsey GY1 3BE.

Change of details

18.8	A party may change its address for service provided that the new address is within the United Kingdom and that it gives the other party not less than 14 days’ prior notice in accordance with this clause 18. Until the end of such notice period, service on either address shall remain effective.

18.9	The Guarantor irrevocably authorises and appoints the Buyer as its agent for service of Notices and/or proceedings in relation to any matter arising out of or in connection with this Agreement and service on such agent in accordance with this clause 18 shall be deemed to be effective service on the Guarantor.

18.10	If the Buyer (or any replacement agent appointed pursuant to this clause) at any time ceases to act as such for any reason, the Guarantor shall forthwith appoint a replacement agent to accept service on behalf of the Guarantor, such agent having a service address in England or Wales, and the Guarantor shall notify the Sellers’ Representative forthwith of the name and address of the replacement agent.

19.	GUARANTEE

19.1	The Guarantor hereby unconditionally and irrevocably undertakes to each of the Sellers:

19.1.1	to procure that the Buyer duly and punctually performs and discharges all of its obligations under this Agreement (the “Obligations”);

19.1.2	without prejudice to the generality of clause 19.1.1, and as principal obligor, to guarantee the due and punctual payment of any and all sums now and subsequently payable (the “Sums Payable”) by the Buyer arising out of or in connection with this Agreement when the same shall become due and the Guarantor shall pay such sums upon demand; and

19.1.3	as a continuing obligation, to indemnify each of the Sellers against, and to pay on demand an amount equal to, any loss finally settled or determined which the Sellers may incur at any time or from time to time (whether by way of damages, settlement, costs or otherwise) and all costs and expenses (including reasonable legal fees and together with any applicable VAT) in respect of or as a result of any failure by the Buyer to perform and discharge any of the Obligations (save if and to the extent that they become invalid, illegal, void, voidable or unenforceable for any reason whatsoever) or to pay the Sums Payable.

19.2

The obligations assumed by the Guarantor in clause 19.1 constitute a continuing security which shall not be capable of being determined by notice and shall remain in force until all of the Obligations of the Buyer under this Agreement have been fully performed and discharged and all the Sums Payable have been fully paid or until otherwise agreed in writing by the Sellers’ Representative. Where any discharge (whether in respect of the

Obligations of the Buyer or any security for those obligations or otherwise) is made in whole or in part, or any arrangement is made on the faith of any payment, security or other disposition, which is avoided, or must be restored, on insolvency, liquidation or otherwise (without limitation), the liability of the Guarantor under this clause 19 shall continue as if the discharge or arrangement had not occurred.

19.3	Neither the obligations of the Guarantor nor the rights and remedies of the Sellers under clause 19.1 or otherwise conferred by law shall, unless otherwise agreed in writing by the Sellers’ Representative, be discharged, prejudiced or impaired by reason of:

19.3.1	any amendment to any of the Transaction Documents or any variation of any of the Obligations;

19.3.2	any incapacity or lack of powers, authority or legal personality of, or dissolution or change in the members or status or constitution of, the Seller, the Guarantor, the Buyer or any other Person or the acquisition of all or part of the undertaking of the Buyer, the Seller, the Guarantor or any other Person by another Person;

19.3.3	any time or indulgence given or agreed to be given, or any composition or arrangement made or accepted in respect of any of the Obligations;

19.3.4	any postponement, discharge, reduction, non-provability or other similar circumstance affecting any of the Obligations and/or the Sums Payable resulting from:

19.3.4.1	the making of any composition or arrangement by the Buyer with its creditors; or

19.3.4.2	any insolvency, liquidation or dissolution proceedings; or

19.3.4.3	any law, regulation or order.

in each such case (i) every reference to the Obligations and the Sums Payable shall, for the purposes of the liabilities of the Guarantor under this clause 19, be construed as if there were no such circumstance;

19.3.5	any other act, event or omission which, but for this provision, would or might operate to offer any legal or equitable defence for or impair or discharge the Guarantor’s obligations under clauses 19.1 to 19.3 or prejudicially affect the rights or remedies of the Sellers under clauses 19.1 to 19.3 or otherwise conferred by law.

19.4	Any Seller may enforce the obligations of the Guarantor under clauses 19.1 to 19.3 without first taking any steps or proceedings against the Buyer.

19.5	Until all of the Obligations of the Buyer under this Agreement have been fully performed and discharged and all the Sums Payable have been irrevocably paid in full, the Guarantor shall not, unless otherwise agreed in writing by the Sellers’ Representative, after a claim has been made or by virtue of any payment or performance by it under this clause 19:

19.5.1	be subrogated to any rights, security or monies held, received or receivable by the Seller (or any Person on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or monies received on account of the Guarantor’s liability under this clause 19;

19.5.2	claim, rank, prove or vote as a creditor of the Buyer in competition with any Seller (or any Person on its behalf);

19.5.3	receive, claim or have the benefit of any payment, distribution or security from or on account of the Buyer or exercise any rights of set-off against the Buyer, unless the Sellers’ Representative otherwise directs.

19.6	The Guarantor shall hold in trust and forthwith pay or transfer to the Sellers any payment or distribution or benefit of the security received by it contrary to this clause 19.

20.	DEBT COMMITMENT LETTER

20.1	The Borrower shall not (and the Guarantor shall procure that neither the Borrower nor the Buyer shall) amend, vary, novate, supplement, supersede, waive or terminate any material term of the Debt Commitment Letter except in writing:

20.1.1	with the prior written consent of the Sellers’ Representative (such consent not to be unreasonably withheld, delayed or conditioned); or

20.1.2	in any way which is minor, technical or administrative in nature and/or would not reasonably be expected to materially and adversely affect the interests of the Sellers in connection with this Agreement (it being understood and agreed that such interests are limited to the availability of the Funds under the Debt Commitment Letter on the Completion Date);

20.1.3	by means of execution of the definitive financing documents entered into in relation to such Debt Commitment Letter;

20.1.4	with respect to any “market flex” provisions contained in the Debt Commitment Letter.

20.2	The Borrower shall (and the Guarantor shall procure that the Borrower shall) use reasonable efforts and take all practical steps to preserve and enforce its rights and pursue any claims and remedies arising under the Debt Commitment Letter.

21.	TRUSTEE LIABILITY

21.1	The Trustee Seller is entering into this Agreement in respect of the Shares it holds as trustee of the Trust.

21.2	Notwithstanding any other provisions of this Agreement, in so far as the Trustee is entering into this Agreement in its capacity as trustee of the Trust, the aggregate liability of the Trustee Seller for all claims under this Agreement shall be limited to the value of the aggregate capital assets of the Trust at the time when payment is due to be made by the Trustee Seller in respect of such claim.

22.	GROSSING UP

22.1	All sums payable to the Buyer under clause 9.2 and/or paragraph 2.1 of Schedule 9 of this Agreement shall be paid free and clear of all deductions or withholdings whatsoever, save only as may be required by law. If any such deductions or withholdings are required by law, the Sellers (including in their capacity as Warrantors) shall pay such sum as will, after such deduction or withholding has been made, leave the amount which would have been received in the absence of any such requirement to make a deduction or withholding.

22.2	If the Buyer incurs a Taxation Liability which results from, or is calculated by reference to, any sum paid to it under clause 9.2, any Warranty Claim, and/or paragraph 2.1 of Schedule 9 of this Agreement, the amount so payable shall be increased by such amount as will ensure that, after payment of the Taxation Liability, the Buyer is left with a net sum equal to the sum it would have received had no such Taxation Liability arisen. If this Agreement or any rights under it has been assigned, payments under this clause shall be made only to the extent that they would have been payable as between the original parties to this Agreement.

22.3	If the Buyer would, but for the availability of a Relief, incur a Taxation Liability falling within this clause 22, it shall be deemed for the purposes of this clause 22 to have incurred and paid that liability.

22.4	If a payment is made under clause 22.1 or 22.2, and the Buyer receives a credit for or refund of Taxation by reason of the relevant deduction or withholding, it shall, provided it determines in good faith it can do so without prejudice to the retention of that credit or refund, reimburse the Sellers with such amount as shall leave the Buyer in no better or worse position than it would have been in had no deduction or withholding been required.

23.	TAXATION

The provisions of the Tax Covenant shall apply.

24.	FURTHER ASSURANCE

Following Completion, each party shall at the reasonable request of another party hereto, use reasonable endeavours to execute and deliver such other instruments and do and perform such other acts and things as may be reasonably required to give effect to this Agreement.

25.	AUTHORITY TO EXECUTE

The signatories to this Agreement on behalf of SPP warrant that they are duly authorised to execute this Agreement on behalf of SPP.

THIS AGREEMENT has been duly executed and delivered as a deed on the date first stated above.

SCHEDULE 1

THE SELLERS

PART I

THE BRIDGEPOINT SELLERS

Name	Address
Bridgepoint Europe IV ‘A’ L.P.	95 Wigmore Street, London W1U 1FB

Bridgepoint Europe IV ‘B’ L.P.	95 Wigmore Street, London W1U 1FB

Bridgepoint Europe IV ‘C’ L.P.	95 Wigmore Street, London W1U 1FB

Bridgepoint Europe IV ‘D’ L.P.	95 Wigmore Street, London W1U 1FB

Bridgepoint Europe IV ‘E’ L.P.	95 Wigmore Street, London W1U 1FB

Bridgepoint Europe IV ‘F’ L.P.	95 Wigmore Street, London W1U 1FB

Bridgepoint Europe IV ‘G’ LP	50 Lothian Road, Festival Square, Edinburgh EH3 9WJ

PART II

THE MANAGEMENT SELLERS

Names	Address
William Johnson	7383 Cedar Mountain Drive Livermore, California USA 94550

Kevin Crofton	Flat 9, The Boat House, Gas Works Lane, Bristol BS1 5AT

Richard Rees	41 Hollybush Road Cardiff, CF23 6SY

Vivek Rao	1678 Tupolo Drive San Jose, California USA, 95124

Andrew Noakes	29 Croesonen Gardens Abergavenny, Monmouthshire NP7 6BJ

Paul Rich	24 Tabernacle Road Wotton Under Edge Gloucestershire, GL12 7DR

Names	Address
David Butler	2 The Laines Gorsley, Ross on Wye Herefordshire, HR9 7FH

Rutgers Chow	No. 3, Lane 52, SongCuei Road, BaoShan Township, Hsin-Chu County, Taiwan R.O.C. 30844

Henry R. Nothhaft	14563 Fruitvale Avenue Saratoga, California USA, 95070-6152

SCHEDULE 2

SHAREHOLDINGS, LOAN NOTE HOLDINGS AND ALLOCATION OF CASH CONSIDERATION AND RETENTION AMOUNT

PART I

SHAREHOLDINGS AND ALLOCATION OF CASH CONSIDERATION AND RETENTION AMOUNT

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Name	Number of A Ordinary Shares	Number of B Ordinary Shares	Number of C Ordinary Shares	Number of Deferred Shares	Relevant Proportion of Cash Consideration (%)	Relevant Proportion of Retention Amount (%)
Bridgepoint Europe IV (Nominees) Limited	415,784	n/a	n/a	183,014	53.41644590959190000	54.50653172787640000
Sumitomo Precision Products Co. Ltd	21,666	n/a	n/a	9,536	2.78346621581691000	2.84026926581150000
William Johnson	n/a	110,000	28,022	7,978	17.73191055291620000	18.09377109784150000
Kevin Crofton	n/a	96,000	3,114	886	12.73333658794780000	12.99318969868190000
Richard Rees	n/a	29,500	15,957	4,543	5.83993463363747000	5.95911197341426000
Vivek Rao	n/a	n/a	14,789	4,211	1.89996685432089000	1.93874006148280000
Andrew Noakes	n/a	n/a	5,838	1,662	0.75001734366930400	0.76532317796582400
Paul Rich	n/a	n/a	5,838	1,662	0.75001734366930400	0.76532317796582400
David Butler	n/a	n/a	5,838	1,662	0.75001734366930400	0.76532317796582400
Rutgers Chow	n/a	n/a	5,838	1,662	0.75001734366930400	0.76532317796582400
Henry Nothhaft	n/a	3,333	1,298	369	0.59495209293123400	0.60709346302838800

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Name	Number of A Ordinary Shares	Number of B Ordinary Shares	Number of C Ordinary Shares	Number of Deferred Shares	Relevant Proportion of Cash Consideration (%)	Relevant Proportion of Retention Amount (%)
Barclays Wealth Trustees (Guernsey) Limited as Trustee of the SPTS Employee Benefit Trust (in its capacity as trustee)	n/a	n/a	4,663	770	0.59906318491434800	n/a
Barclays Wealth Trustees (Guernsey) Limited as Trustee of the SPTS Employee Benefit Trust (in its capacity as nominee)	n/a	n/a	10,904	3,236	1.40085459324599000	n/a

Total	437,450	238,833	102,099	221,191	100	100

PART II

LOAN NOTE HOLDINGS

(1)	(2)	(3)	(4)
Name	Amount of Investment Loan Notes (US$)	Amount of Payment in Kind Notes (US$)	Amount of SPP Loan Notes (US$)
Bridgepoint Europe IV (Nominees) Limited	95,047,255.55	7,434,486.58	—
Sumitomo Precision Products Co. Ltd	—	—	8,123,562.99

Total	95,047,255.55	7,434,486.58	8,123,562.99

PART III

EBT BENEFICIARIES

(1)	(2)	(3)	(4)	(5)
Forename	Surname	Number of C Ordinary Shares	Number of Deferred Shares	Relevant Proportion (%)
Alan	Adlington	31	9	0.28429933969185600%
Jafar	Al-kuzee	31	9	0.28429933969185600%
Susan	Alexander	9	3	0.08253851797505500%
Oliver	Ansell	9	3	0.08253851797505500%
Daniel	Archard	9	3	0.08253851797505500%
Huma	Ashraf	54	16	0.49523110785033000%
Audrey	Ashton	9	3	0.08253851797505500%
Savraj	Aulakh	31	9	0.28429933969185600%
Lee	Baker	9	3	0.08253851797505500%
Simon	Ball	31	9	0.28429933969185600%
Martin	Barlow	9	3	0.08253851797505500%
Richard	Barnett	54	16	0.49523110785033000%
Anthony	Barrass	54	16	0.49523110785033000%
Paul	Bennett	9	3	0.08253851797505500%
Stephen	Bolton	31	9	0.28429933969185600%
Paul	Booty	9	3	0.08253851797505500%
Julie	Bray	9	3	0.08253851797505500%
Shaun	Bray	9	3	0.08253851797505500%
Keith	Buchanan	54	16	0.49523110785033000%
Stephen	Burgess	77	23	0.70616287600880400%

Lucy	Butterworth	9	3	0.08253851797505500%
Kevin	Cadogan	9	3	0.08253851797505500%
Joanne	Carpenter	9	3	0.08253851797505500%
Mark	Carruthers	9	3	0.08253851797505500%
Mark	Christoffersen	54	16	0.49523110785033000%
Christopher	Clarke	31	9	0.28429933969185600%
Andrew	Coe	9	3	0.08253851797505500%
Wynford	Compton	31	9	0.28429933969185600%
Stephen	Crabbe	9	3	0.08253851797505500%
Ian	Davies	31	9	0.28429933969185600%
Lisa	Davies	9	3	0.08253851797505500%
Nigel	Davies	54	16	0.49523110785033000%
Rhys	Dawe	9	3	0.08253851797505500%
Paul	Densley	9	3	0.08253851797505500%
Mark	Docherty	9	3	0.08253851797505500%
Duncan	Drysdale	9	3	0.08253851797505500%
Steven	Dunlop	9	3	0.08253851797505500%
Thomas	Edwards	9	3	0.08253851797505500%
Andrew	Evans	155	45	1.42149669845928000%
Leighton	Everett	9	3	0.08253851797505500%
Farhad	Feili	9	3	0.08253851797505500%
Mark	Ford	77	23	0.70616287600880400%
Anthony	Garcia	9	3	0.08253851797505500%
Ian	Gardiner	9	3	0.08253851797505500%

Roger	Gargaro	9	3	0.08253851797505500%
Robert	Gibbs	9	3	0.08253851797505500%
Kevin	Gibson	31	9	0.28429933969185600%
Kathrine	Crook	9	3	0.08253851797505500%
Paul	Gray	31	9	0.28429933969185600%
Christopher	Griffiths	9	3	0.08253851797505500%
Philip	Griffiths	9	3	0.08253851797505500%
Mousa	Haghani	9	3	0.08253851797505500%
Russell	Hamilton	9	3	0.08253851797505500%
Phillip	Hardy	9	3	0.08253851797505500%
Mark	Harris	9	3	0.08253851797505500%
Alan	Hastings	9	3	0.08253851797505500%
Karen	Hayes	9	3	0.08253851797505500%
Michael	Hewlett	467	133	4.28283198826119000%
Robert	Hickey	9	3	0.08253851797505500%
Philip	Higginson	9	3	0.08253851797505500%
David	Hill	9	3	0.08253851797505500%
Matthew	Hill	9	3	0.08253851797505500%
Gareth	Hook	9	3	0.08253851797505500%
Janet	Hopkins	9	3	0.08253851797505500%
Gordon	Horsley	9	3	0.08253851797505500%
Ian	Hughes	31	9	0.28429933969185600%
Lee	Hughes	9	3	0.08253851797505500%

Rhonda	Hyndman	9	3	0.08253851797505500%
Christopher	James	9	3	0.08253851797505500%
Nathan	Janik	9	3	0.08253851797505500%
Nicholas	Jeffery	9	3	0.08253851797505500%
Bethan	Jenkins	9	3	0.08253851797505500%
Christopher	Jones	77	23	0.70616287600880400%
Michael	Jones	31	9	0.28429933969185600%
Simon	Jones	9	3	0.08253851797505500%
Thomas	Kahan	77	23	0.70616287600880400%
Simon	Keane	9	3	0.08253851797505500%
Gerald	Kelly	467	133	4.28283198826119000%
Christopher	Kendall	9	3	0.08253851797505500%
Nicholas	Knight	9	3	0.08253851797505500%
Michael	Lacey	9	3	0.08253851797505500%
Paulo	Lima	9	3	0.08253851797505500%
Alexander	Lovering	9	3	0.08253851797505500%
John	Macdougall	54	16	0.49523110785033000%
Geraint	Mack	9	3	0.08253851797505500%
Nicholas	Mackenzie-smith	9	3	0.08253851797505500%
Anthony	Manning	9	3	0.08253851797505500%
Stephen	Mansfield	9	3	0.08253851797505500%
Allen	Mccarthy	155	45	1.42149669845928000%
Anthony	Mellor	9	3	0.08253851797505500%
Steven	Minchin	9	3	0.08253851797505500%

David	Mogford	9	3	0.08253851797505500%
Ian	Moncrieff	9	3	0.08253851797505500%
Colin	Moore	31	9	0.28429933969185600%
David	Moore	9	3	0.08253851797505500%
Angela	Moran	9	3	0.08253851797505500%
Jason	Morgan	54	16	0.49523110785033000%
Nicholas	Morin	9	3	0.08253851797505500%
Sarah	Morrison	9	3	0.08253851797505500%
Matthew	Muggeridge	77	23	0.70616287600880400%
Roland	Mumford	9	3	0.08253851797505500%
Susan	Niblett	9	3	0.08253851797505500%
Daniel	Nicholls	9	3	0.08253851797505500%
Anthony	O’brien	9	3	0.08253851797505500%
Nicholas	Oughton	31	9	0.28429933969185600%
David	Owen	9	3	0.08253851797505500%
Christopher	Parfitt	9	3	0.08253851797505500%
Jashu	Patel	9	3	0.08253851797505500%
James	Pearce	54	16	0.49523110785033000%
Paul	Pearce	9	3	0.08253851797505500%
Andrew	Perham	9	3	0.08253851797505500%
Martin	Perry	9	3	0.08253851797505500%
Gail	Powell	9	3	0.08253851797505500%
Richard	Prescott	9	3	0.08253851797505500%

Andrew	Price	9	3	0.08253851797505500%
Andrea	Ransome	9	3	0.08253851797505500%
Amit	Rastogi	9	3	0.08253851797505500%
Kevin	Riddell	9	3	0.08253851797505500%
Kerry	Roberts	9	3	0.08253851797505500%
Paul	Rogers	31	9	0.28429933969185600%
Ian	Rood	9	3	0.08253851797505500%
Peter	Rowson	9	3	0.08253851797505500%
Alison	Sayers	31	9	0.28429933969185600%
Adam	Seaborne	9	3	0.08253851797505500%
David	Self	9	3	0.08253851797505500%
Carolyn	Short	9	3	0.08253851797505500%
Peter	Shortman	77	23	0.70616287600880400%
Adrian	Slatter	9	3	0.08253851797505500%
Leigh	Smith	9	3	0.08253851797505500%
Royston	Smith	31	9	0.28429933969185600%
David	Somersall	9	3	0.08253851797505500%
Steve	Spencer	9	3	0.08253851797505500%
Garry	Baker	9	3	0.08253851797505500%
Christian	Beasley	9	3	0.08253851797505500%
Ann-marie	Brooks	9	3	0.08253851797505500%
Paul	Bloomfield	9	3	0.08253851797505500%
Andrew	Rees	9	3	0.08253851797505500%
Natasha	Osborne	9	3	0.08253851797505500%

Martyn	Arrowsmith	9	3	0.08253851797505500%
Matthew	Smith	9	3	0.08253851797505500%
Richard	Donovan	9	3	0.08253851797505500%
Paul	Knott	9	3	0.08253851797505500%
Paul	Meredith	9	3	0.08253851797505500%
Brian	Kiernan	9	3	0.08253851797505500%
Owain	Roberts	9	3	0.08253851797505500%
Susan	Archer	9	3	0.08253851797505500%
Jonathan	Peploe	9	3	0.08253851797505500%
Christopher	Hester	9	3	0.08253851797505500%
Paul	Holmes	155	45	1.42149669845928000%
Alan	Jones	9	3	0.08253851797505500%
Matthew	Day	9	3	0.08253851797505500%
Wynford	Phillips	9	3	0.08253851797505500%
Philip	Crawley	9	3	0.08253851797505500%
Daniel	Ball	9	3	0.08253851797505500%
Luke	Hicks	9	3	0.08253851797505500%
Carl	Jorgensen	9	3	0.08253851797505500%
Louise	Rees	31	9	0.28429933969185600%
Grant	Baldwin	9	3	0.08253851797505500%
Nathan	Measures	9	3	0.08253851797505500%
Claire	Haggerty	9	3	0.08253851797505500%
David	Chaplin	9	3	0.08253851797505500%

Nicola	Cromwell	9	3	0.08253851797505500%
Andy	Bavin	77	23	0.70616287600880400%
Tap	Bui	9	3	0.08253851797505500%
Sydney	Chon	9	3	0.08253851797505500%
Michael	Clarkin	9	3	0.08253851797505500%
Matt	Clouse	9	3	0.08253851797505500%
Linda	Coker	9	3	0.08253851797505500%
Bernard	Comito	54	16	0.49523110785033000%
Gerry	Cook	9	3	0.08253851797505500%
Beccy	Cooper	9	3	0.08253851797505500%
Liam	Cunnane	31	9	0.28429933969185600%
Heidi	Debellotte	9	3	0.08253851797505500%
Sue	Debey	9	3	0.08253851797505500%
Phon	Doan	9	3	0.08253851797505500%
Elizabeth	Donelan	9	3	0.08253851797505500%
Stan	Edwards	77	23	0.70616287600880400%
Gary	Farnsworth	9	3	0.08253851797505500%
Harry	Fulton	9	3	0.08253851797505500%
Bob	Garbarino	9	3	0.08253851797505500%
Frank	Gioia	31	9	0.28429933969185600%
Jonny	Golder	31	9	0.28429933969185600%
Paul	Hammond	155	45	1.42149669845928000%
Alice	Harden	31	9	0.28429933969185600%
Dale	Hoiem	9	3	0.08253851797505500%

Richard	Hunt	9	3	0.08253851797505500%
Javier	Jimenez	9	3	0.08253851797505500%
Maureen	Kelsen	9	3	0.08253851797505500%
Scott	Kidder	9	3	0.08253851797505500%
Ronald	Klopp	9	3	0.08253851797505500%
Phong	Lieu	9	3	0.08253851797505500%
Wei-mei	Ma	9	3	0.08253851797505500%
Lisa	Mansfield	9	3	0.08253851797505500%
Frank	Montano	9	3	0.08253851797505500%
Daniel	Montes	9	3	0.08253851797505500%
Julie	Moyer	9	3	0.08253851797505500%
Kathleen	Nakamura	9	3	0.08253851797505500%
Nhan	Nguyen	54	16	0.49523110785033000%
Russ	Nicolosi	9	3	0.08253851797505500%
Robert	Osborn	9	3	0.08253851797505500%
Alfred	Otenti	9	3	0.08253851797505500%
Tu	Pham	9	3	0.08253851797505500%
Than	Phung	9	3	0.08253851797505500%
Joe	Pielage	9	3	0.08253851797505500%
Lenin	Pimentel	9	3	0.08253851797505500%
Peter	Potter	9	3	0.08253851797505500%
Jared	Roesch	9	3	0.08253851797505500%
Dana	Shippee	9	3	0.08253851797505500%

Gregory	Slivka	9	3	0.08253851797505500%
Scott	Smith	9	3	0.08253851797505500%
Dean	Stephens	9	3	0.08253851797505500%
Steve	Stephens	155	45	1.42149669845928000%
Mansun	Stevens	9	3	0.08253851797505500%
Jeff	Stinson	9	3	0.08253851797505500%
Regga	Tekeste	9	3	0.08253851797505500%
Bee	Teo	9	3	0.08253851797505500%
David	Terry	9	3	0.08253851797505500%
Christopher	Thomas	9	3	0.08253851797505500%
David	Thomas	155	45	1.42149669845928000%
Haydn	Thomas	9	3	0.08253851797505500%
Julian	Thomas	9	3	0.08253851797505500%
Leland	Thomas	31	9	0.28429933969185600%
Mark	Thomas	9	3	0.08253851797505500%
Leigh	Thorley	9	3	0.08253851797505500%
David	Tossell	155	45	1.42149669845928000%
Ian	Tribble	9	3	0.08253851797505500%
Robert	Trowell	31	9	0.28429933969185600%
Andrew	Tucker	467	133	4.28283198826119000%
Deborah	Vadimsky	9	3	0.08253851797505500%
John	Valente	31	9	0.28429933969185600%
Daniel	Vestyck	9	3	0.08253851797505500%
David	Wait	9	3	0.08253851797505500%

Jeffrey	Waite	9	3	0.08253851797505500%
David	Walker	9	3	0.08253851797505500%
Etsuko	Walker	9	3	0.08253851797505500%
Philip	Waller	9	3	0.08253851797505500%
Edward	Walsby	9	3	0.08253851797505500%
Cheryl	Watanabe	9	3	0.08253851797505500%
Graeme	Wheeler	77	23	0.70616287600880400%
Clive	Widdicks	155	45	1.42149669845928000%
Bradley	Wiedel	9	3	0.08253851797505500%
Anthony	Wilby	9	3	0.08253851797505500%
Alan	Williams	9	3	0.08253851797505500%
Brett	Williams	9	3	0.08253851797505500%
Denise	Williams	9	3	0.08253851797505500%
John	Williams	54	16	0.49523110785033000%
Lucy	Williams	9	3	0.08253851797505500%
Anthony	Wilson	54	16	0.49523110785033000%
David	Wood	9	3	0.08253851797505500%
Ian	Wright	77	23	0.70616287600880400%
Anthony	Young	9	3	0.08253851797505500%
David	Zakrzewski	9	3	0.08253851797505500%
Feng	Zheng	9	3	0.08253851797505500%
Yun	Zhou	9	3	0.08253851797505500%
Simon	Clarke	9	3	0.08253851797505500%

Angie	Ceaton	31	9	0.28429933969185600%
Jackie	Phillips	9	3	0.08253851797505500%
John	Lutz	9	3	0.08253851797505500%
Richard	Copeman	9	3	0.08253851797505500%
Nicholas	Bright	9	3	0.08253851797505500%
Kevin	Williams	9	3	0.08253851797505500%
George	Saghian	9	3	0.08253851797505500%
Dan	Riddle	9	3	0.08253851797505500%
Anthony	Barker	9	3	0.08253851797505500%
Derek	Shaw	9	3	0.08253851797505500%
Arthur	Mcgeown	9	3	0.08253851797505500%
David	Hajas	9	3	0.08253851797505500%
David	Davies	9	3	0.08253851797505500%
James	Luck	9	3	0.08253851797505500%
Cheng	Yang	9	3	0.08253851797505500%
Keighley	Peters	155	45	1.42149669845928000%
Tony	Knowles	467	133	4.28283198826119000%
Richard	Craven	467	133	4.28283198826119000%
SHARE PLAN BEFORE SECOND TRANCHE		7,898	2,372	72.43213499633160000%
Andrew	Evans*	155	45	1.42149669845928000%
Peter	Shortman*	233	67	2.13683052090976000%
Mike	Hewlett*	778	222	7.13499633162152000%
Gerry	Kelly*	778	222	7.13499633162142000%
Andrew	Tucker*	778	222	7.13499633162142000%

Paul	Hammond	155	45	1.42149669845928000%
Martin	Perry*	21	7	0.19258987527512800%
David	Somersall*	21	7	0.19258987527512800%
Owain	Roberts*	21	7	0.19258987527512800%
Janet	Hopkins*	45	13	0.41269258987527500%
Edward	Walsby*	21	7	0.19258987527512800%
SHARE PLAN SECOND TRANCHE		3,006	864	27.56786500366850000%

TOTAL		10,904	3,236	100

*	Denotes EBT Beneficiaries’ whose names intentionally appear twice. The shareholdings and proportions of such individuals should be aggregated for the purposes of clause 3.7 of this Agreement.

SCHEDULE 3

THE COMPANY AND THE SUBSIDIARIES

PART I - THE COMPANY

Name:	SPTS Technologies Group Limited

Incorporated:	16 May 2011

Registered in England under No.:	07635249

Registered Office:	Ringland Way Newport Gwent NP18 2TA

Issued Share Capital:	$9,995.73 Divided into: 437,450 Ordinary A Shares of $0.01 238,833 Ordinary B Shares of $0.01 102,099 Ordinary C Shares of $0.01 221,191 Deferred Shares of $0.01

Directors:	Christopher Bell Kevin Crofton William Johnson Henry Nothhaft Richard Rees Kevin Reynolds

Secretary:	Richard Craven

Auditors:	Ernst & Young

Accounting Reference Date:	31 December

Charges:	None

PART II - THE SUBSIDIARIES

Name:	SPTS Technologies Holdings Limited

Incorporated:	17 May 2011

Registered in England under No.:	07636450

Registered Office:	Ringland Way Newport Gwent NP18 2TA

Issued Share Capital:	$19,541.28 Divided into: 1,954,128 ordinary shares of $0.01

Directors:	Kevin Crofton William Johnson Richard Rees

Secretary:	Richard Craven

Auditors:	Ernst & Young

Accounting Reference Date:	31 December

Charges:	None

Name:	SPTS Technologies Investments Limited

Incorporated:	16 May 2011

Registered in England under No.:	07635236

Registered Office:	Ringland Way Newport Gwent NP18 2TA

Issued Share Capital:	$19,541.28 Divided into: 1,954,128 ordinary shares of $0.01

Directors:	Kevin Crofton William Johnson Richard Rees

Secretary:	Richard Craven

Auditors:	Ernst & Young

Accounting Reference Date:	31 December

Charges:	Debenture dated 31 May 2012 and made between (1) SPTS Technologies Investments Limited, SPTS Technologies Sapphire Limited, SPTS Technologies UK Limited, SPTS Technologies Limited and SPTS Technologies Overseas Holdings Limited as Chargors and (2) Barclays Bank Plc as Security Agent.

Name:	SPTS Technologies Sapphire Limited

Incorporated:	19 October 2010

Registered in England under No.:	07411841

Registered Office:	Ringland Way Newport Gwent NP18 2TA

Issued Share Capital:	$19,541.28 Divided into: 1,954,128 ordinary shares of $0.01

Directors:	Kevin Crofton William Johnson Richard Rees

Secretary:	Richard Craven

Auditors:	Ernst & Young

Accounting Reference Date:	31 December

Charges:	Debenture dated 31 May 2012 and made between (1) SPTS Technologies Investments Limited, SPTS Technologies Sapphire Limited, SPTS Technologies UK Limited, SPTS Technologies Limited and SPTS Technologies Overseas Holdings Limited as Chargors and (2) Barclays Bank Plc as Security Agent.

Name:	SPTS Technologies UK Limited

Incorporated:	12 October 2009

Registered in England under No.:	07037812

Registered Office:	Ringland Way Newport Gwent NP18 2TA

Issued Share Capital:	£28,500,000.02 Divided into: 1,425,000,001 ordinary shares of £0.02

Directors:	Kevin Crofton William Johnson Richard Rees

Secretary:	Richard Craven

Auditors:	Ernst & Young

Accounting Reference Date:	31 December

Charges:	Debenture dated 31 May 2012 and made between (1) SPTS Technologies Investments Limited, SPTS Technologies Sapphire Limited, SPTS Technologies UK Limited, SPTS Technologies Limited and SPTS Technologies Overseas Holdings Limited as Chargors and (2) Barclays Bank Plc as Security Agent.

Name:	SPTS Technologies Overseas Holdings Limited

Incorporated:	26 January 1984

Registered in England under No.:	01786418

Registered Office:	Ringland Way Newport Gwent NP18 2TA

Issued Share Capital:	£1,000 Divided into: 50,000 ordinary shares of £0.02

Directors:	Kevin Crofton William Johnson Richard Rees

Secretary:	Richard Craven

Auditors:	Deloitte LLP

Accounting Reference Date:	31 December

Charges:

Debenture dated 31 May 2012 and made between (1) SPTS Technologies Investments Limited, SPTS Technologies Sapphire Limited, SPTS Technologies UK Limited, SPTS Technologies Limited and SPTS Technologies Overseas Holdings Limited as Chargors and (2) Barclays Bank Plc as Security Agent.

Pledge Agreement dated 31 May 2012 and made between (1) SPTS Technologies Overseas Holdings Limited as Pledgor and (2) Barclays Bank Plc as Security Agent.

Name:	SPTS Technologies Limited

Incorporated:	12 October 2009

Registered in England under No.:	07037852

Registered Office:	Ringland Way Newport Gwent NP18 2TA

Issued Share Capital:	£13,000,000.02 Divided into: 650,000,001 ordinary shares of £0.02

Directors:	Kevin Crofton William Johnson Richard Rees

Secretary:	Richard Craven

Auditors:	Ernst & Young

Accounting Reference Date:	31 December

Charges:	Debenture dated 31 May 2012 and made between (1) SPTS Technologies Investments Limited, SPTS Technologies Sapphire Limited, SPTS Technologies UK Limited, SPTS Technologies Limited and SPTS Technologies Overseas Holdings Limited as Chargors and (2) Barclays Bank Plc as Security Agent.

Mortgage dated 31 May 2012 and made between (1) SPTS Technologies Limited as Chargor and (2) Barclays Bank Plc as Security Agent.

Name:	SPTS Technologies ET Limited

Incorporated:	25 August 2009

Registered in England under No.:	07000106

Registered Office:	Ringland Way Newport Gwent NP18 2TA

Issued Share Capital:	£1 comprising ordinary share of £1

Directors:	Kevin Crofton William Johnson Richard Rees

Secretary:	Richard Craven

Auditors:	Deloitte LLP

Accounting Reference Date:	31 December

Charges:	None

Name:	SPTS Technologies SAS (France RCS GRENOBLE B 517 680 286) Limited

Incorporated:	21 January 2010

Registered in Grenoble under No.:	517 680 286

Registered Office:	445 rue Lavoisier – Bat. B
38330 Montbonnot, Saint Martin, France

Issued Share Capital:	€600,000
Divided into: 600,000 nominal shares of €1

Directors:	Richard Rees, President

Secretary:	Richard Rees

Auditors:	Ernst & Young

Accounting Reference Date:	31 December

Charges:	None

Name:	SPTS Technologies Ltd. (Taiwan)

Incorporated:	26 December 2005

Registered in Taiwan under No.:	28063309

Registered Office:	10F-1, No. 120, Sec. 2
Gong Dao Wu Rd.
Hsinchu, 200
Taiwan, R.O.C.

Issued Share Capital:	Amount: NT$500,000
Divided into: N/A

Directors:	Richard Rees
Rutgers Chow
Kevin Crofton

Secretary:	N/A

Auditors:	Deloitte & Touche LLP

Accounting Reference Date:	31 December

Charges:	None

Name:	STS GmbH (Germany shell)

Incorporated:	29 June 1995

Registered in German under No.:	HRB3139

Registered Office:	Imperial Park Newport (Liquidation address)

Issued Share Capital:	Amount: €178,952
Divided into: 178,952 shares of €1 each

Directors:	None as in liquidation (liquidator is Richard Rees)

Secretary:	N/A

Auditors:	N/A

Accounting Reference Date:	None as in liquidation

Charges:	None

Name:	SPTS Technologies, Inc. (USA)

Incorporated:	20 October 1995

Registered in California under No.:	CA C1951172

Registered Office:	C/O Graeme Wheeler
1150 Ringwood Ct.
San Jose, CA 95131

Issued Share Capital:	In California, there is no legal capital (in dollar amount form) other than that shown on financial statements because there is no concept of par value.

SPTS Inc is authorised to issue 10,000 shares of common stock, and there are 10,000 shares outstanding, all owned by STS

Directors:	Richard Rees
Kevin Crofton
William Johnson

Secretary:	Richard Rees

Auditors:	Brent Hopkins (tax)
Hopkins & Yancey LLP
2033 Gateway Place, Suite 500
San Jose, CA 95110

Accounting Reference Date:	31 December

Charges:	Security Agreement dated 31 May 2012 and made between (1) SPTS Technologies Inc. and Primaxx Inc. as Debtors and (2) Barclays Bank as Security Agent.

Pledge Agreement dated 31 May 2012 and made between SPTS Technologies Inc. as Pledgor and (2) Barclays Bank as Security Agent.

Name:	SPTS Technologies PTY Ltd. (Australia)

Incorporated:	17 March 2011

Registered in Australia under No:	149883992

Registered Office:	5/195 North Road, Gardenvale, Victoria, 3185

Issued Share Capital:	$2
Divided into: 2 shares of $1 each

Directors:	Richard Rees
William Johnson
Stuart Uhlhorn

Secretary:	Charles Baird

Auditors:	None (dormant)

Accounting Reference Date:	31 December

Charges:	None

Name:	SPTS Technologies PTE Ltd. (Singapore)

Incorporated:	17 January 2005

Registered in Singapore under No.:	200500761E

Registered Office:	10 Ang Mo Kio Street 65, #05-11
Techpoint, Singapore 569059

Issued Share Capital:	Amount: SG$62,940
Divided into: 62,940 ordinary shares of SG$1.00

Directors:	Richard Rees
Ian Wright
Kevin Crofton

Secretary:	Keioth Raj Kumar

Auditors:	Deloitte & Touche LLP

Accounting Reference Date:	31 December

Charges:	None

Name:	SPTS Technologies GmbH (Germany)

Incorporated:	13 January 2010

Registered in Germany under No.:	HRB28939

Registered Office:	Povianthofstr. 1
01099, Dresden

Issued Share Capital:	Amount: €25,000
Divided into: 25,000 shares of €1

Directors:	Kevin Crofton

Secretary:	N/A

Auditors:	N/A

Accounting Reference Date:	31 December

Charges:	None

Name:	Primaxx, Inc. (USA)

Incorporated:	25 September 1998

Registered in Delaware under No:	DE 2948408

Registered Office:	7377 William Avenue #800
Allentown, PA 18106

Issued Share Capital	100 shares of common stock of $0.10 each.

Directors:	Richard Rees
Kevin Crofton
William Johnson

Secretary:	Richard Rees

Auditors:	Hopkins & Yancey, LLP

Accounting Reference Date:	31 December

Charges:	Security Agreement dated 31 May 2012 and made between (1) SPTS Technologies Inc. and Primaxx Inc. as Debtors and (2) Barclays Bank as Security Agent.

Name:	SPTS Technologies Shanghai Inc. (China)

Incorporated:	4 August 2004

Registered in Shanghai under No.:	310115400156284 or 3100 765 584 204

Registered Office:	Room 415, 4th Floor, No. 5 Building
3000 Long Dong Avenue
Puding, Shanghai
China

Issued Share Capital:	Amount: US$450,000
Divided into: N/A

Directors:	Richard Rees
Rutgers Chow
Kevin Crofton

Secretary:	N/A

Auditors:	Shanghai JaHwa CPAs

Accounting Reference Date:	31 December

Charges:	None

Name:	Xactix, Inc.

Incorporated:	16 December 1998

Registered in Pennsylvania under No.:	PA 2850892

Registered Office:	2430 Sydney Street
Suite 300
Pittsburgh
Allegheny
Pennsylvania 15203

Issued Share Capital:	1,102,000 shares of common stock
509,151 shares of preferred stock

Directors:	Kevin Crofton
William Johnson
Richard Rees

Secretary:	Richard Rees

Auditors:	None, as not required in USA

Accounting Reference Date:	31 December

Charges:	None

SCHEDULE 4

CONDITION

1	The Marketing Period having been completed in accordance with this Agreement.

SCHEDULE 5

COMPLETION AND DELIVERY OBLIGATIONS

PART I - OBLIGATIONS AND DELIVERIES OF THE SELLERS

1	DELIVERY OBLIGATIONS

Subject to the Buyer performing its obligations in accordance with Part II of this Schedule at Completion, the Sellers shall deliver, or (if the Buyer shall so agree in writing) make available, to the Buyer (provided that the obligations in paragraphs 1.1 and 1.2 and, where appropriate, 1.5, 1.6, 1.8 and 1.10 shall be performed by each Seller on an individual basis):

Share transfers, statutory books etc.

1.1	duly executed transfers of the Shares by the registered holders in favour of the Buyer (or persons duly nominated by the Buyer) and the respective share certificates or, if the certificates or other instruments are found to be missing, an express indemnity in a form satisfactory to the Buyer in lieu of such share certificates;

1.2	a certified copy of any power of attorney under which this Agreement or any of the transfers or other documents referred to in this Schedule is executed (to the extent not previously provided);

1.3	the statutory books of each Target Group Company registered in England and Wales (including without limitation the statutory registers of transfers, allotments and members), together with the authentication codes for purposes of e-filing with Companies House in respect of such Target Group Companies;

1.4	powers of attorney in the approved terms in respect of the exercise of the rights attaching to the Shares executed by each registered holder of the Shares;

Resignations and Deed of Termination

1.5	resignation letters (as directors of such Target Group Companies as the Buyer may direct) in the approved terms executed as deeds by the Outgoing Directors;

1.6	the Deed of Termination duly signed by each party to the Existing Shareholders’ Agreement;

Banking arrangements

1.7	if so requested by the Buyer, executed releases, in the approved terms, of all mortgages, charges and debentures or other security granted or entered into by each Target Group Company;

Other documents in the approved terms etc.

1.8	the certificates issued in relation to the Loan Notes or an indemnity in a form reasonably satisfactory to the Buyer in lieu of such certificates;

1.9	a copy of the Retention Account Instruction Letter signed by the Sellers’ Representatives;

1.10	the Separation Agreement executed by William Johnson;

1.11	a copy of the Completion Bonus Plan Table;

1.12	the Deferred Consideration Agreement duly signed by Bridgepoint Sellers, SPP and the Management Sellers.

2	PROCUREMENT OBLIGATIONS

2.1	Each Seller agrees with the Buyer to procure that at Completion that:

2.1.1	the following documents shall be delivered, or (if the Buyer shall so agree in writing) made available, to the Buyer:

2.1.1.1	the BluGlass Legal Opinion duly executed for and on behalf of Ashurst LLP (Australia); and

2.1.1.2	the Certificate of Title duly addressed to the Buyer.

Board resolutions

2.2	(with the co-operation of the Buyer) board resolutions, in the approved terms, of the Company are passed approving:

2.2.1	the registration (subject, where necessary, to due stamping) of the transfers in respect of the Shares; and

2.2.2	appointing such persons as nominated by the Buyer to be the directors of the Company and accepting the resignations of the Outgoing Directors.

PART II - OBLIGATIONS AND DELIVERIES OF THE BUYER

Subject to the Sellers performing their obligations in accordance with Part I of this Schedule, on Completion the Buyer shall:

1	arrange for the wire transfer by CHAPS of the Cash Consideration less (i) an amount equal to the EBT Loan (which shall be dealt with in accordance with clause 3.9 of this agreement) and (ii) an amount equal to the Employer Tax Liability (which shall be dealt with in accordance with clause 3.10 of this Agreement) as follows:

(i)	the proportion payable to SPP, less the SPP Fees Contribution, shall be transferred to the SPP’s Solicitors Account; and

(ii)	the aggregate of the proportions of the Cash Consideration payable to the Bridgepoint Sellers, Management Sellers and Trustee Seller, plus the SPP Fees Contribution, shall be transferred to the Sellers’ Solicitors Account, receipt of which shall discharge the Buyer from its obligation to pay such amount of the Consideration to the Sellers;

2	arrange for the wire transfer by CHAPS of the Retention Amount to the Retention Account;

3	deliver to the Sellers’ Solicitors a copy of the Retention Account Instruction Letter duly signed by the Buyer;

4	deliver to the Sellers’ Solicitors a copy of the Deferred Consideration Agreement duly signed by the Buyer and the Guarantor;

5	deliver to the Sellers’ Solicitors a certified copy of a board resolution for the Buyer authorising the execution and performance by the Buyer of its obligations under this Agreement and each of the documents to be executed by the Buyer pursuant to this Agreement; and

6	deliver to the Sellers’ Solicitors a foreign legal opinion in the approved terms confirming, among other things, that the Guarantor has all requisite corporate power, capacity and authority to enter into and perform its obligations under this Agreement and the Deferred Consideration Agreement.

Immediately following Completion, the Buyer agrees with the Sellers to procure that the Company:

1	makes a wire transfer by CHAPS of the Bridgepoint Loan Note Indebtedness to the Sellers’ Solicitors Account;

2	makes a wire transfer by CHAPS of the SPP Loan Note Indebtedness to SPP’s Solicitors’ Account;

3	to the extent required by the Commitment Parties as a Condition to the Debt Financing, or otherwise to the extent considered expedient or desirable by the Buyer (in its sole discretion), arranges for the payment to Barclays Bank plc (to such account as Barclays Bank plc may designate) and to HSBC Bank plc (to such account as HSBC Bank plc may designate) of an amount in aggregate equal to the Bank Indebtedness and arranges the release of all assets pledged as security related to the Bank Indebtedness; and

4	arranges, if applicable, for the provision of a bank-to-bank indemnity (or any equivalent security as may be specified by Barclays Bank plc prior to Completion) to Barclays Bank plc in relation to the migration of ancillary facilities provided by Barclays Bank plc.

SCHEDULE 6

WARRANTIES

PART 1 - GENERAL WARRANTIES

1	INCORPORATION AND INFORMATION

1.1	The Company is duly incorporated and validly subsisting and, if such concept is applicable, in good standing, under the laws of its country of incorporation. The Company has the corporate power conduct its business as now being conducted and is duly qualified to do business.

1.2	The Company is not in violation, in any material respect, of any of the provisions of its constitutional documents.

1.3	The information set out in Schedules 1, 2, 3 and 8 is true and accurate in all respects.

2	NO CONFLICT

2.1	Neither the execution, delivery and performance of the Transaction Documents, nor the performance by the Sellers of their obligations under the Transaction Documents will:

2.1.1	conflict with, or result in a violation of or default under any provision of the constitutional documents of the Company,

2.1.2	conflict with, or result in a violation of, or a default under (with or without notice, lapse of time, or both), any Permit, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company,

2.1.3	conflict with, or result in a material violation of, or material default under (with or without notice, lapse of time, or both), or give rise to a right of termination, cancellation, renegotiation or acceleration of any obligation or loss of any benefit under, or require consent, approval or waiver from any Person in accordance with, the terms of any Contract to which the Company is a party;

2.1.4	result in the creation or imposition of any Encumbrance with respect to any property or assets of the Company: or

2.1.5	cause the Company to lose any interest in or the benefit of any asset, right, license or privilege, it presently owns or enjoys and will not result in any present or future Indebtedness of the Company becoming due prior to its stated maturity.

2.2	Neither the execution, delivery and performance of the Transaction Documents, nor the performance by the Sellers of their obligations under the Transaction Documents will not give rise or cause any option or right of pre-emption in relation to the Shares to become exercisable that would prevent or prohibit the acquisition of the Shares by the Buyer.

3	CONSENTS

Except for the consents set out in Schedule 10 of this Agreement, so far as the Warrantors are aware, no consent, waiver, approval, or authorization of, or registration, declaration or filing with (i) any Governmental Entity or (ii) any party to any Contract with the Company, is required in connection with acquisition of Shares by the Buyer or the consummation of the transactions contemplated by this Agreement.

4	CAPITALIZATION

4.1	The allotted and issued share capital of the Company as of the date of this Agreement comprises the Shares, all of which are duly authorised, validly issued and fully paid and are owned beneficially and of record by the shareholders listed in Schedule 2.

4.2	Apart from this Agreement (as it relates to the sale of Shares to the Buyer) and the Deferred Consideration Agreement (as it relates to the sale of shares in BluGlass), there is no Contract outstanding which calls for the allotment, issue or transfer of, or accords to any Person the right to call for the allotment, issue or transfer of, any share of capital, other security, right or loan capital of any Target Group Company, including, without limitation, options, warrants, calls, pre-emptive rights, or securities exercisable for, or convertible or exchangeable into, or other rights, Contracts or commitments of any character entitling anyone to purchase or receive, any shares of the capital stock of any Target Group Company.

5	SUBSIDIARY SHARES

5.1	The Company is the sole direct or indirect legal and beneficial owner of the entire allotted and issued share capital of each of the Subsidiaries.

5.2	The issued shares of each of the Subsidiaries held directly or indirectly by the Company are validly issued, fully paid and are free and clear from all Encumbrances.

5.3	The Company has no obligation (contingent or otherwise) to purchase or redeem any of its issued share capital.

6	INTERESTS IN OTHER ENTITIES

6.1	Other than as set out in the Disclosure Letter, none of the Target Group Companies:

6.1.1	holds or beneficially owns, or has agreed to acquire, any securities of any corporation other than its own Subsidiaries; or

6.1.2	is or has agreed to become a member of any partnership or other unincorporated association, joint venture or consortium (other than recognised trade associations).

6.2	In respect of the Target Group’s holding in BluGlass Limited (a public company whose shares are listed on ASX, “BluGlass”):

6.2.1	SPTS Technologies UK Limited is the only Target Group Company that holds shares in BluGlass, and in particular no “associate” (as defined in section 12 of the Australian Corporations Act 2001) of any Target Group Company holds shares in BluGlass;

6.2.2	Swansea University is independent of the Target Group and no Target Group Company has any right to vote on or dispose of the shares in BluGlass gifted to Swansea University in May 2014; and

6.2.3	the Target Group holds a “relevant interest” (as defined in Chapter 6 of the Australian Corporations Act 2001) of less than 20 per cent. of BluGlass.

7	CONSTITUTIONAL AND CORPORATE DOCUMENTS

7.1	All statutory books and registers of each of the Target Group Companies have been properly kept in all material respects.

7.2	All returns, particulars, resolutions and other documents which each of the Target Group Companies is required by law to file with or deliver to the Registrar of Companies in England and Wales (or the equivalent authority in the relevant jurisdiction of incorporation) have been made up and filed or, as the case may be, delivered.

8	LICENCES AND CONSENTS

8.1	Each of the Target Group Companies has all necessary Permits and authorities materially necessary (in the context of the business of such Target Group Company) to carry on its business in the places and in the manner in which its business is now carried on.

8.2	No formal notice has been received by any of the Target Group Companies to suggest that and, so far as the Warrantors are aware, there is no Basis for, the suspension, cancellation, revocation or non-renewal of any of the Permits and authorities referred to in paragraph 8.1 above.

9	INSURANCE

9.1	A list of all of the Company’s current insurance policies is contained in the Disclosure Letter. There are no material outstanding claims under, or in respect of the validity of, any of the insurance policies maintained by or on behalf of each of the Target Group Companies and in respect of the Target Group Companies there is no Basis for any material claim under any of those policies.

9.2	All the insurance policies are in full force and effect, are not void or voidable and all premiums payable in respect of such policies have been paid.

10	DISPUTES

10.1	None of the Target Group Companies is as at the date of this Agreement engaged in any Legal Proceedings (except for debt collection in the normal course of business).

10.2	So far as the Warrantors are aware, no such proceedings, as are mentioned in paragraph 10.1 of this Part 1 of Schedule 6 are or have been threatened against any of the Target Group Companies in the last 12 months.

10.3	There are no Legal Proceedings pending nor, so far as the Warrantors are aware, threatened (i) against any of the Target Group Companies or any officer, director or employer of any of the Target Group Companies in their capacity as such; or (ii) that questions the validity of the Transaction Documents or the capacity of the Sellers to enter into them; or (iii) that could reasonably be expected to constitute, either individually or in the aggregate, a Material Adverse Change.

10.4	So far as the Warrantors are aware, no officer, director or employee of any of the Target Group Companies is a party to or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality in their capacity as such or such as would materially affect any of the Target Group Companies in an adverse way.

11	CONTRACTS

For the purposes of this paragraph 11, “Material Contract” means any material Contract to which any of the Target Group Companies is a party as listed in Annexure 6.

11.1	Complete and accurate copies of all Material Contracts have been disclosed in the Data Room.

11.2	Except for the Material Contracts listed in Annexure 6, none of the Target Group Companies is a party to or subject to any of the following Contracts:

11.2.1	any distributor, reseller, sales, advertising, agency or original equipment manufacturing Contract;

11.2.2	one which is not in the ordinary and usual course of business of the relevant Target Group Company or which was entered into other than on an arm’s length basis with a third party;

11.2.3	one which constitutes a partnership, joint venture, consortium, joint development, shareholders or similar arrangements;

11.2.4	one for the purchase of materials, supplies, equipment or services, involving, in the case of any such Contract, more than $400,000 over the life of the Contract;

11.2.5	any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

11.2.6	any Contract with respect to the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or Indebtedness of any other Person.

11.2.7	one that expires (or may be renewed at the option of any Person other than the relevant Target Group Company) so as to expire more than one year after the date of this Agreement; or

11.2.8	one for any capital expenditure in excess of $200,000 individually or $500,000 in the aggregate.

11.3	Each Material Contract is in full force and effect and binding on the parties to it and so far as the Warrantors are aware none of the parties thereto has defaulted under or breached a Material Contract.

11.4	No written notice of termination of a Material Contract has been received or served by the Company and, so far as the Warrantors are aware, no Material Contract is liable to be terminated by another party as a result of the transfer of the Shares to the Buyer and no Material Contract exists under which rights of any Person are liable to arise or be affected as a result of the transactions contemplated by this Agreement.

11.5	During the last 12 months, no material (in the context of the Business taken as a whole) supplier of the Company has ceased supplying it, nor has any such supplier notified the Company in writing that it will cease supplying it or that it will materially reduce its supplies to the Company.

11.6	During the last 12 months, no material (in the context of the Business taken as a whole) customer of the Company has ceased trading with it, nor has any such customer notified any of the Company in writing that it intends to cease trading with it.

11.7	So far as the Warrantors are aware, there does not exist any Basis for the Company not enjoying, following Completion, all economic benefits that the Company enjoyed prior to Completion, pursuant to any Contract to which it is a party as of the date of this Agreement.

11.8	Following Completion, so far as the Warrantors are aware, the Target Group Companies will be permitted to exercise all of their rights under any Contract to which they are party without the acceleration of any payments due thereunder and without the payment of any additional amounts of consideration other than ongoing fees, royalties or payments that it would otherwise be required to pay in accordance with the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

12	FINANCE AND GUARANTEES

12.1	Particulars of all Indebtedness, including overdrafts, loans or other financial facilities (including, for the avoidance of doubt, any ancillary banking facilities or credit card or BACS facilities, any interest-rate, currency or other hedging, derivative or similar transaction), outstanding or available to any of the Target Group Companies immediately prior to the date of this Agreement are contained in the Accounts or listed in the Disclosure Letter.

12.2	Except as disclosed, no guarantee, mortgage, charge, pledge, lien, assignment or other security agreement or indemnity, letter of support (of whatever nature), suretyship, or similar arrangement for the postponement or subordination of debt has been given by or entered into by any of the Target Group Companies.

12.3	No Indebtedness of any of the Target Group Companies is due and payable and no security over any of the assets of any of the Target Group Companies is now enforceable, and no Target Group Company has received a demand or notice (whether formal or informal) from any lenders of money to that company, requiring repayment thereof or indicating the intention of any such lender to enforce any security which it holds over any assets of that company, and, so far as the Warrantors are aware, there is no Basis for any such demand or notice, in each case whether by virtue of the stated maturity date of the Indebtedness having been reached or otherwise.

12.4	Except as disclosed, no Indebtedness, including overdrafts, loans or other financial facilities, of any of the Target Group Companies are dependent upon any guarantee or security provided by any third party.

12.5	Except as disclosed, no Target Group Company has applied for or received any grant or allowance from any Governmental Entity.

13	ENVIRONMENT AND SAFETY

For the purposes of paragraphs 13, 14 and 22 of this Part I to Schedule 6, the following terms bear the following meanings:

Environment means the natural and man-made environment including all or any of the following media: air (including air within buildings and other natural or man-made structures above or below the ground), water and land and any ecological systems and living organisms or systems (including man) supported by those media.

E&S Matters means all matters relating to (i) pollution, contamination or protection of the Environment; (ii) health and safety at work; (iii) the presence, or Release of Hazardous Substances; (iv) the adverse exposure of any Person to Hazardous Substances; (v) the creation or existence of any noise, vibration, odour or radiation related common law or statutory nuisance; and/or (vi) protection, remediation, reinstatement or restoration of the Environment or any part of it (but in all cases excluding matters in relation to town and country planning and / or land zoning).

E&S Permits means all material (in the context of the Business taken as a whole) permits, licenses, consents, registrations and other authorisations required under any E&S Laws for the operation of the Business.

E&S Laws means all applicable laws, statutes, regulations, directives, orders, secondary legislation, common law and other national, international, federal and European Union laws and final court judgments and legally binding codes of practice and guidance notices and secondary legislation which relate to E&S Matters that are in all cases legally binding and in force as at the date of this Agreement.

Harm means any material harm to the Environment regulated by any E&S Laws.

Hazardous Substances means any pollutant, contaminant or toxic or hazardous material, substance, or petroleum or any fraction thereof or any other material, substance or organism which, alone or in combination with others, is capable of causing Harm, including radioactive substances and materials containing asbestos.

Release means any release, spill, escape, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Hazardous Substance into the indoor or outdoor environment of any Properties, including the subsequent movement of such Hazardous Substances through or in the air, soil, surface water or groundwater at any Properties.

Regulatory Authority means any governmental authority, agency or department having authority under, or jurisdiction in respect of, any E&S Laws.

13.1	Each of the Target Group Companies holds all E&S Permits currently required to carry on the Business in the places and in the manner in which the Business is now carried on and all such E&S Permits are in full force and effect and, so far as the Warrantors are aware, there is no Basis for the revocation, suspension, termination, imposition of a material amendment or non-renewal of any E&S Permits.

13.2	So far as the Warrantors are aware, each of the Target Group Companies has at all times complied and is in compliance in all material respects with all E&S Laws and E&S Permits and the Warrantors are not aware of any facts or circumstances which will lead to a breach of E&S Laws and a formal written claim in respect of the E&S Matters.

13.3	There have been no formal written claims, prosecutions, or proceedings, or regulatory investigations in the 4 years prior to the date of this Agreement: (i) brought by any Regulatory Authority against any of the Target Group Companies in respect of Harm arising from the operation of the Business which results from a breach of any E&S Permits or E&S Laws (ii) arising from the Release by any Target Group Company of a Hazardous Substance or (iii) brought or threatened in writing by a third party with regard to a breach of E&S Laws.

13.4	None of the Target Group Companies has received any formal written enforcement, prohibition, stop, remediation, improvement or any other notice from any Regulatory Authority with regard to a breach of E&S Laws in respect of the Target Group Companies or any of the Properties.

13.5	So far as the Warrantors are aware, the Company has made available copies or provided details to Buyer of material environmental-related audits, health and safety policy statements, reports and investigations that have been performed with respect to the Target Group Companies, the Business or any Property, produced for the Company within the 3 years prior to the date of this Agreement, and any recommendations in such environmental-related audits, reports and investigations have been complied with (save to the extent that failure to do so would not have a material adverse effect on the business of a Target Group Company, the Business or any Property).

13.6	So far as the Warrantors are aware, there has been no Release by any Target Group Company of any Hazardous Substances on any Properties or, to the knowledge of the Warrantors, at any third party location to which the Company sent Hazardous Substances for treatment or disposal, which in each case have resulted in a material breach of E&S laws by the Target Group Company.

13.7	The products manufactured, distributed or sold in connection with the Business are in material compliance with the EU Directive for the Restriction of Hazardous Materials in Electrical and Electronic Equipment, the EU Directive on Waste Electrical and Electronic Equipment, and the EU Directive on Batteries and Accumulators and, so far as the Warrantors are aware, are otherwise in material compliance with E&S Laws.

13.8	So far as the Warrantors are aware, the Target Group Companies have not given or received any warranties or indemnities or any other agreement in respect of any liabilities, duties or obligations that arise under E&S Laws which remain extant as at the date of this Agreement.

14	PROPERTY

14.1	In this paragraph 14:

“Leasehold Property” shall mean all those leasehold premises described in Schedule 8 Part II; and

“Freehold Property” shall mean the freehold premises described in Schedule 8 Part I and which is the subject of the Certificate of Title.

14.2	Schedule 8 contains an accurate and complete list of all the real estate owned, controlled, used or occupied by the Target Group Companies or in which the Target Group Companies have any interest or liability (whether actual or contingent).

14.3	The Owner (in this paragraph 14 meaning the Target Group Company which is the occupier of the relevant Leasehold Property) is the sole legal and beneficial owner of the relevant Leasehold Property (other than any relevant landlord thereof) and has good title to the Leasehold Property and the Owner is in exclusive physical occupation and possession.

14.4	The Target Group Companies have in their possession or control the original title deeds and documents necessary to prove good title to the Properties

14.5	So far as the Warrantors are aware, the Leasehold Property has the benefit of the legal rights and easements necessary for the use and enjoyment of the Leasehold Property for the existing use (in each case as set out in Schedule 8, in this paragraph 14 “Existing Use”).

14.6	The Owner has not received written notice of any dispute in respect of the Leasehold Property or its use which remains outstanding and the Warrantors are not aware of any Basis for any such dispute.

14.7	The Owner has not received written notice of any material alleged breach of any covenants, restrictions, stipulations or other encumbrances affecting the Leasehold Property.

14.8	So far as the Warrantors are aware, all Permits that are required in relation to the Existing Use of the Leasehold Property or any alterations and improvements to them have been obtained.

14.9	No Permits required in relation to the Existing Use of the Leasehold Property are subject to an existing challenge to their validity and the Warrantors are not aware of any Basis to challenge such validity.

14.10	The Owner has not received written notice of any consents planning permissions, agreements, obligations, orders or regulations issued under any planning legislation, or any building regulations, consents or bylaws for the time being in force not having been fully complied with in relation to the Leasehold Property.

14.11	There are no rent reviews outstanding or in progress under any lease of any Leasehold Property.

14.12	So far as the Warrantors are aware the Freehold Property has never suffered from flooding.

14.13	The Owner has not received written notice of any breach of any applicable law or regulation in respect of the Leasehold Property and the Warrantors are not aware of any Basis to claim that any such breach has occurred.

14.14	The Owner has paid the rent due and payable under the leases set out at Part II of Schedule 8. The Owner has not received written notice that any covenants or conditions, on the part of the tenant contained in any such lease have not been observed or performed.

14.15	The content of the Certificate of Title is true and accurate in all material respects.

15	INTELLECTUAL PROPERTY

15.1

All Intellectual Property Rights which are of material importance to, and are used by, the Business are legally and beneficially owned by the Target Group Companies free and clear from Encumbrances or are licensed by the Target Group Companies. So far as the

Warrantors are aware, all renewal, application and other registry fees required for the maintenance, protection and enforcement of such Intellectual Property Rights have been paid when due.

15.2	All Intellectual Property Rights which are beneficially or legally owned by Target Group Companies (“Company Intellectual Property”) are subsisting and enforceable and are not subject to any opposition, revocation or cancellation proceedings or counterclaims.

15.3	The Disclosure Letter contains all Contracts under which:

15.3.1	any of the Target Group Companies uses or exploits Intellectual Property Rights owned by any third party (including any Seller or EBT Beneficiary) which are material to the Business (the “Licensed Intellectual Property”), other than standard commercially available off-the-shelf, shrink-wrap or click-through licenses; or

15.3.2	any of the Target Group Companies has licensed or agreed to license to any third party (including any Seller or EBT Beneficiary), any Company Intellectual Property or otherwise permitted the use of any Company Intellectual Property by any third party (including any Seller or EBT Beneficiary).

15.4	So far as the Warranties are aware, the Contracts referred to in paragraph 15.3 of this Part I of Schedule 6:

15.4.1	are valid and binding;

15.4.2	have not been the subject of any breach or default by any party or of any event which, with the giving of notice or lapse of time, would constitute a default; and

15.4.3	are not the subject of any claim, dispute or proceeding, pending or threatened.

and in each case, no Basis exists to claim otherwise.

15.5	So far as the Warrantors are aware, the activities of the Target Group Companies and the conduct of the Business do not infringe and have not in the last 24 months prior to the date of this Agreement infringed the Intellectual Property Rights of any third party. There are no claims pending or, as far as the Warrantors are aware, threatened against any of the Target Group Companies asserting any such infringement or challenging the Target Group Companies’ title to any Company Intellectual Property or their right to use any Licensed Intellectual Property.

15.6	So far as the Warrantors are aware, other than the Company Intellectual Property and the Licensed Intellectual Property, no other Intellectual Property Rights are necessary to enable the operation of the Business.

15.7	So far as the Warrantors are aware, no Intellectual Property Rights necessary to enable the conduct of the Business is owned or held by any current or former employee, consultant, director or shareholder of any of the Target Group Companies, nor does any of them have any right to any of such Intellectual Property Rights.

15.8	So far as the Warrantors are aware, there has been no infringement by any third party of any Company Intellectual Property, nor any third party breach of confidence, passing off or actionable act of unfair competition in relation to the business and assets of any of the Target Group Companies.

15.9	Reasonable steps have been taken to keep all Know-how which is material (in the context of the Business taken as a whole) and confidential to the Target Group Companies confidential (save as discussed in the ordinary course of business and then subject to a written obligation of confidentiality).

15.10	All Know-how of the Target Group Companies is sufficiently documented to allow its full and proper use without reliance on the special knowledge or memory of any one or more individuals.

15.11	None of the Target Group Companies is, nor as a result of the execution or delivery of any of the Transaction Documents or consummation of the transactions provided for therein, will any of the Target Group Companies be, in violation of any Contract relating to any Company Intellectual Property or Licensed Intellectual Property to which any of the Target Group Companies is a party or otherwise bound.

15.12	So far as the Warrantors are aware, none of the Target Group Companies have disclosed to any Person any source code that is part of the Company Intellectual Property and no Person, other than the relevant Target Group Company, possesses any current or contingent right to obtain, modify, distribute, disclose or have disclosed to them any source code that is part of the Company Intellectual Property.

15.13	None of the Company Intellectual Property was developed by or for or on behalf of, or using grants or any other subsidies of, any Governmental Entity or any university, and no government funding, facilities, faculty or students of a university, college, other educational institution or research centre or funding from third parties was used in the development of any Company Intellectual Property. No current or former employee, agent, consultant or independent contractor of any Target Group Company, who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for a Governmental Entity, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Target Group Companies.

15.14	No software used or owned by the Target Group Companies:

15.14.1	is subject to any ‘copyleft’ obligation or condition or contains any software code that is distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: GNU General Public License or GNU Lesser General Public License;

15.14.2	contains any software code that is licensed under any terms or conditions that create, or purport to create, obligations requiring the disclosure, distribution or license of all or a portion of the source code for any software owned or used by the Target Group Companies;

15.14.3	contains any software code that is licensed under any terms or conditions that impose any requirements that any software using, linked with, incorporating, distributed with, based on, derived from or accessing such software code (i) be licensed for the purpose of making derivative works; (ii) be licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind; or (iii) be redistributable at no charge; or

15.14.4	is subject to any obligation or condition that could otherwise impose any limitation, restriction or condition on the right or ability of the Target Group Companies to use or distribute its products and services.

15.15	Each former and current employee, agent, consultant or contractor of and to any of the Target Group Companies has executed and delivered to the relevant Target Group Company a confidential information and intellectual property assignment agreement, and have conveyed to the relevant Target Group Company by appropriately executed instruments of assignment full, effective and exclusive ownership of all tangible and intangible property thereby arising. No current or former employee, agent, consultant or independent contractor associated with the Target Group Companies who has contributed to or participated in the conception and development of any Company Intellectual Property has any rights therein or has asserted or threatened any claim against any Target Group Company in connection with such person’s involvement in the conception and development of any Company Intellectual Property nor, to the Warrantors’ knowledge, is there any Basis for asserting or threatening any such claim.

15.16	The Disclosure Letter contains true details of all registered Intellectual Property Rights (and applications for such rights) beneficially or legally owned by any of the Target Group Companies.

16	INFORMATION TECHNOLOGY

For the purposes of this paragraph 16, the following terms bear the following meanings:

IT Contracts means all Contracts under which any third party provides any element of, or services relating to, IT System, including leasing, hire purchase, licensing, maintenance and service agreements.

IT System means all computer hardware and software owned, used, leased or licensed by any of the Target Group Companies.

16.1	The Disclosure Letter contains complete and materially accurate particulars of all IT Contracts of material importance to the Business of the Target Group Companies taken as a whole.

16.2	Save to the extent provided in (or reasonably apparent from) the IT Contracts, the Target Group Companies are the owners of the IT System free and clear from Encumbrances.

16.3	The IT Contracts are valid and binding and, so far as the Warrantors are aware, no act or omission has occurred which would, if necessary with the giving of notice or lapse of time, constitute a material breach of any such contract.

16.4	There are and have been no claims, disputes or Legal Proceedings arising or threatened under any IT Contracts.

16.5	The IT System has sufficient capacity and performance to meet the current business requirements of the Target Group Companies.

16.6	The Target Group Companies have not in the last six months experienced a material failure or breakdown of any portion of the IT System.

17	ACCOUNTS

17.1	The Accounts have been prepared in accordance with GAAP.

17.2	The Accounts give a true and fair view of the assets, liabilities and state of affairs of the Company and the Subsidiaries as a whole as at the Accounts Date and of the profit and loss of the Target Group Companies for the financial year ended on that date.

17.3	No target Group Company has any liability, Indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent or other (“Liability”) of a type that would be required to be reserved against or otherwise disclosed or reflected on a balance sheet or the notes thereto prepared in accordance with GAAP, except for Liabilities specifically reflected, disclosed or reserved against in the Accounts or specifically disclosed in the notes thereto.

17.4	The Management Accounts have been carefully prepared on a basis consistent with the previous management accounts in the previous 12 month period, fairly reflect the assets and liabilities, state of affairs and trading position of the Target Group Companies as at their date and for the period to which they relate and, save as stated in the Management Accounts.

17.5	Since the Accounts Date, each of the Target Group Companies has carried on its business in the ordinary course and without interruption or alteration in the nature or scope of the business of the relevant Target Group Company, so as to maintain its assets and goodwill and to maintain it as a going concern.

17.6	Since the Accounts Date, none of the Target Group Companies:

17.6.1	incurred or committed to incur:

(a)	any capital expenditure in excess of $1,000,000 in aggregate across all Target Group Companies (excluding expenditure in the ordinary course of business, consistent with past practice, relating to customer evaluations or relating to tools for use with the Target Group’s demonstration laboratories); or

(b)	any liability whether actual or contingent except for full value or in the ordinary course of business;

17.6.2	acquired or agreed to acquire:

(a)	any asset from a Seller or a Related Person of them;

(b)	any asset for a consideration higher than its market value at the time of acquisition or otherwise than in the ordinary course of business;

(c)	any business or substantial part of it or any share or shares in a body corporate;

17.6.3	has:

(a)	disposed of, or agreed to dispose of, any of its assets (i) to any Seller or a Related Person of them; or (ii) except in the ordinary course of business and for fair value;

(b)	repaid wholly or in part any loan except upon the due date or dates for repayment;

(c)	issued or allotted share or loan capital, increased its authorised share capital, purchased or redeemed any shares, reduced or re organised its share capital or agreed to do so; or

(d)	declared, made, set aside or paid any distribution of profit, or any direct or indirect redemption, purchase or other acquisition of the Company’s share capital.

17.7	Additionally, since the Accounts Date there has not been:

17.7.1	any material damage, destruction or loss of material assets or property (either in the context of the Business as a whole or having a value in excess of $250,000) owned by the Company, whether or not covered by insurance;

17.7.2	any waiver or compromise by the Company or any of the Subsidiaries of a valuable right or of a material debt (in the context of the business of the relevant Target Group Company) owed to it;

17.7.3	any satisfaction or discharge of any lien, claim, or Encumbrance or payment of any obligation by the Company or any of the Subsidiaries, except in the ordinary course of business;

17.7.4	any cancellation, termination or notice of intent to terminate or change the status relating to any Material Contract;

17.7.5	any material change in any compensation arrangement or agreement with any employee, consultant, officer or director, and/or any change (whether or not material) in any compensation arrangement or agreement with any employee, officer, director or consultant who is also a shareholder or Related Person thereof;

17.7.6	any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or any of the Subsidiaries, with respect to any of its Properties or material assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s or Subsidiary’s ownership or use of such Property or assets;

17.7.7	any incurring of any Indebtedness by the Company or any of the Subsidiaries, other than Indebtedness incurred in the ordinary course of its business;

17.7.8	any loans or guarantees made by the Company to or for the benefit of their respective employees, officers, directors or shareholders, or any Related Persons of any of them, other than travel advances and other customary advances made in the ordinary course of its business;

17.7.9	any sale, assignment, licensing or transfer of any Company Intellectual Property other than in the ordinary course of business;

17.7.10	any receipt of notice that there has been a loss of, or material order cancellation by, any material (in the context of the Business taken as a whole) customer of the Company or any of the Subsidiaries;

17.7.11	any Contract by the Company or any of the Subsidiaries to do any of the things described in paragraphs 17.6 or 17.7 above.

18	EMPLOYMENT

For the purposes of this paragraph 18 the following terms shall bear the following meanings:

Employee means any person employed by any of the Target Group Companies.

Employee Agreement means any Contract of employment between any of the Target Group Companies and any Employee.

Employment Legislation means legislation applying in England and Wales or such other jurisdiction in which the relevant Employee works that affects the contractual or other relations between employers and their employees or workers including but not limited to any legislation and any amendment, extension or re-enactment of such legislation and any claim arising under any European treaty provisions or directives enforceable against any of the Target Group Companies.

Key Employee means any Employee of a Target Group Company with employment title of or of equivalent position to Director or Vice-President and Key Employee means any one of them.

Worker means any person who personally performs work for any Target Group Company but who is not in business on their own account or in a client/customer relationship.

18.1	The Disclosure Letter includes a materially accurate anonymised details of all Key Employees of all Target Group Companies including details of the Target Group Company that employs or engages them; their period of continuous employment, notice required to terminate the Contract or if it is for a fixed term, the date the fixed term will expire; workplace location; and current remuneration (including, without limitation, bonus, commission, profit sharing, share incentives, long term incentives and any other material benefits or arrangements or understandings in relation to payments to the Employees (the “Schemes”).

18.2	Other than the Schemes there are no bonus, commission, profit sharing, share incentives, long term incentives or any material benefits or arrangements or understandings in relation to payments to any of the Employees, officers or directors of the Target Group Companies. Further, the Company has not paid or agreed to pay any transaction bonus to any directors, officers or employees of any Target Group Company in connection with the transactions contemplated hereunder.

18.3	No Target Group Company has any Contracts for the supply of agency workers or Contracts with any individual who provides services to any Target Group Company other than as an Employee.

18.4	No Target Group Company has made any outstanding offer nor agreed to employ any person who is not an employee of that Target Group Company at the date of this Agreement. So far as the Warrantors are aware, there is no Person (including, without limitation, “agents,” “distributors,” “independent contractors,” “consultants” or employees of manpower companies or other service providers) that is likely to be deemed to be an employee of any of the Target Group Companies.

18.5	There is not outstanding any Employee Agreement between any Target Group Company and any of its directors, officers or Employees which is not terminable by that Target Group Company without payment in lieu of notice, damages or compensation (other than any compensation mandated by applicable law) on three months’ (or less) notice given at any time.

18.6	Other than as specifically contemplated by this Agreement, neither the execution and delivery of this Agreement or the consummation of any transaction contemplated hereby or any termination of employment or service in connection therewith or subsequent thereto will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Employee, (ii) materially increase any benefits otherwise payable by the Company or any of the Subsidiaries to any Employee or result in the acceleration of the time of payment or vesting of any such benefits, (iii) increase the amount of compensation due to any Employee, or (iv) result in the forgiveness in whole or in part of any outstanding loans made by the Company to any Employee.

18.7	No notice to terminate the Contract of employment of any Key Employee (whether given by the relevant employer or by the Key Employee) is pending, outstanding or threatened and no dispute under any Employment Legislation or otherwise is outstanding or threatened and, to the Warrantors’ knowledge, no Basis exists for any such dispute between any of the Target Group Companies and any of its or their current or former Employees relating to or arising out of their employment or its termination.

18.8	There are no Employment Agreements, or other Contracts to which any of the Target Group Companies is a party or by which it is bound which, as a result of or in connection with this Agreement (i) will require any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) by any of the Target Group Companies, or any consent or waiver from any Employee, (ii) will result in any change in the nature of any rights of any Employee, (iii) will entitle any Employee to receive any payment, right or benefit, (iv) will result in the acceleration of the time of payment or vesting of any such benefits, (v) will increase the amount of compensation due to any Employee, or (vi) will result in the forgiveness in whole or in part of any outstanding loans made by the Company or any of the Subsidiaries to any Employee.

18.9	No actual or contingent liability has been incurred by any of the Target Group Companies for breach of any Employment Agreement with any Employee or former Employee whose employment terminated in the period of 12 months immediately preceding the date of this Agreement, including redundancy payments, protective awards, compensation for wrongful dismissal, unfair dismissal or for failure to comply with any order for the reinstatement or reengagement of any Employee, (ii) none of the Target Group Companies has made or agreed to make any payment or provided or agreed to provide any benefit to any Employee or former Employee in connection with the proposed termination or suspension of employment or variation of any Employment Agreement of any such Employee or former Employee which payment or benefit is pending or outstanding.

18.10	Each of the Target Group Companies has complied and is currently complying in all material respects, in respect of all Employees or former Employees whose employment or engagement terminated in the period of 24 months immediately preceding the date of this Agreement with all applicable law relating to employment and employment practices and with all other material obligations arising out of their terms and conditions of employment or engagement.

18.11	So far as the Warrantors are aware, each Target Group Company has maintained materially adequate, relevant and accurate records relating to its Employees and former Employees (including but not limited to records relating to employers’ liability insurance, data protection, working time legislation, national minimum wage, parental leave, maternity leave, paternity leave, adoption leave, sickness absence, accident records and evidence of entitlement to work in the United Kingdom or the relevant jurisdiction in which they work).

18.12	None of the Target Group Companies is, or has at any time in the last 12 months been, involved in any material industrial or trade dispute or negotiation regarding a claim with any Employee or former Employee, trade union, group or organisation of Employees or their representatives representing Employees and, so far as the Warrantors are aware, there is no Basis for any such dispute or claim.

18.13	There are no recognition, procedural or other arrangements with trade unions which relate to any of the Employees nor are any of the Employees members of a trade union; there are no outstanding applications for trade union recognition or derecognition relating to any of the Employees and nor, so far as the Warrantors are aware, are any such applications likely to be made; there is no staff association, works council or similar employee body or employee representatives relating to any of the Employees; the Company has not received an employee request under the Information and Consultation of Employees Regulations 2004 nor has any Target Group Company received any request from any Employee for any staff association, works council or similar employee body.

18.14	Since the Accounts Date or (where the relevant employment commenced after the beginning of such period) since the commencing date of the particular Employee’s employment save in the ordinary course of business there has been:

18.14.1	no material alteration in the terms of employment and/or engagement of any Employee;

18.14.2	no material change in the number of officers, Employees or consultants employed and/or engaged by the Target Group Companies; or

18.14.3	no material increase in any fees, earnings, remuneration or benefits paid or payable to any officer, Employee or consultant of the Target Group Companies, nor are any negotiations for any such increase current or, so far as the Warrantors are aware, likely to take place in the next 6 months.

18.15	None of the Target Group Companies is bound or accustomed to pay any material monies other than in respect of contractual remuneration or earnings of employment to or for the benefit of any Employee.

18.16	No Contract has been reached with any employee, trade union or other employee representative that will on a future date result in an increase in the rate of remuneration or enhanced benefits for any Employee, and no such change has occurred at any time since the Accounts Date.

18.17	No Employee of any Target Group Company is absent on maternity leave or has given notice to that Target Group Company of her intention to go on maternity leave, or has been absent (other than on holiday) for a period of more than four weeks at any time during the 12 months preceding the date of this Agreement owing to sickness or otherwise.

18.18	No Employee is currently subject to a disciplinary warning or disciplinary procedure and no Employee has raised a formal grievance in the period of 12 months immediately preceding the date of this Agreement.

18.19	All Employees of each Target Group Company have permission to work in the United Kingdom (or such other jurisdiction in which such Employee predominantly works) until at least 31 December 2014. Each Target Group Company has complied with its obligations under the relevant immigration rules in relation to checking and maintaining adequate records of its Employees’ entitlement to work in the United Kingdom (or such other jurisdiction in which such Employee predominantly works).

18.20	The Disclosure Letter contains details of all secondment arrangements relating to any Employees of the Target Group Companies.

18.21	The Disclosure Letter contains details of all consultancy arrangements relating to the Target Group Companies.

18.22	No Target Group Company engages any Workers.

18.23	No Target Group Company has been subject to a requirement in respect of any of its Employees to consult with appropriate representatives as defined in section 188 of the Trade Union and Labour Relations Consolidation Act 1992 and/or issue a form HR1 during the four months immediately preceding the date of this Agreement.

18.24	No Target Group Company has been a party to a “relevant transfer” (as defined in the Transfer of Undertakings (Protection of Employment) Regulations 2006) at any time during the period of three years immediately preceding the date of this Agreement and no Employees have had their Employee Agreements varied for any reason as a result of or connected to such a relevant transfer.

19	RETIREMENT BENEFITS

For the purposes of this paragraph 19 the following terms shall bear the following meanings:

Defined Benefit Pension Arrangement means any pension scheme or arrangement other than one which provides solely money purchase benefits (within the meaning of section 181(1) of the Pension Schemes Act 1993) and/or lump sum death in service benefits.

Relevant Benefits means any benefits that are provided under a pension scheme (as defined in section 150(1) of the Finance Act 2004).

UK Pension Schemes means the Target Group’s group personal pension scheme provided through Scottish Widows and which is registered under Chapter 2 of Part 4 of the Finance Act 2004 (the “Scottish Widows GPP”) and the life assurance scheme provided through Canada Life established with effect from 20 December 1999.

US Pension Arrangement means the SPTS Technologies, Inc. 401 (k) Plan and the Xactix Inc. 401 (k) Profit Sharing Plan & Trust.

19.1	The UK Pension Schemes and the US Pension Arrangement are the only arrangements under which any of the Target Group Companies has or may have any obligation to provide or contribute towards pension, lump-sum, death, ill-health, disability or accident benefits in respect of its past or present officers and Employees. No proposal or announcement has been made to any Employee or officer of any of the Target Group Companies as to the introduction, continuance, increase or improvement of, or the payment of a contribution towards, any other pension, lump-sum, death, ill-health, disability or accident benefit. Nor has any indemnity, undertaking, security or guarantee been given by any Target Group Company in connection with any lump-sum, death, ill-health, disability or accident benefits, any occupational pension scheme or any personal pension scheme.

19.2	All benefits payable, or prospectively or contingently payable, under the UK Pension Schemes and the US Pension Arrangements are solely determined by the contributions made by the employee and/or employer and the investment return on those contributions. No employee participating in the UK Pension Schemes or the US Pension Arrangements has any guarantee as to the investment return on the assets or contributions held under the UK Pension Schemes and US Pension Arrangements nor any guarantee as to the amount of the benefits resulting therefrom.

19.3	All material details in relation to the UK Pension Schemes and the US Pension Arrangement are contained in the Disclosure Letter and that information is true, complete and accurate in all material respects. All contributions, insurance premiums, tax and expenses due to and in respect of the UK Pension Schemes have also been duly paid.

19.4	Further, save for those benefits payable under an insurance contact, all other benefits payable, or prospectively or contingently payable under the UK Pension Schemes are “money purchase benefits” within the meaning of section 181(1) of the Pension Schemes Act 1993.

19.5	So far as the Warrantors are aware, no Target Group Company is, nor has been at any time since 27 April 2004, connected with or an associate of any other company which participates, or has participated, in a scheme to which section 38 or 43 of the Pensions Act 2004 applies. For these purposes, “connected” and “associate” have the meanings given to them in sections 435 and 249 of the Insolvency Act 1986 respectively.

19.6	Each UK Pension Scheme is a registered pension scheme for the purposes of Chapter 2 of Part 4 of the Finance Act 2004.

19.7	All contributions and other amounts which have fallen due for payment by any UK or US Target Company in relation to the UK Pension Schemes and US Pension Arrangements have been paid.

19.8	So far as the Warrantors are aware, there have been no complaints or litigation brought in relation to the UK Pension Schemes including any reports made to the Pensions Regulator in respect of late payment or non-payment of contributions.

19.9	So far as the Warrantors are aware, each Target Group Company has complied with the requirements of sections 257 and 258 of the Pensions Act 2004 (pension protection on transfer of employment) to the extent that these provisions apply in respect of its employees and former employees.

19.10	So far as the Warrantors are aware, no Employee or former employee of the Company or SPTS Technologies Limited is entitled to any enhanced terms as a result of his contract of employment being transferred to the Company or SPTS Technologies Limited by way of a TUPE Transfer in circumstances where he had previously been entitled to such enhanced terms under a Defined Benefit Pension Arrangement in respect of the payment of, or the amount of, any pension or lump-sum benefit (whether under the Pension Schemes or otherwise) if he takes early retirement or is made redundant (or as a result of having taken early retirement or having been made redundant).

20	US EMPLOYEE BENEFITS

20.1	The Disclosure Letter contains a true and complete list of each material US based (i) incentive compensation, equity compensation plan, “welfare plan”, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)); (ii) deferred compensation or “pension plan”, fund or program (within the meaning of Section 3(2) of ERISA); (iii) employment, termination or severance agreement under which any Target Group Company may have any outstanding obligation; and (iv) other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by any Target Group Company or by any trade or business, whether or not incorporated, that together with such Target Group Company would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA (an “ERISA Affiliate”), or to which any Target Group Company or an ERISA Affiliate is party, for the benefit of any employee or director of any Target Group Company (the “Company US Employee Plans”).

20.2	No Target Group Company nor any ERISA Affiliate maintains, contributes to, or sponsors (or has in the past six years maintained, contributed to, or sponsored) a multiemployer plan as defined in Section 3(37) of ERISA or a Company US Employee Plan that is subject to Title IV of ERISA.

20.3	Each US Company Employee Plan has been operated and administered in all material respects in accordance with its terms and applicable Law, including ERISA and the United States Internal Revenue Code of 1986 (the “Code”).

20.4	Each Company US Employee Plan intended to be “qualified” within the meaning of Section 401(a) of the Code is the subject of a letter from the IRS stating that it is so qualified and the trusts maintained thereunder are exempt from Taxation under Section 501(a) of the Code.

20.5	There are no pending or, so far as the Warrantors are aware, threatened claims against any Company US Employee Plan, by any Person or beneficiary covered under any such Company US Employee Plan (other than routine claims for benefits).

21	SOLVENCY

21.1	None of the Target Group Companies is insolvent or unable to pay its debts when they fall due within the meaning of section 123(1) or (2) of the Insolvency Act 1986 or any other insolvency legislation applicable to the company concerned.

21.2	No formal step has been taken in any applicable jurisdiction in which the Target Group Companies are incorporated to initiate any process (including, for the avoidance of doubt, (i) calling for and/or convening any formal or informal meeting at which a resolution will be proposed, (ii) petition threatened or presented, (iii) order made or resolution passed for the winding-up of any Target Group Company) by or under which:

21.2.1	the ability of the creditors of the relevant Target Group Company to take any action to enforce their debts is suspended, restricted or prevented; or

21.2.2	some or all of the creditors of the relevant Target Group Company accept, by agreement or in pursuance of a court order, an amount less than the sums owing to them in satisfaction of those sums with a view to preventing the dissolution of the relevant Target Group Company; or

21.2.3	a provisional liquidator, special manager, administrator, receiver or other person is appointed to manage the affairs, business and assets of the relevant Target Group Company or on behalf of the relevant Target Group Company’s creditors; or

21.2.4	the holder of a charge over all or any of the relevant Target Group Company’s assets is appointed to control the business and/or assets of the relevant Target Group Company.

21.3	No distress, execution, attachment or other process has been levied on or applied for in respect of any material (in the context of the business of such Target Group Company) asset of any Target Group Company.

21.4	No disqualification order has at any time been made pursuant to the provisions of the Company Directors Disqualification Act 1986, or other equivalent legislation or proceedings threatened against any current officer of any Target Group Company.

21.5	No voluntary arrangement has been proposed, contemplated or entered into under section 1 Insolvency Act 1986 in respect of any Target Group Company.

21.6	No formal step has been taken in order to dissolve or strike off the register of any Target Group Company.

21.7	No unsatisfied court judgment or court order is outstanding against any Target Group Company or any of their assets.

22	COMPLIANCE WITH APPLICABLE LAWS

None of the Target Group Companies have materially violated or infringed, nor are any of them currently materially violating or infringing, any applicable law and the Warrantors are not aware of any Basis for any claim that it has committed or is liable for, any criminal, illegal, unlawful or unauthorised act or breach of any obligation or duty imposed by or pursuant to applicable law.

23	ASSETS

Each of the assets of material importance for the continuation of the Business taken as a whole in the manner carried on as at the date of this Agreement is included in the Accounts and each such asset and any such asset acquired by a Target Group Company since the Accounts Date is owned both legally and beneficially by the Target Group Companies free and clear from Encumbrance and any third party rights and, if capable of possession, is in its possession.

24	UNLAWFUL PAYMENTS

24.1	Without prejudice to the generality of the remainder of this Part, the Company has and its officers, employees and agents (past and present) in the course of their respective duties have complied with:

24.1.1	all applicable anti-bribery and/or corruption laws and regulations of the United Kingdom and any foreign jurisdiction in which the Business is carried on;

24.1.2	the Target Group’s anti-bribery and corruption, business gifts and whistle-blowing policies; and

24.1.3	any relevant anti-bribery and corruption obligations pursuant to any contract with any third party.

24.2	The Company has in place adequate procedures to prevent its contractors, sub-contractors, service providers, agents and intermediaries, joint venture and consortium partners and any other person who is, or has at any time been, “associated” with the Company for the purposes of section 8 of the Bribery Act 2010, from undertaking any activity, practice or conduct relating to the Business that would constitute an offence under any of the anti-bribery and/or corruption laws and regulations of the United Kingdom or any foreign jurisdiction in which the Business is carried on.

25	BROKERS; FINDERS FEES

25.1	No Person has acted directly or indirectly as a broker, finder or financial advisor for the Company in connection with the negotiations relating to the transactions contemplated by this Agreement.

25.2	No Person (including, without limitation, employees, shareholders, directors of the Company and/or service providers to the Company) is or will be entitled to any fee or commission or payment of any kind from the Company in connection with or as a result of the negotiation, execution, delivery, performance and/or consummation of any of the Transaction Documents or of any of the transactions contemplated therein.

PART II - TAX WARRANTIES

1.	ACCOUNTS, RECORDS

All liabilities, whether actual, deferred, contingent or disputed, of a Target Group Company for Tax measured by reference to income, profits or gains earned, accrued or received on or before the Accounts Date or arising in respect of an event occurring or deemed to occur on or before the Accounts Date are fully provided for or (as appropriate) disclosed in the Accounts within generally accepted accounting principles.

2.	RETURNS

2.1.	Each Target Group Company has duly, and within any appropriate time limits, filed all returns, given all notices and supplied all other information required to be supplied to all relevant Tax Authorities and has maintained all records required to be maintained for Tax purposes; all such information was and remains complete and accurate in all material respects and all such returns and notices were and remain complete and accurate in all material respects and were made on a proper basis.

2.2.	All Tax for which a Target Group Company is or has been liable has been duly paid within any relevant time limits.

2.3.	Each Target Group Company has in its possession or power all records and information required by law or the published practice of any Tax Authority relating to past events.

3.	DISPUTES, INVESTIGATIONS

3.1.	No Target Group Company is, nor has been within the three year period ending on Completion, involved in any dispute with any Tax Authority or has been the subject of any investigation, enquiry, audit or non-routine visit by any Tax Authority. No Tax Authority has indicated in writing to any Target Group Company its intention to commence such a dispute, enquiry, audit, investigation or visit and so far as the Warrantors are aware there is no Basis for any such dispute or enquiry to commence.

4.	PENALTIES, INTEREST

4.1.	Within the past three years, no Target Group Company has paid or become liable to pay any penalty, fine, surcharge or interest in connection with Tax.

5.	CONSENTS AND CLEARANCES

5.1.	No Target Group Company has been a party or has otherwise been involved in any transaction scheme or arrangement in respect of which clearance from, or the consent of, a Tax Authority was required or sought.

6.	SPECIAL ARRANGEMENTS

6.1.	No Tax Authority has operated or, so far as the Warrantors are aware, has agreed to operate any special arrangement (being an arrangement which is not based on a strict interpretation of relevant legislation or any published practice) in relation to a Target Group Company’s Tax affairs.

7.	WITHHOLDINGS

7.1.	Each Target Group Company has made all withholdings or deductions for or on account of Tax that have been required to be made by that Target Group Company under any applicable laws in respect of payments made by that Target Group Company and each Target Group Company has properly and timely accounted for and paid to the relevant Tax Authority all such amounts so withheld or deducted and has materially complete and proper records detailing the amounts withheld or deducted.

8.	ANTI-AVOIDANCE

8.1.	No Target Group Company has:

8.1.1.	acquired or disposed of any asset, or entered into any transaction whatsoever, otherwise than by way of a bargain at arm’s length; or

8.1.2.	entered into any arrangements to which Schedule 11A VATA 1994 (disclosure of avoidance schemes) or Part 7, Finance Act 2004 (disclosure of tax avoidance schemes) or any regulations made thereunder, or so for as the Warrantors are aware any similar rules applicable in any other relevant jurisdiction, may apply.

9.	COMPANY RESIDENCE/PERMANENT ESTABLISHMENT

9.1.	Each Target Group Company is and has at all times been resident for Tax purposes in its place of incorporation and is not and has not at any time been treated as resident in any other jurisdiction for any Tax purpose.

9.2.	No Target Group Company is, and has at no time been, subject to Tax in any jurisdiction other than its place of incorporation by virtue of having a permanent establishment, agency or other place of business in that jurisdiction.

9.3.	No Target Group Company constitutes or has within the last three years constituted a permanent establishment of any other person, business or enterprise for any Tax purpose.

10.	TAX SHARING AND GROUPS

10.1.	No Target Group Company is bound by or party to any Tax indemnity, Tax sharing or Tax allocation agreement other than with any other Target Group Company in respect of which claims against the Target Group Company would not be time barred.

10.2.	No Target Group Company has at any time within the period of three years ending with the date of this Agreement ceased to be a member of a group of companies for any Tax purpose.

11.	VALUE ADDED TAX

11.1.	Each Target Group Company has complied in all respects with applicable legislation in respect of VAT.

11.2.	Each Target Group Company is a taxable person for the purposes of VAT and is either duly registered in the jurisdiction in which it was incorporated, or is an official member of a registered VAT group and such registration is not subject to any conditions imposed by or agreed with any Taxation Authority.

11.3.	No Target Group Company has registered, nor is it required to register, for VAT purposes in any jurisdiction other than that in which it is incorporated.

11.4.	Each Target Group Company obtains credit for all VAT input tax paid or suffered by it, save for minor or incidental amounts.

12.	EMPLOYEES

12.1.	Except in connection with the SPTS Employee Cash Bonus Plan and the SPTS Employee Share Offer, no Target Group Company operates any share incentive, share option, restricted stock, phantom share option, or any long term incentive plan or scheme, any stock appreciation right or profit sharing arrangement, bonus, commission or other such incentive scheme for the benefit of all or any of its current or past directors or employees.

12.2.	No shares or securities have been issued by a Target Group Company or a company that is a Related Person of any Seller or any EBT Beneficiary, and no options have been granted or issued in respect of such shares or securities, such that a Target Group Company will or may be liable to account for income tax under the pay-as-you-earn system or to collect or pay any national insurance contributions.

12.3.	None of the consideration for the sale of the Shares to the Buyer will be treated as income in respect of which Tax will have to be accounted by the Buyer or a Target Group Company.

12.4.	Each Target Group Company has made all payments, deductions, withholdings or reductions as it should have made in respect of any remuneration or benefits of any kind paid or provided to employees, sub-contractors or workers supplied by agencies in respect of Taxation, and all sums payable by each Target Group Company to any Taxation Authority in respect of such amounts have been paid to the relevant Taxation Authority within the prescribed time limits.

12.5.	All acquisitions of restricted securities or restricted interests in securities within the meaning of s.423 Income Tax (Earnings & Pensions) Act 2003 by UK tax resident employees of each Target Group Company have been the subject of a valid election (or deemed election) under s.431(1) Income Tax (Earnings & Pensions) Act 2003 and copies of all such elections (other than deemed elections) have been retained by the relevant Target Group Company.

13.	STAMP DUTIES

All documents in the possession or under the control of a Target Group Company or to the production of which any Target Group Company is entitled which establish or are necessary to establish the title of a Target Group Company to any asset, or by virtue of which a Target Group Company has any material right, have been duly stamped under applicable laws and any applicable stamp duties or similar duties or charges in respect of such documents have been duly accounted for and paid. No such documents would attract stamp duty if brought into the United Kingdom.

14.	TRANSFER PRICING

No Target Group Company is, nor has been within the three year period ending on Completion, a party to any transaction on non-arm’s length terms. No Target Group Company is, nor has been within the three year period ending on Completion, required to compute its profits or losses as if an arm’s length provision had been made instead of any actual provision. Each Target Group Company has retained records and contemporaneous documentary evidence sufficient to demonstrate the same.

15.	CAPITAL ALLOWANCES

No election has been made by any Target Group Company within the three year period ending on Completion that has changed the amount or rate of capital allowances that that company could claim but for such election.

16.	HMRC CHARGES ETC.

So far as the Warrantors are aware, no shares in or assets of any Target Group Company are subject to any charge (whether by HMRC or any other person) or subject to a power of sale, charge or mortgage pursuant to s.212 Inheritance Tax Act 1984 or any similar provision (or equivalent legislation in any other jurisdiction) and there are no circumstances which might lead to such a charge or power of sale, charge or mortgage arising.

17.	CHANGE IN THE NATURE OF A TRADE

Since 27 June 2008 there has not been a major change in the nature or conduct of any trade carried on by any Target Group Company, and none is anticipated to occur prior to Completion.

SCHEDULE 7

LIMITATIONS ON CLAIMS

1.	DEFINITIONS AND INTERPRETATION

1.1.	In this Schedule (unless the context otherwise requires):

1.1.1.	a “claim” means any Warranty Claim or Tax Claim;

1.1.2.	a “Warranty Claim” means any claim under the Warranties;

1.1.3.	“determination” means a final determination by a court of competent jurisdiction or a final award or decision of a duly appointed arbitrator or expert (as the case may be) and “determined” shall be construed accordingly;

1.1.4.	a “Tax Claim” means any claim under the Tax Warranties or Tax Covenant;

1.1.5.	references to the “Relevant Date” shall mean the date on which any claim is finally settled or determined;

1.1.6.	references to the “Accounts” shall be deemed to include a reference also to the Management Accounts.

2.	TIME LIMITS

2.1.	A Warrantor shall not be liable for any claim unless written notice of the claim has been given to the Warrantors Representatives by or on behalf of the Buyer on or before:

2.1.1.	in respect of a Tax Claim, the seventh anniversary of the Completion Date; and

2.1.2.	in respect of a Warranty Claim, other than a Tax Claim, 31 March 2016,

for the avoidance of doubt, the time limitations set forth in this paragraph 2.1 shall not apply in the case where a Warrantor wilfully or fraudulently breaches any Warranty.

2.2.	The written notice of the claim referred to in paragraph 2.1 above, shall give reasonable details of the nature and quantum of the claim (to the extent available to the Buyer), the circumstances giving rise to it and the Buyer’s bona fide estimate of any alleged loss (to the extent feasible).

2.3.	If not previously satisfied, settled or withdrawn, any claim (other than a Tax Claim) shall be deemed to be withdrawn (and no new claim (other than a Tax Claim) may be made in respect of the facts giving rise to such withdrawn claim) unless legal proceedings in respect thereof have been commenced within nine months of the giving of written notice of such claim. For this purpose such legal proceedings shall not be deemed to have commenced unless both issued and served provided that this nine month time limit shall not start to run:

2.3.1.	in relation to a contingent or unquantifiable claim (as referred to in paragraph 13 of this Schedule) until such claim has become an actual liability or capable of being quantified;

2.3.2.	in the case of a claim based on a liability to a third party, until such liability becomes due and payable; and

2.3.3.	in the case of a claim where paragraph 9 or paragraph 14 of this Schedule applies, until the Buyer has exhausted its rights against third parties required to be taken under paragraph 9 or paragraph 14 of this Schedule.

2.4.	Subject always to the Buyers’ obligation to mitigate pursuant to paragraph 14 of this Schedule, as soon as reasonably practicable after the Buyer becomes aware that a claim (other than a Tax Claim) would or could reasonably be made, it will give notice of such fact to the Warrantors’ Representatives.

3.	UPPER LIMITS

3.1.	Subject always to paragraphs 3.2 and 3.3 below, the total aggregate liability of each Seller under this Agreement shall be limited to: (i) the amount of Consideration received by such Seller; plus (ii) such Seller’s pro rata percentage of the Bank Indebtedness outstanding on the Completion Date, together with all unpaid interest up to and including the Completion Date; plus (iii) (to the extent applicable) any amounts received by the relevant Seller in respect of the Bridgepoint Loan Note Indebtedness and the SPP Loan Note Indebtedness.

3.2.	Notwithstanding the foregoing, nothing in this Agreement shall limit the liability of any Seller in the event of (i) fraud, fraudulent misrepresentation or wilful concealment by such Seller; or (ii) breach or inaccuracy of such Seller’s warranties contained in clause 8.9.

3.3.	The total aggregate liability of each Warrantor for all claims (save in the case of fraud, fraudulent misrepresentation or wilful concealment) shall be limited to the amount set out opposite his name in column (2) in the table set out in paragraph 3.4 below. For the purposes of these limits, the liability of the Warrantors shall be deemed to include the amount of all costs, expenses and other liabilities (together with any irrecoverable VAT thereon or any liabilities pursuant to clause 22 of this Agreement (Grossing Up)) payable by the Warrantors in connection with the satisfaction, settlement or determination of any such claims.

3.4.	If any amounts are released to the Buyer from the Retention Account in respect of a claim, the aggregate liability of each Warrantor shall be reduced from time to time by an amount equal to the percentage set opposite his name in column (3) below of the total amount released to the Buyer in respect of that claim.

(1) Warrantor	(2) Aggregate Liability	(3) Percentage of Claim %
William Johnson	8,606,633.54	43.0331676716531
Kevin Crofton	6,180,448.60	30.9022429801642
Richard Rees	2,834,560.73	14.1728036316699
Vivek Rao	922,197.21	4.6109860507461
Andrew Noakes	364,039.98	1.82019991644166
Paul Rich	364,039.98	1.82019991644166
David Butler	364,039.98	1.82019991644166
Rutgers Chow	364,039.98	1.82019991644166

Totals	$20,000,000	100

4.	LOWER LIMITS

4.1.	The Warrantors shall not be liable for any claim unless the aggregate amount of such claim, when taken together with the amount of all other claims, exceeds $1,200,000 (the “Threshold”) in which event the Warrantors shall, subject to the other limits contained in this Schedule, be liable for the whole amount of the claim and not just for the amount by which such aggregate amount exceeds the Threshold.

4.2.	The Warrantors shall not be liable for any claim which does not exceed $100,000 (a “De Minimis Claim”) and no such De Minimis Claim shall count towards the Threshold. For the purpose of this paragraph 4.2, separate claims of whatever value arising from the same or substantially similar facts, matters, circumstances or liabilities shall be aggregated and if the amount of such aggregate exceeds $100,000 then those claims shall not constitute De Minimis Claims.

4.3.	For the purposes of calculating claims counting towards the Threshold and/or any De Minimis Claim there shall be excluded from any claim the amount of any costs, expenses and other liabilities (together with any VAT thereon) incurred or to be incurred by the Buyer and any Target Group Company in connection with the making of any such claim (but for the avoidance of doubt, such costs, expenses and other liabilities (together with any VAT thereon) shall not be generally excluded from any claim if and to the extent that it is not a De Minimis Claim and/or, as the case may be, if and to the extent that the Threshold is exceeded in respect of all claims).

5.	DOUBLE CLAIMS

5.1.	If the same fact, matter, event or circumstance gives rise to more than one claim for breach of any Warranties or any other provision of this Agreement, the Buyer shall not be entitled to recover more than once in respect of such fact, matter, event or circumstance.

5.2.	If any amount has been released to the Buyer from the Retention Account in satisfaction of a claim in respect of any fact, matter, event or circumstance then the Buyer shall not be entitled to recover such loss more than once by way of any further claim under this Agreement.

6.	PROVISION OF INFORMATION

Upon any claim (other than a Tax Claim), the Buyer shall, and shall procure, where relevant, that the relevant Target Group Company shall:

6.1.	make available to the Warrantors and their advisers and agents all such reasonable information in its possession and such assistance (including reasonable access at reasonable times so as not to unduly disrupt the management or business of the Target Group Company to personnel, properties, management, records, papers, documents and data) as Warrantors may reasonably request provided that: (a) such information shall be kept confidential and used only for the purpose for which it was supplied; and (b) the Buyer shall not be under any obligation to provide information which is legally privileged; or

6.2.	use reasonable endeavours to procure that the auditors (both past and then present) of the relevant Target Group Company make reasonably available subject to the foregoing, their audit working papers in respect of audits of the accounts of the relevant Target Group Company for any relevant accounting period in connection with such claim.

7.	ALLOWANCES, PROVISIONS AND RESERVES

The Warrantors shall not be liable for any claim (other than a Tax Claim), to the extent that:

7.1.	any specific allowance, provision or reserve has been made in the Accounts in respect of the fact, matter, event or circumstance giving rise to such claim or to the extent that payment or discharge of the relevant matter has been taken into account therein or to the extent that such fact, matter, event or circumstance was referred to in the notes to the Accounts;

7.2.	any specific allowance, provision or reserve made in the Accounts in respect of the fact, matter, event or circumstance giving rise to such claim is insufficient by reason of any change to legislation, any increase in rates of taxation or any change in the published practice of a revenue authority, in each case made on and/or after Completion with retrospective effect;

7.3.	the Buyer or any member of the Buyer Group disclaims any part of the benefit of capital or other allowances against Taxation claimed or proposed to be claimed on or before Completion; or

7.4.	in respect of a Tax Claim only, the provisions of paragraph 3.1 of Schedule 9 apply to reduce or eliminate such liability.

8.	CHANGES ON AND/OR AFTER COMPLETION

The Warrantors shall not be liable for any claim (other than a Tax Claim), to the extent that it solely arises, or is increased or extended (whereupon the Warrantors will not be liable for that portion of the Warranty Claim that has increased or been extended) by:

8.1.	any decision of any court or tribunal or the passing or coming into force of or any change in any legislation, regulation, directive, requirement or any practice of any government, government department or agency or regulatory body (including the withdrawal of any extra statutory concession of a revenue authority) whether or not having retrospective effect, or any increase in rates of taxation, in each case made on and/or after the date of this Agreement;

8.2.	any change in the accounting reference date of the Buyer or any Target Group Company made on and/or after Completion;

8.3.	any change in any accounting basis, policy, practice or approach of, or applicable to, any Target Group Company or the Buyer or any member of the Buyer Group, or any change in the way an accounting basis is adapted for tax purposes, in each case, made on and/or after Completion other than a change required to comply with any law in force at the date of this Agreement;

8.4.	any cessation of, or any material change in, the nature or conduct of any business carried on by the Buyer or any Target Group Company, occurring on and/or after Completion; or

8.5.	any act, omission, transaction or arrangement carried out or effected on and/or after the date of this Agreement by, or at the written request or with the written approval of, the Buyer or any member of the Buyer Group (or any of their respective directors, officers, employees or agents) otherwise than in the ordinary course of business of any Target Group Company as carried out up to and at Completion.

9.	THIRD PARTY CLAIMS

9.1.	In respect of any claim against or threatened against the Buyer (or any Buyer Group Company or their respective Associates, shareholders, members, directors, officers, employees, agents or representatives) which would or is likely to result in a claim (other than a Tax Claim) (a “Third Party Claim”), the Buyer shall (and shall procure, where relevant, that the relevant Buyer Group Company shall):

9.1.1.	as soon as reasonably practicable, give written notice and reasonable details of the Third Party Claim to the Warrantors’ Representatives;

9.1.2.	not make any admission of liability, agreement, settlement or compromise with any person, body or authority in relation to the Third Party Claim without prior consultation with, and with the prior written consent of, the Warrantors’ Representatives, such consent not to be unreasonably withheld or delayed;

9.1.3.	allow the Warrantors and their advisers and agents to investigate the Third Party Claim (including whether and to what extent any amount is payable in respect thereof);

9.1.4.	consult in good faith with the Warrantors as to any ways in which the Third Party Claim might be avoided, disputed, resisted, mitigated, settled, compromised, defended or appealed;

9.1.5.	have conduct of such Third Party Claim and at the written request of the Warrantors;

9.1.5.1.	take or procure that the Company or relevant Buyer Group Company shall take such reasonable action as the Warrantors may reasonably require and at the expense of the Warrantors to avoid, contest, dispute, resist, appeal, compromise or defend the Third Party Claim (including, but without limitation, making counterclaims and exercising all rights of set-off against third parties); and

9.1.5.2.	render or cause to be rendered to the Warrantors all such reasonable assistance (subject to paragraphs 6.1 and 6.2 of this Schedule 7) as the Warrantors may reasonably require (including providing reasonable access to information and to employees of the Company or the relevant Target Group Company, provided that the Warrantors shall give reasonable notice of any access to information or employees which may be required and provided further that the provision of such access does not interfere with the management or operation of the Business of the Buyer Group) for the purpose of avoiding, contesting, disputing, resisting, appealing, compromising or defending the third party claim, provided that (i) the Warrantors shall not have the authority to make any settlement or compromise of the Third Party Claim without the prior approval of the Buyer, such approval not to be unreasonably withheld or delayed; and (ii) the Warrantors shall provide the Buyer with such reasonable assistance, information and documents as it may reasonably request in connection with the Third Party Claim.

9.2.	The Buyer shall in any event use its reasonable endeavours to keep the Warrantors fully and promptly informed as to the steps which are being taken in connection with any Third Party Claim.

10.	REMEDIABLE BREACH

The Warrantors shall not be liable for any claim (other than a Tax Claim) to the extent that the fact, matter, event or circumstance giving rise to such claim is remediable and is remedied by, or at the expense of, the Warrantors within 60 days of the date on which written notice of such claim is given to the Warrantors’ Representatives pursuant to paragraph 2.

11.	INSURANCE

11.1.	The Warrantors shall not be liable for any claim to the extent that the Buyer or any Buyer Group Company recovers an amount (the “Insurance Recovery Amount”) under an insurance policy in respect of any loss, damage or liability which is the basis of such claim, (provided that any costs incurred in recovering the Insurance Recovery Amount and any taxes payable in respect of such Insurance Recovery Amount shall be deducted for the purposes of any such calculation).

11.2.	Save to the extent that a claim would either (i) result in an increase in the Buyer or the Buyer Group’s insurance premiums of more than 20 per cent.; or (ii) result in a material (in the context of the relevant insurance policy) loss, exclusion or condition of continued coverage under such policy, if the Buyer or any Buyer Group Company is insured against any loss, damage or liability under the terms of any insurance policy which loss, damage or liability is the basis of a claim, then the insured company shall make a claim in respect of such loss, damage or liability against the insurers under such policy. If, after any Warrantor has made any payment in respect of a claim (other than a claim under the Tax Covenant), the Buyer or any Buyer Group Company subsequently recovers or obtains payment in respect of the relevant claim under such policy, the Buyer shall pay or procure the payment to the Sellers’ Solicitors (for payment to the relevant Warrantor) an amount equal to the amount paid by the Warrantor to the Buyer in respect of the claim and the sum so recovered under the insurance policy (less any costs incurred in recovering such amount and any Taxes attributable in respect of such amount).

12.	REIMBURSEMENT OF CLAIMS

If, between the date any Warrantor has made any payment in respect of a claim (other than a Tax Claim) and 31 March 2016, the recipient of that payment (or any other member of the Buyer Group) recovers from a third party (including any Tax Authority) (whether by payment, discount, credit, relief or otherwise) a sum which is referable to that payment (the “Recovery Amount”), then the Buyer shall forthwith pay (or procure the payment) to the Sellers’ Solicitors for payment to the relevant Warrantor of such sum of the Recovery Amount as does not exceed the sum paid by a Warrantor.

13.	UNASCERTAINABLE CLAIMS

The Warrantors shall not be liable for any claim which arises by reason of a liability which, at the time when written notice of the claim is given to the Warrantors, is contingent only or is otherwise not capable of being quantified and the Warrantors shall not be liable to make any payment in respect of such claim unless and until the liability becomes an actual liability or (as the case may be) becomes capable of being quantified.

14.	MITIGATION

14.1.	Save in respect of claims under paragraph 2 of Schedule 9, the Buyer shall (and shall procure that any relevant Target Group Company shall) take all reasonable action to mitigate any loss suffered by it or the relevant Target Group Company which would, could or might result in a claim against the Warrantors and, without limiting the generality of the foregoing, shall, in respect of any right of recovery (whether by payment, discount, credit, relief or otherwise) which could or might be made by it or any Target Group Company against any third party:

14.1.1.	as soon as reasonably practicable give written notice and reasonable details of such right of recovery to the Warrantors;

14.1.2.	take reasonable steps to maximise the amount recovered in respect of such right of recovery; and

14.1.3.	not withdraw, settle or compromise such right of recovery without the prior written consent of the Warrantors’ Representatives, such consent not to be unreasonably withheld or delayed.

14.2.	Nothing in this Agreement shall obligate any Buyer Group Company to procure or maintain any insurance or (save as specifically required by this Agreement) initiate any Legal Proceedings against any third party.

15.	REDUCTION IN CONSIDERATION

To the extent permitted by law, any amount paid by the Warrantors or released to the Buyer from the Retention Account in accordance with clause 10 of this Agreement in respect of any claim shall be treated as a reduction in the consideration payable by the Buyer to the Sellers for the Shares.

SCHEDULE 8

PARTICULARS OF PROPERTIES

PART I - FREEHOLD PROPERTIES

1.	Office and manufacturing premises being the land and buildings at Ringland Way, Newport, Gwent, NP18 2TA, United Kingdom registered with title absolute at the Land Registry with freehold title numbers WA293480 and CYM409447.

PART II - LEASEHOLD PROPERTIES

1.	Storage premises at Workshop Unit, Imperial Park, Newport, Gwent, NP10 8UJ, United Kingdom.

2.	Office and manufacturing premises at 1150 Ringwood Court, San Jose, California 95131, USA.

3.	Office and manufacturing premises at Primaxx, 7377 William Avenue, Upper Macungie Township, Lehigh County, Pennsylvania, USA.

4.	Office and manufacturing premises at Xactix, 2403 Sidney Street, 16th Ward, City Of Pittsburgh, Pennsylvania, USA.

5.	Warehousing and storage premises at 1755 Junction Avenue, San Jose, CA 95112, USA.

6.	Office premises at Provianthofstrasse 1, Dresden, D-01099, Germany.

7.	Office premises at Inovallee Bat B, 445 Rue Lavoisier, 38330, Montbonnot, France.

8.	Office premises at 4 Avenue du pre du Charles, 74940, Annecy-le-Vieux, France.

9.	Office premises at 10F-1, No.120, Sec 2, Gong Dao Wu Road, Hsinchu City, 30072, Taiwan.

10.	Office premises at 7F, No.386-1, Sec.1, Wenhua, 3rd Road, Linkou District, New Taipei City 244, Taiwan.

11.	Office premises at 10 Ang Mo Kio Street 65, No.05-11 Techpoint, 569059, Singapore.

12.	Office and storage premises at Room 415, 4th floor, No. 5 Building 3000, Longdong Avenue, Puding, Shanghai, China

13.	Office premises at Suite 21, 1st floor, Incubator Wing, KHTP Techno Centre, Kulim Hi-Tech Park, 0900 Kulim, Kedah, Malaysia.

14.	Office and storage premises at Pangyo Inno-Valley, B-Dong 804, Sampyeong-Dong, 621, BunDang-Ku, SungNam City, Gyeonggi-Do, 463-400, Korea.

SCHEDULE 9

TAX COVENANT

1.	DEFINITIONS AND INTERPRETATION

1.1.	In this Schedule, unless the context requires otherwise, the following words and expressions have the following meanings and in the event of conflict the definitions in this schedule shall prevail over the definitions in clause 1 of this Agreement:

1.1.1.	Accounts Relief means any Relief which appears as an asset in the Accounts or has been taken into account in reducing or eliminating any provision for deferred tax which appears in the Accounts (or which, but for the presumed availability of such Relief, would have appeared in the Accounts) and any prepayment of Taxation which is treated as an asset in the Accounts;

1.1.2.	ATCA means the Advanced Thin Capitalisation Agreement dated 15 October 2012 between HMRC and certain Target Group Companies;

1.1.3.	Event means any event, act, omission or transaction (whether or not a Target Group Company is a party to such act, omission or transaction) and for the avoidance of doubt includes any change in the residence of any person and the death, winding up or dissolution of any person and any reference to an Event occurring on or before a particular date shall include a reference to any Event which for Tax purposes is deemed to have, or is treated or regarded as having, occurred on or before that date;

1.1.4.	GAAP means generally accepted accounting practice in any jurisdiction in which the accounts of a Target Group Company are relevant for determining its tax liability, including international accounting standards;

1.1.5.	Post-Completion Date Relief means any Relief which arises as a consequence of, or by reference to, an Event occurring or deemed to occur after the Completion Date;

1.1.6.	Taxation Claim means any notice demand assessment letter or other document issued or action taken by or on behalf of any Taxation Authority or any other person, or any computation or return (or amended computation or return) made or notice given (including without limitation any self-assessment return or voluntary disclosure) by or on behalf of a Target Group Company, from which it appears that a Taxation Liability is or is likely to be imposed on a Target Group Company;

1.1.7.	Taxation Liability: means:

1.1.7.1.	any liability of a Target Group Company to make or suffer an actual payment (including an instalment payment) of Taxation or amount in respect of Taxation regardless of whether chargeable primarily against the Target Group Company and whether recovery is available from any other person, in which case the amount of the Taxation Liability shall be the amount of the liability;

1.1.7.2.	the loss of any Accounts Relief, in which case the amount of the Taxation Liability shall be equal to the amount of the Taxation which (on the basis of the rates prevailing on the date of this agreement) would have been saved but for such loss or, where the relevant Relief is a right to a repayment of Taxation, the amount of the repayment;

1.1.7.3.	the setting-off against Taxation, income, profits or gains of any Accounts Relief or any Post-Completion Date Relief where, but for such setting-off, a Target Group Company would have been subject to a liability to Taxation in respect of which the Buyer would have been entitled to make a claim against the Warrantors under this schedule (or would have been so entitled in the absence of any financial restrictions on such obligation) in which case the amount of the Taxation Liability shall be the amount of such claim or, where the relevant Relief is a right to a repayment of Taxation, the amount of the repayment so set off;

1.1.7.4.	any liability of a Target Group Company to make a payment pursuant to an indemnity, guarantee, covenant or warranty entered into before Completion under which the Target Group Company agreed to meet or pay a sum equivalent to or by reference to another person’s liability to Taxation, in which case the Taxation Liability shall be equal to the amount of the liability, but excluding (i) any liability to make a payment to another person to the extent that the payment was taken into account in the Accounts; and (ii) any liability to make a tax equalisation payment under the service agreement between the Company and Kevin Crofton dated 1 March 2011;

1.1.7.5.	any stamp duty including UK stamp duty and any other similar duties imposed in any other jurisdiction (and any connected interest, fines and penalties) chargeable on a document executed before Completion which would need to be paid in order to establish title of a Target Group Company to any asset (which shall for the purposes of this schedule be deemed to be a liability to make an actual payment on the last day on which payment would have avoided any liability to interest or penalties), and the amount of the Taxation Liability shall be the amount of the stamp duty (and any interest, fines and penalties).

1.2.	References to income, profits or gains earned, accrued or received include income, profits or gains deemed to have been or treated or regarded as earned, accrued or received for Tax purposes.

1.3.	References to the loss of a Relief or a right to any payment or other consideration include the loss, nullification, cancellation, non-availability, non-existence or reduction in amount of a Relief or right to any payment or other consideration.

1.4.	For the avoidance of doubt, references to any Taxation Liability of a Target Group Company which results from any gains earned or received on or before Completion or any Event on or before Completion include a reference to any Taxation Liability of the Target Group Company resulting from the sale of the Shares pursuant to this Agreement.

1.5.	Unless otherwise provided, any reference in this schedule to a paragraph is to a paragraph of this schedule.

2.	COVENANT

2.1.	The Warrantors severally covenant to pay (with each Warrantor’s liability in respect of claims under this Tax Covenant limited to the percentage of such claims set out opposite his or its name in column (3) of the table in paragraph 3.4 of Schedule 7) to the Buyer so far as possible by way of an adjustment to the Consideration an amount equal to:

2.1.1.	any Taxation Liability of a Target Group Company arising within paragraph 1.1.7.1 above in respect of, by reference to or in consequence of:

2.1.1.1.	any income or profits earned, accrued or received on or before Completion or any gains earned or received on or before Completion; or

2.1.1.2.	any Event occurring on or before Completion;

2.1.2.	any Taxation Liability of a Target Group Company which is a liability for interest or penalties relating to any amount of corporation tax treated by The Corporation Tax (Instalment Payments) Regulations 1998 (SI 1998/3175) (or equivalent legislation in any other jurisdiction) as due and payable on a date on or before Completion;

2.1.3.	any Taxation Liability falling within any of paragraphs 1.1.7.2 to 1.1.7.5 (inclusive) (not falling within paragraph 2.1.1 above); and

2.1.4.	any Taxation Liability being a liability for inheritance tax (not falling within paragraph 2.1.1 above) which:

2.1.4.1.	is a liability of a Target Group Company and arises as a result of a transfer of value occurring or being deemed to occur on or before Completion (whether or not in conjunction with the death of any person whenever occurring);

2.1.4.2.	arose on or before Completion and gives rise to a charge on any of the shares in or assets of a Target Group Company; or

2.1.4.3.	arises after Completion and gives rise to a charge on any of the shares in or assets of a Target Group Company as a result of the death of any person within seven years after a transfer of value which occurred before Completion;

2.1.5.	any Taxation Liability of a Target Group Company (not falling within paragraph 2.1.1 above) which is primarily the liability of another person (excluding without limitation a Target Group Company) (the “Primary Person”) for which a Target Group Company is liable in consequence of:

2.1.5.1.	the Primary Person failing to discharge any Taxation Liability; and

2.1.5.2.	a Target Group Company at any time before Completion:

(i)	being a member of the same group of companies as the Primary Person for any Tax purpose; or

(ii)	having control of, being controlled by, or otherwise being connected with the Primary Person or being controlled by the same person as the Primary Person for any Tax purpose; and

2.1.6.	any Taxation Liability of a Target Group Company which arises at any time as a consequence of or by reference to:

2.1.6.1.	any payment made by the Trustee Seller on or around Completion (whether to the Bonus Plan Participants, Further EBT Recipients or otherwise) other than (i) any employer social security payments in respect of payments made to Bonus Plan Participants to the extent such payments do not exceed $75,000; and (ii) any Employee Tax Liability or Employer Tax Liability which is paid to a Target Group Company pursuant to clause 3;

2.1.6.2.	any current or future enquiry by HMRC relating to periods up to Completion (including for the avoidance of doubt the portion of the Straddle Period ending on the Completion Date) into the deductibility of interest, and the interpretation of the ATCA;

2.1.6.3.	the gift of 6,440,842 shares in BluGlass Limited by the Company to Swansea University on 12 May 2014 as a result of which the Company holds no more than 19.9 per cent. of the issued share capital of BluGlass Limited at the date of this Agreement;

2.1.6.4.	the transfer of the stock of Primaxx Inc. from SPP to SPTS Technologies, Inc. (“SPTS Inc.”) in 2010, including any Taxation Liability which arises in connection with an Event on or prior to Completion as a consequence of or by reference to SPP being deemed to have received a dividend distribution from SPTS Inc. for United States federal income tax purposes as a result of such transfer;

2.1.6.5.	the failure by SPTS Inc. to make a valid water’s-edge election pursuant to the California Revenue & Tax Code sections 25110 and 25113 in respect of any period from 1 January 2009 to the Completion Date (including for the avoidance of doubt the portion of any current period ending on the Completion Date); and

2.1.7.	all reasonable costs and expenses properly incurred by the Buyer or a Target Group Company in connection with any Taxation Liability for which the Warrantors are liable under paragraph 2 or in connection with the successful enforcement of rights under this Schedule.

2.2.	In determining for the purposes of this schedule whether a charge on the shares in or assets of a Target Group Company arises at any time or whether there is a liability for inheritance tax, the fact that any Taxation may be paid in instalments shall be disregarded and such Taxation shall be treated for the purposes of this schedule as becoming due or to have become due and a charge as arising or having arisen on the date of the transfer of value or other date or Event on or in respect of which it becomes payable or arises.

2.3.	The provisions of s.213 Inheritance Tax Act 1984 (refund by instalments) (or equivalent legislation in any other jurisdiction) shall be deemed not to apply to any liability to inheritance tax falling within this paragraph 2.

3.	LIMITATIONS

3.1.	The covenants in paragraph 2 above shall not apply to any Taxation Liability or any claim arising under the Tax Warranties to the extent that:

3.1.1.	provision or reserve in respect of that Taxation Liability is made in the Accounts or the Liability was otherwise taken into account or reflected in the Accounts;

3.1.2.	the Profits in respect of which the Taxation Liability arises were actually earned, accrued or received by the Company but were not reflected in the Accounts;

3.1.3.	the Taxation Liability was paid or discharged on or before the Accounts Date and that it has been so paid or discharged is reflected in the assets shown in the Accounts;

3.1.4.	any Relief arising in respect of an Event occurring or period ending on or prior to the Accounts Date (other than an Accounts Relief or a Post-Completion Date Relief) is available to the relevant Target Group Company to set against or otherwise mitigate the Taxation Liability (and so that any Relief that is so available in relation to more than one Taxation Liability to which this schedule applies shall be deemed, so far as possible, to be used in such a way as to reduce to the maximum extent possible the Warrantors’ total liability under this schedule);

3.1.5.	the Taxation Liability would not have arisen or increased but for an act, omission or transaction on the part of or carried out by the Buyer or a Target Group Company or any Person connected with any of them after Completion, unless that act, omission or transaction is carried out or effected by the Buyer or the relevant Target Group Company:

3.1.5.1.	in the ordinary course of the business of the Buyer or the Target Group Company; or

3.1.5.2.	pursuant to a legally binding commitment created by a Target Group Company or a person associated with any of them;

3.1.6.	the Taxation Liability arises, or is increased, wholly or partly as a result of any increase in rates of Taxation or as a result of the passing or coming into force of or any change in the law, regulation, directive or requirement, or practice of a Taxation Authority (other than a change targeted specifically at countering a tax avoidance scheme), announced or taking effect after the date of this Agreement;

3.1.7.	such Taxation Liability would not have arisen but for a change made on or after Completion to:

3.1.7.1.	the accounting reference date of a Target Group Company; or

3.1.7.2.	the accounting policies or practices of the Buyer or a Target Group Company or their method of application (including the method of valuation or treatment of any assets or liabilities) provided that this paragraph 3.1.7.2 shall not apply to the extent that the change was required in order to comply with GAAP in force at the Accounts Date;

3.1.8.	such Taxation Liability would not have arisen or would have been reduced or eliminated but for:

3.1.8.1.	the failure or omission on the part of the Buyer or, after Completion, a Target Group Company to make any claim election surrender or disclaimer or to give any notice or consent or to do any other thing under the provisions of any law the making giving or doing of which was taken into account in computing any provision for Tax in the Accounts and which is either expressly noted therein or notice in writing is given to the Buyer not less than 28 days before the claim election surrender or disclaimer in question needs to be made; or

3.1.8.2.	(unless requested by the Warrantors) the amendment or withdrawal (in whole or in part) after Completion of any claim election or surrender made before the Accounts Date or the making of any disclaimer after Completion; or

3.1.9.	the Taxation Liability arises or is increased as a result of the failure (as determined by the parties, acting reasonably and in good faith) by the Buyer to comply with any of its obligations under paragraphs 5 (Conduct of Tax Claims) or 6 (Tax Returns) of this Schedule;

3.1.10.	an amount in respect of that Taxation Liability has been recovered under this Schedule or under any other provisions of this Agreement; or

3.1.11.	the Taxation Liability would not have arisen but for the winding up of, or the cessation of the trade or business of the relevant Target Group Company, or any change in the nature or conduct of such trade or business, where the winding up, cessation or change occurs after Completion; or

3.1.12.	the Taxation Liability would not have arisen but for some act, omission, transaction or arrangement carried out at the written request or with the written approval of the Buyer prior to Completion or which was expressly authorised by this Agreement; or

3.1.13.	the Taxation Liability arose in the ordinary course of business between the Locked Box Date and Completion.

3.2.	The limitations of liability contained in Schedule 7 that apply to Tax Claims (as defined in Schedule 7) shall also apply to limit the Warrantors liability under this Schedule.

4.	OVERPROVISIONS

4.1.	If the auditors for the time being of a Target Group Company (at the request and expense of the Warrantors) certify, that a Relevant Amount exists for the purposes of this paragraph, paragraph 4.3 below shall apply.

4.2.	A Relevant Amount shall be determined for the purposes of this paragraph as follows:

4.2.1.	if a Taxation Liability in the Accounts has been overstated or such liability has been discharged or satisfied below the amount attributed thereto in the Accounts (except to the extent that such over-provision results from the utilisation of an Accounts Relief or a Post-Completion Date Relief or a change in rates of Taxation or any change in the law, regulation, directive or requirement, or practice of a Taxation Authority which comes into effect after Completion), the amount of such over-provision shall be a Relevant Amount;

4.2.2.	if any provision for Taxation in the Accounts (excluding any provision for deferred tax) is or proves to be overstated or excessive such over-provision shall be a Relevant Amount; and

4.2.3.	if any right to a repayment of Taxation has been omitted or has been understated in the Accounts, the amount of such omission or understatement shall be a Relevant Amount.

4.3.	Where, pursuant to paragraph 4.1 above, this paragraph 4.3 applies to a Relevant Amount:

4.3.1.	the Relevant Amount shall first be set off against any payment then due from the Warrantors under this Schedule;

4.3.2.	to the extent that there is an excess, a refund shall be made to the Warrantors of any previous payment or payments made by them under this Schedule and not previously refunded under this paragraph up to the amount of such excess; and

4.3.3.	to the extent that the excess referred to in paragraph 4.3.2 is not exhausted under that paragraph, the remainder of that excess shall be carried forward and set off against any future payments which become due from the Warrantors under this Schedule.

4.4.	Either the Warrantors or the Buyer may request that any Relevant Amount determined in accordance with this paragraph 4 is recalculated in the light of facts of which it was not aware and which were not taken into account in the previous calculation. In the event of a dispute between the parties as to such recalculation, the party seeking the recalculation may (at its expense) request the auditors of the relevant Target Group Company, in the light of all relevant circumstances including the additional facts, to certify the amount of the Relevant Amount (which amount may be the same as before or an amended amount).

4.5.	If the amount of a Relevant Amount is revised pursuant to paragraph 4.4 above, the revised amount shall be substituted for the previous amount and an adjusting payment shall be made as appropriate.

5.	CONDUCT OF TAXATION CLAIMS

5.1.	If the Buyer or a Target Group Company becomes aware of a Taxation Claim relevant for the purposes of this Schedule, the Buyer shall give the Warrantors’ Representatives written notice of that Taxation Claim as soon as reasonably practicable (together with, within 30 days of becoming so aware, all available details of the Taxation Claim) and shall, subject to paragraphs 5.2 to 5.7 below, take, or cause the relevant Target Group Company to take, such action as the Warrantors’ Representatives may reasonably request to avoid, resist, appeal or compromise the Taxation Claim.

5.2.	The actions which the Warrantors’ Representatives may request under this paragraph 5 include, without limitation, applying to postpone the payment of Taxation and/or allowing the Warrantors to take on or take over at their own expense the conduct of all or any proceedings arising in connection with the Taxation Claim in question. If the Warrantors take on or take over the conduct of proceedings, the Buyer shall provide, and shall procure that the relevant Target Group Company shall provide, such information and assistance as the Warrantors’ Representatives may reasonably request in connection with the preparation for and conduct of those proceedings.

5.3.	If the Warrantors elect to have conduct of a claim:

5.3.1.	the Warrantors’ Representatives shall keep the Buyer informed of all material developments, and provide the Buyer with copies of all material correspondence, and notes of any conversations or meetings with any Taxation Authority, in connection with the claim;

5.3.2.	the Warrantors’ Representatives shall provide the Buyer with an opportunity to comment on drafts of all material correspondence in relation to the relevant Taxation Claim, and shall not unreasonably refuse to accept any such comments;

5.3.3.	the Warrantors shall not settle or compromise the relevant Taxation Claim unless the Warrantors’ Representatives have first notified the Buyer and the Buyer has given its consent in writing (such consent not to be unreasonably withheld or delayed). If such consent is refused, the Warrantors’ liability in relation to that Taxation Claim shall not exceed the amount for which the Warrantors would have been liable if such consent had been given.

5.4.	If the Warrantors do not elect to have conduct of a claim:

5.4.1.	the Buyer shall, and shall procure that the relevant Target Group Company shall, keep the Warrantors’ Representatives informed of all material developments and provide the Warrantors’ Representatives with copies of all correspondence entered into and notes of any conversations or meetings with any Taxation Authority to the extent that such correspondence or notes relate to the Taxation Claim in question;

5.4.2.	the Buyer shall provide the Warrantors’ Representatives with an opportunity to comment on drafts of all material correspondence in relation to the relevant Taxation Claim, and shall not unreasonably refuse to accept any such comments;

5.4.3.	the Buyer shall not settle or compromise the relevant Taxation Claim unless the Buyer has first notified the Warrantors’ Representatives and the Warrantors’ Representatives has given its consent in writing (such consent not to be unreasonably withheld or delayed).

5.5.	The Buyer shall not be required to take, and shall not be required to cause the relevant Target Group Company to take, any action pursuant to paragraph 5.1 above:

5.5.1.	if the Buyer or the relevant Target Group Company reasonably considers such action would be unlawful or materially prejudicial to its dealings with any Taxation Authority or likely to have a material adverse effect on its future liability to Taxation; or

5.5.2.	where such action involves an appeal against a decision of any first instance judicial body, unless the Warrantors have obtained the opinion of tax counsel (being counsel reasonably acceptable to the Buyer) that there is a reasonable prospect that the appeal will succeed; or

5.5.3.	if any of the Sellers or the EBT Beneficiaries or Warrantors (or a Target Group Company before Completion) is or has been involved in a case involving fraud or wilful default in respect of the Taxation Liability which is the subject matter of the Taxation Claim.

5.6.	The Warrantors hereby indemnify the Buyer and each Target Group Company against any liability, as well as any reasonable costs, damages and reasonable expenses which may be properly incurred in taking any action pursuant to paragraph 5.1 above and the Buyer shall be entitled to, at any time, demand payment by written request (such written request to contain full details of the amounts claimed) for any such liability as well as any reasonable costs, damages and expenses incurred up to that time (for which payment has not already been received from the Warrantors). The Warrantors shall pay the amounts claimed within 10 Business Days of receiving the demand therefor.

5.7.	If the Warrantors do not request the Buyer to take any appropriate action within 14 days of notice to the Warrantors or if no action is required to be taken by virtue of any of the provisions of paragraph 5.2 above the Target Group Company shall be at liberty without reference to the Warrantors to admit, compromise, settle, discharge or otherwise deal with such Taxation Claim as they see fit acting reasonably and in good faith.

6.	TAX RETURNS

6.1.	The Warrantors or their duly authorised agents shall, at the cost of the relevant Target Group Company:

6.1.1.	prepare the tax returns of each relevant Target Group Company for all Accounting Periods ended on or prior to Completion (the Outstanding Returns); and

6.1.2.	prepare all documentation and deal with all matters (including correspondence) relating to those returns.

6.2.	The Warrantors shall submit to the Buyer all Outstanding Returns in draft form for comment at least 15 Business Days before it is due to be submitted to the Tax Authority. The Buyer shall comment within 10 Business Days of such submission and the Warrantors shall not unreasonably refuse to adopt all such reasonable comments.

6.3.	The Buyer shall procure that each relevant Target Group Company authorise, sign and submit the Outstanding Returns to the appropriate Taxation Authority without amendment or with such amendments as the Warrantors’ Representatives may agree in writing.

6.4.	No material communication (written or otherwise) pertaining to an Outstanding Return shall be sent (or otherwise communicated) to a Tax Authority without first having been approved by the Buyer (such approval not to be unreasonably withheld or delayed).

6.5.	The Buyer shall procure that each relevant Target Group Company provides such information and assistance, including access to their books, accounts and records, as the Warrantors or their duly authorised agents reasonably request to prepare the Outstanding Returns and to agree those returns with the relevant Taxation Authority.

6.6.	The Warrantors’ Representatives shall keep the Buyer informed of all material developments, and provide the Buyer with copies of all material correspondence and notes of any conversations and meetings with any Taxation Authority, in connection with the Outstanding Returns.

6.7.	The Buyer shall be responsible for preparing the tax returns of each relevant Target Group Company for all Accounting Periods ending after Completion, including the Accounting Period beginning before and ending after Completion (the Straddle Period).

6.8.	In respect of the corporation tax return relating to the Straddle Period (the Straddle Period Return), the Buyer shall procure that it is submitted in draft form to the Warrantors’ Representatives for comment at least 15 Business Days before it is due to be submitted to the Tax Authority. The Warrantors’ Representatives shall comment within ten Business Days of such submission and the Buyer or the relevant member of the Buyer’s Group (as the case may be) shall not unreasonably refuse to adopt all such reasonable comments (so far as the comments relate to the period or a tax matter prior to Completion). The Buyer shall procure that the relevant Target Group Company shall cause the finalised Straddle Period Return to be authorised, signed and submitted to the appropriate Tax Authority without amendment (or with such amendments as the Warrantors’ Representatives shall agree, such agreement not to be unreasonably withheld or delayed)

6.9.

No material communication (written or otherwise) pertaining to the Straddle Period Return (so far as it relates to the period or a Tax matter prior to Completion) shall be sent (or otherwise communicated) to a Tax Authority without first having been approved by the Warrantors’ Representatives (such approval not to be unreasonably withheld or delayed).

The Buyer shall afford the Warrantors (or their duly authorised agents) such reasonable access to their books, accounts and records and provide such information as they may reasonably require to enable the Warrantors to properly review, comment and approve the Straddle Period Return or communication relating thereto.

6.10.	If the Buyer becomes aware that there may be a Tax Claim in relation to the Straddle Period, the Buyer shall procure that the tax returns for that period shall not be submitted to the relevant Taxation Authority without the Warrantors’ informed consent (such consent not to be unreasonably withheld or delayed), and the provisions of paragraph 5 (Conduct of Taxation Claims) shall apply.

6.11.	Both parties shall, or shall procure that the relevant Target Group Company shall, make such elections and claims and give such consents as were assumed would be made or given for the purposes of preparing the Accounts provided that where the Buyer is required to make or procure the relevant Target Group Company shall make any election or claim or give a consent, the detail of such election, claim or consent are set out in sufficient detail in the Disclosure Letter or shall otherwise be provided in good time. Neither party shall, and both parties shall procure that no relevant Target Group Company shall, withdraw from or cancel any such election, claim or consent without the written approval of the other party.

7.	COUNTER INDEMNITY

7.1.	The Buyer hereby covenants with the Sellers to pay to the Sellers, by way (so far as legally possible) of adjustment to the consideration paid or payable by the Buyer to the Sellers under this Agreement, an amount equal to any Taxation for which any of the Sellers are or become liable as a result of:

7.1.1.	the failure by any Relevant Company to pay any Taxation; or

7.1.2.	any imports or supplies which are made or deemed to be made by any Relevant Company,

and, for the purposes of this paragraph, the term “Relevant Company” shall mean the Buyer and any company, including a Group Company, that may be treated for Taxation purposes as being, or as having at any time been, either a member of the same group of companies as the Buyer or otherwise associated with the Buyer.

7.2.	The covenant contained in paragraph 7.1 shall:

7.2.1.	extend to any reasonable costs and expenses properly incurred by any of the Sellers in connection with such Taxation as is mentioned in paragraph 7.1 or in making a claim under paragraph 7.1;

7.2.2.	not apply to any Taxation to the extent that the Buyer is entitled to but has not received, payment in respect of that Taxation under paragraph 2; and

7.2.3.	not apply to Taxation which has been recovered under section 717(2) CTA 2010 (and the Sellers shall procure that no such recovery is sought to the extent that payment in respect of the relevant Taxation is made under this paragraph 7).

8.	PAYMENT

8.1.	Where a claim under paragraph 2 above relates to a liability of a Target Group Company to make or suffer an actual payment of Taxation (or amount in respect of Taxation), the Warrantors shall pay the Buyer any amount which they are liable to pay under paragraph 2 above (including any amount payable pursuant to paragraph 2.1.5 (costs) above) within five Business Days following the date on which the Warrantors’ Representatives receives formal written demand from the Buyer of the liability to make such payment or, if later, five Business Days before the last date on which the Taxation in question would have to be paid to the appropriate Taxation Authority in order to avoid incurring a liability to interest or a charge or penalty in respect of that liability to Taxation.

8.2.	In the case of a claim under paragraph 2 not falling within paragraph 8.1 above, the Warrantors shall pay the amount which they are liable to pay under this schedule (including any amount payable pursuant to paragraph 2.1.5 (costs) above) within five Business Days of the date on which the Warrantors’ Representatives receive a formal written demand from the Buyer of the amount due to be paid or, if later:

8.2.1.	in any case which falls within paragraph 1.1.7.2 (loss of Accounts Relief) above, not later than the fifth Business Day before the day on which the Target Group Company is due to pay any Taxation which, but for such loss, it would not have been liable to pay;

8.2.2.	in any case which falls within paragraph 1.1.7.3 (set-off of Accounts Relief or post-Accounts Date relief) above, not later than the day on which the Target Group Company would, but for such setting-off, have been liable to pay the actual Taxation Liability; or

8.2.3.	in any case which falls within paragraph 1.1.7.4 (liability to make a payment pursuant to an indemnity etc.) above or paragraph 1.1.7.5 (stamp duty) above, not later than the fifth Business Day before the day on which the Target Group Company is liable to make the payment or repayment.

8.3.	Save as otherwise specifically provided, any other payment under this schedule shall be made within five Business Days of the amount being agreed, formally demanded or certified.

8.4.	Sums not paid by the dates specified shall bear interest (which shall accrue from day to day after, as well as before, judgment) at 2 per cent. above the base rate of HSBC Bank plc or, in the absence of such base rate, at such similar rate as the recipient of such payment may select, from the date following the specified date up to and including (in either case) the date of actual payment of such sums (or the next Business Day if such date of actual payment is not a Business Day).

9.	RECOVERY

9.1.	Where the Warrantors have paid any amount in full discharge of a liability under paragraph 2 of this Schedule in respect of any Taxation Liability and a Target Group Company has a legal entitlement to recover or by virtue of a legal entitlement recovers from any person (other than the Buyer or another Target Group Company) any sum in respect of such Taxation Liability, the Buyer shall notify the Warrantors’ Representatives of such entitlement or recovery and, where recovery has not been effected at the date of notification, shall if requested by the Warrantors’ Representatives take, or cause the Target Group Company to take (subject to paragraph 9.2 below), such action as the Warrantors’ Representatives shall reasonably request to enforce such recovery against the person in question provided that the Buyer shall not be required to take any action pursuant to this paragraph which could in the Buyer’s reasonable opinion materially prejudice the business of the Buyer, or any Target Group Company.

9.2.	The Warrantors shall indemnify the Buyer and each Target Group Company against any liability, as well as any reasonable costs, damages and reasonable expenses which may be properly incurred in taking any action requested by the Warrantors’ Representatives pursuant to paragraph 7.1 above and the Buyer shall be entitled to, at any time, demand payment by written request (such written request to contain full details of the amounts claimed) for any such liability as well as any reasonable costs, damages and expenses incurred up to that time (for which payment has not already been received from the Warrantors). The Warrantors shall pay the amount claimed within 10 Business Days of receiving formal written demand therefor.

9.3.

The Buyer or the Target Group Company shall (to the extent that the recovery is not thereby prejudiced) account to the Warrantors for any sum so recovered up to an amount not exceeding the amount paid by the Warrantors under paragraph 2 above in respect of the Taxation Liability in question (but less any Taxation payable by a Target Group Company in respect of the sum recovered or in respect of such interest or which would be payable but for the use or set-off of any Relief and, to the extent not already paid or borne by the Warrantors, less the amount of all reasonable costs and expenses in obtaining such payment).

SCHEDULE 10

CONSENTS

1.	Leases of the Properties listed at paragraphs 2, 3 and 5 of Part II of Schedule 8.

2.	Development Agreement between SPTS and Picofluids dated August 2011.

EXECUTION

EXECUTED and DELIVERED as a DEED	)
by BRIDGEPOINT EUROPE IV ‘A’ L.P.	)
acting by its manager	)
BRIDGEPOINT ADVISERS LIMITED	)

Authorised Signatory

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by BRIDGEPOINT EUROPE IV ‘B’ L.P.	)
acting by its manager	)
BRIDGEPOINT ADVISERS LIMITED	)

Authorised Signatory

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by BRIDGEPOINT EUROPE IV ‘C’ L.P.	)
acting by its manager	)
BRIDGEPOINT ADVISERS LIMITED	)

Authorised Signatory

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by BRIDGEPOINT EUROPE IV ‘D’ L.P.	)
acting by its manager	)
BRIDGEPOINT ADVISERS LIMITED	)

Authorised Signatory

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by BRIDGEPOINT EUROPE IV ‘E’ L.P.	)
acting by its manager	)
BRIDGEPOINT ADVISERS LIMITED	)

Authorised Signatory

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by BRIDGEPOINT EUROPE IV ‘F’ L.P.	)
acting by its manager	)
BRIDGEPOINT ADVISERS LIMITED	)

Authorised Signatory

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by BRIDGEPOINT EUROPE IV ‘G’ L.P.	)
acting by its manager	)
BRIDGEPOINT ADVISERS LIMITED	)

Authorised Signatory

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by SUMITOMO PRECISION PRODUCTS	)
CO. LIMITED	)
)
)

Authorised Signatory

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by WILLIAM JOHNSON	)

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by KEVIN CROFTON	)

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by RICHARD REES	)

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by VIVEK RAO	)

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by ANDY NOAKES	)

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by PAUL RICH	)

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by DAVID BUTLER	)

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by RUTGERS CHOW	)

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by HENRY R. NOTHHAFT	)

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by BARCLAYS WEALTH TRUSTEES	)
(GUERNSEY) LIMITED as	)
Trustee of the SPTS Employee Benefit Trust,	)

Authorised Signatory

Authorised Signatory

EXECUTED and DELIVERED as a DEED	)
by BARCLAYS WEALTH TRUSTEES	)
(GUERNSEY) LIMITED as Trustee	)
of the SPTS Employee Benefit Trust	)
in its capacity as nominee on behalf of each	)
of the EBT Beneficiaries,	)

Authorised Signatory

Authorised Signatory

EXECUTED and DELIVERED as a DEED	)
by each of THE EBT BENEFICIARIES	)
acting by their attorney SPTS TECHNOLOGIES	)
GROUP LIMITED	)

Director

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by SPTS TECHNOLOGIES GROUP	)
LIMITED	)

Director

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by ORBOTECH HOLDING U.K. LIMITED	)
acting by Asher Levy, a Director and Doron
Abramovitch, as attorney for and on behalf of
Orbotech Holding U.K. Limited under a power of attorney dated July 2014

Asher Levy

Doron Abramovitch, as attorney for and on behalf of Orbotech Holding U.K. Limited

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by ORBOTECH LTD.	) Yochai Richter
acting by Yochai Richter, Chairman and	)
and Asher Levy, CEO, duly authorised for and	)
on behalf of ORBOTECH LTD.	) Asher Levy

EXECUTED and DELIVERED as a DEED		)
by ORBOTECH, INC. acting by Asher Levy and Doron Abramovitch,		)
duly authorized for and on behalf of ORBOTECH, INC.

Asher Levy

Doron Abramovitch

In the presence of:

Witness name:	Michael Havin

Witness signature

Witness address:	7 Sanhedrin Boulevard
Yavne 8110101
Israel

Witness occupation:	Corporate Secretary

-

DATED 2014

(1) THE BRIDGEPOINT SELLERS (AS DEFINED HEREIN)

(2) THE MANAGEMENT SELLERS (AS DEFINED HEREIN)

(3) SUMITOMO PRECISION PRODUCTS CO. LTD

(4) THE BUYER (AS DEFINED HEREIN)

(5) THE GUARANTOR (AS DEFINED HEREIN)

(6) THE COMPANY (AS DEFINED HEREIN)

DEFERRED CONSIDERATION AGREEMENT

RELATING TO THE SHARE SALE OF SPTS TECHNOLOGIES GROUP LIMITED

THIS AGREEMENT is executed as a deed on              2014

BETWEEN:

(1)	THE BRIDGEPOINT FUNDS which are set out in Part I of Schedule 3 (together the “Bridgepoint Sellers”);

(2)	SUMITOMO PRECISION PRODUCTS CO. LTD incorporated and registered in Japan with company number 1400-01-049416 whose office is at 1-10 Fuso-cho, Amagasaki, Hyogo 660-0891 (“SPP”);

(3)	THE SEVERAL PERSONS whose names and addresses are set out in Part II of Schedule 3 (the “Management Sellers”);

(4)	ORBOTECH HOLDING U.K. LIMITED incorporated in England and Wales with registered number 09098431 and whose registered office is at 20-22 Bedford Row London WC1R 4JS (the “Buyer”);

(5)	ORBOTECH LTD. incorporated in the State of Israel with registered number 52-003521-3 and whose registered office is at 7 Sanhedrin Boulevard, PO Box 215, Yavne 8110101, Israel (the “Guarantor”); and

(6)	SPTS TECHNOLOGIES GROUP LIMITED incorporated in England and Wales with registered number 07635249 and whose registered office at Ringland Way, Newport, Gwent NP18 2TA (the “Company”).

INTRODUCTION

(A)	Pursuant to the share sale agreement between (1) the Bridgepoint Sellers, (2) the Management Sellers, (3) SPP, (4) the Trustee Seller, (5) the EBT Beneficiaries, (6) the Buyer, (7) the Guarantor, (8) the Company and (9) the Borrower (where appropriate, each as defined therein) dated [—] July 2014 (the “Share Sale Agreement”), it was agreed that the consideration for the sale of the Shares comprised:

(a)	the Cash Consideration

(b)	the Retention Amount; and

(c)	the Deferred Consideration.

(B)	This Agreement sets out how the Deferred Consideration (if any) shall be calculated and payable to the relevant Sellers.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Capitalised words and expressions used in this Agreement have the meanings given to them in the Share Sale Agreement, save as otherwise expressly stated.

Deferred Consideration means the aggregate amount of the Alcatel Deferred Consideration and the BluGlass Deferred Consideration;

Alcatel Deferred Consideration means that part of the Deferred Consideration which may become due to the Relevant Sellers, calculated and payable in accordance with Schedule 1 of this Agreement; and

BluGlass Deferred Consideration means that part of the Deferred Consideration which may become due to the Relevant Sellers, calculated and payable in accordance with Schedule 2 of this Agreement; and

Relevant Sellers means the Bridgepoint Sellers, SPP and the Management Sellers.

1.2	Unless the context requires otherwise, references in this Agreement to:

1.2.1	any of the masculine, feminine and neuter genders shall include other genders;

1.2.2	the singular shall include the plural and vice versa;

1.2.3	a “Person” shall include a reference to any natural person, body corporate (wherever incorporated), unincorporated association, partnership or trust;

1.2.4	any statute or statutory provision shall be deemed to include any instrument, order, regulation or direction made or issued under it and shall be construed so as to include a reference to the same as it may have been amended, modified, consolidated, re-enacted or replaced except to the extent that any amendment or modification made after the date of this Agreement would increase any liability or impose any additional obligation upon any party under this Agreement;

1.2.5	any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than that of England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term; and

1.2.6	unless stated otherwise, any time or date shall be construed as a reference to the time or date prevailing in England.

1.3	The headings in this Agreement are for convenience only and shall not affect its meaning. References to a “clause”, “Schedule” or “paragraph” are (unless otherwise stated) to a clause of and Schedule to this Agreement and to a paragraph of the relevant Schedule. The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.

1.4	In construing this Agreement, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words followed by the word “including” shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

1.5	Any reference in this Agreement to “£” shall be a reference to pounds sterling and any reference in this Agreement to “$” shall be a reference to US dollars.

1.6	For the avoidance of doubt, this Agreement shall constitute a Transaction Document as defined in the Share Sale Agreement and any reference to a Transaction Document within the Share Sale Agreement shall be deemed to include this Agreement.

2.	DEFERRED CONSIDERATION

2.1	In the event that any Deferred Consideration becomes payable in accordance with Schedule 1 of this Agreement (in respect of the Alcatel Deferred Consideration) and/or Schedule 2 of this Agreement (the BluGlass Deferred Consideration), such Deferred Consideration shall be apportioned from time to time (as nearly as practicable) between the Relevant Sellers in the proportion set out opposite their respective names in column 2 of the table set out below:

(1) Name	(2) Relevant Proportion of Deferred Consideration (%)
Bridgepoint Europe IV (Nominees) Limited (on behalf of all the Bridgepoint Sellers)	54.50653172787640000
Sumitomo Precision Products Co. Ltd	2.84026926581150000
William Johnson	18.09377109784150000
Kevin Crofton	12.99318969868190000
Richard Rees	5.95911197341426000
Vivek Rao	1.93874006148280000
Andrew Noakes	0.76532317796582400
Paul Rich	0.76532317796582400
David Butler	0.76532317796582400
Rutgers Chow	0.76532317796582400
Henry Nothhaft	0.60709346302838800

2.2	The Relevant Sellers and the Buyer agree that any payments due from the Buyer or the Buyer Group to:

2.2.1	the Relevant Sellers (other than SPP) pursuant to the terms of this Agreement shall be made to the Sellers’ Solicitors by way of payment to the Sellers’ Solicitors Account; and

2.2.2	SPP pursuant to the terms of this Agreement shall be made to SPP’s Solicitors by way of payment to the SPP’s Solicitors’ Account,

in each case which shall constitute a full and valid discharge of the Buyer’s obligation to pay such amount and the Relevant Sellers hereby agree that the Sellers’ Solicitors and/or SPP’s Solicitors (as applicable) shall receive any such payment, as agent for the Relevant Sellers and the Buyer shall not be concerned with the basis upon which any such payment shall be distributed between the Relevant Sellers or be answerable for the loss or misapplication thereof.

2.3	Except as otherwise provided for herein, the Buyer shall procure that all monies payable to any Relevant Seller under or pursuant to this Agreement shall be paid in full without any deduction, set-off or counterclaim whatsoever (except as may be required by law, in which case such deduction or withholding shall not exceed the minimum amount required to be deducted or withheld under law except as specifically provided for in this Agreement) and the Buyer irrevocably waives any other right to set-off or counterclaim against, or deduct from, any monies owed by it to any Relevant Seller hereunder.

2.4	All payments of Deferred Consideration pursuant to this Agreement shall be made in US dollars. Where any Deferred Consideration becomes payable in respect of a payment which is received or made in a currency other than US dollars (the “Non-USD Payment”), the amount of the Deferred Consideration shall be converted into US dollars at the prevailing exchange rate of the Target Group’s main relationship bank on the first Business Day following receipt thereof and the amount received upon such conversion, less any bank or other related charges or fees and other deductions provided for herein shall be paid to the relevant recipient.

3.	OTHER

3.1	For the avoidance of doubt, the following clauses of the Share Sale Agreement shall apply to this Agreement mutatis mutandis:

Clause 12 (Confidentiality), 13 (Announcements), 14 (Costs), 16 (Applicable Law and Jurisdiction), 17 (General), 18 (Notices), 19 (Guarantee), 22 (Grossing Up), 23 (Taxation) and 24 (Further Assurance).

THIS AGREEMENT has been duly executed and delivered as a deed on the date first stated above.

SCHEDULE 1 - ALCATEL

1.	DEFINITIONS

1.1	For the purposes of this Schedule:

Aviza APA means the asset purchase agreement dated 13 August 2009 between Aviza Technology, Inc., Aviza, Inc., Trikon Technologies, Inc., certain other seller parties and SPP;

Alcatel Claim means the claim by TTI Liquidating, Inc (formerly Trikon Technology Inc) and SPTS Technologies Limited (the “Claimant”) against Adixen Vacuum Products (formerly Alcatel Vacuum Technology France) (the “Defendant”) in respect of European Patent number 0570484 and United States Patent 5,122,251 and any related outstanding claims for patent infringement between the Claimant and the Defendant which are currently before the Paris Regional Court in France (the “Trial Court”) file number RG 06/13527;

Finally Determined means the Alcatel Claim or part thereof which is either:

(a)	agreed in writing between the Claimant and Defendant; or

(b)	finally determined either by a court of competent jurisdiction or a duly appointed arbitrator (as the case may be) where either: (i) there is no right of appeal, or (ii) if any right of appeal existed, such right of appeal has expired;

Handover Time means the date, if any, as the Buyer hands over conduct of the Alcatel Claim to the Alcatel Representative in accordance with paragraph 4.2 of this Schedule 1; and

Seller Parties shall be as defined in the Aviza APA.

2.	ALCATEL DEFERRED CONSIDERATION

2.1	If and to the extent monetary compensation from Defendant (or on Defendant’s behalf) is paid to or on the order of any member of the Buyer Group in respect of the Alcatel Claim after it is Finally Determined (“Alcatel Payments”), the Buyer shall procure that such amounts, less any Tax incurred by the Buyer Group on such Alcatel Payments and net of the amounts which, pursuant to clause 8.15 of the Aviza APA are to be: (i) retained by the relevant member of the Buyer Group in respect of costs incurred in connection with the Alcatel Claim, and (ii) paid to the Seller Parties (the “Net Recovered Sum”) are dealt with as follows:

2.1.1	the Buyer shall procure that within 10 Business Days there is paid in cash to the Sellers’ Solicitors and SPP’s Solicitors an aggregate sum equal to 70% of the Net Recovered Sum and such payment shall be applied in accordance with clause 2.2 of this Agreement (such that any amounts which are due to SPP are paid to SPP’s Solicitors and any amounts which are due to any other Relevant Seller are paid to the Sellers’ Solicitors); and

2.1.2	the remaining 30% of the Net Recovered Sum shall be retained by the Buyer Group.

2.2	Two examples of the operation of paragraph 2.1 are below (both examples are drafted on the assumption that all payments are received before the Handover Time):

Example One

Alcatel agrees to pay $21m to the Buyer Group in full and final settlement of the Alcatel Claim. The Buyer Group’s costs are $1m.

Under the Aviza APA, the Buyer Group retains $1m in respect of its costs and is required to pay $6m to the Seller Parties (30% of $20m). The Net Recovered Sum is $14m so 70% of $14m ($9.8m) is payable to the Relevant Sellers. The Buyer retains the remainder.

Example Two

The Buyer Group wins $30m from Alcatel but Alcatel appeals the judgment. At that time, the Buyer Group’s costs are $2m and $8.4m would be required to be paid to the Seller Parties (30% of $28m). If the matter were Finally Determined, the Net Recovered Sum would be $19.6m and 70% of $19.6m ($13.72m) would be payable to the Relevant Sellers.

Before the appeal is heard, the Buyer Group and Alcatel agree that $2m should be repaid to Alcatel in full and final settlement of the Alcatel Claim. The Buyer Group’s costs at the relevant time are now $3m and $7.5m (30% of $25m) is ultimately required to be paid to the Seller Parties. The final Net Recovered Sum is therefore $17.5m ($30m minus $7.5m minus $5m) and 70% of that amount is $12.25m. Accordingly, $12.25m would then be payable to the Relevant Sellers.

3.	CONDUCT OF ALCATEL CLAIM

3.1	The Buyer shall procure that until the Alcatel Claim has been Finally Determined the Alcatel Claim shall continue to be an asset of the Buyer Group and no direct or indirect disposal of the Alcatel Claim or SPTS Technologies Limited (or any entity which, from time to time, holds the Alcatel Claim) shall be made by the Buyer without the prior written consent of the Sellers’ Representatives (such consent not to be unreasonably withheld or delayed) unless the transferee thereof agrees and undertakes in writing to the Relevant Sellers, prior to any such disposal, to be bound by the terms hereof.

3.2	Until the earlier to occur of: (i) Alcatel Claim becoming Finally Determined; and (ii) the Handover Time:

(a)	the Buyer shall have sole conduct of the Alcatel Claim, however the Buyer shall take no material action in connection with the Alcatel Claim without first consulting with Sellers’ Representatives (or such individual notified by the Sellers’ Representatives to the Buyer from time to time for such purpose and for the purposes of this Schedule defined as the “Alcatel Representative”);

(b)	the Buyer shall procure that the Alcatel Representative is provided with all material information and correspondence in relation to the Alcatel Claim and such other information in relation to the Alcatel Claim as the Alcatel Representative reasonably requests from time to time (save that if the Buyer Group’s advisers reasonably believe that there is a risk that such disclosure shall lead to a loss of privilege the Buyer shall discuss with the Alcatel Representative the extent to which such disclosure should not be made and the Alcatel Representative may consent to such disclosure not being made);

(c)	no material written submissions to the Trial Court pertaining to the Alcatel Claim are sent out without prior consultation with the Alcatel Representative.

4.	CONTINUED CLAIM; HANDOVER OF ALCATEL CLAIM

4.1	Following determination of the Alcatel Claim by the Trial Court, the Buyer may (in its sole discretion and if and to the extent it chooses), but shall not be obligated in any way, to pursue the Alcatel Claim, whether by appeal, if any right of appeal exists, by request for retrial or in any other manner (the “Continued Claim”), and the provisions of paragraph 3.1 and 3.2 shall apply, mutatis mutandis, with respect to such Continued Claim.

4.2	If, following determination of the Alcatel Claim by the Trial Court: (i) the Buyer does not wish to pursue the Continued Claim; (ii) the Relevant Sellers wish to pursue the Continued Claim; and (iii) the Alcatel Representative delivers written notice to such effect to the Buyer (a “Continuation Notice”) within 15 Business Days following notice given by the Buyer to the Alcatel Representative of the determination of the Alcatel Claim by the Trial Court, the Buyer shall (if paragraph 4.4.2 applies) and may, in its discretion (if paragraph 4.4.1 applies) hand over to the Relevant Sellers the conduct of the Continued Claim, subject to the following:

(a)	the Alcatel Representative shall have sole conduct of the Continued Claim and accordingly: (i) the Buyer Group shall allow the Alcatel Representative to take any action in the name of the Claimant in connection with the Continued Claim as is reasonably determined by the Alcatel Representative, including without limitation managing communications with the advisers appointed by the Buyer Group in connection with the Continued Claim; and (ii) the Buyer Group shall take no action in connection with the Continued Claim without the prior written consent of the Alcatel Representative (such consent not to be unreasonably withheld or delayed);

(b)	the Relevant Sellers shall bear all costs and expenses associated with the Continued Claim and will, hold the Buyer Group harmless from and against any and all costs, fees and/or expenses in connection therewith, including any costs or charges levied by any court or arbitrator, and will indemnify the Buyer Group therefore upon demand;

(c)	any amounts received by the Relevant Sellers or by any member of the Buyer Group in respect of the Continued Claim which are in excess of the amount of the Alcatel Payments paid or which would have been paid but for the Continued Claim, net of any amounts which, pursuant to clause 8.15 of the Alcatel APA are to be paid to the Seller Parties and less any Taxes incurred by the Buyer Group on such payments, will be for the account of the Relevant Sellers, it being specifically agreed and understood that the amount of the Alcatel Payments paid or which would have been paid but for the Continued Claim shall be dealt with and apportioned between the Buyer Group and the Relevant Sellers in accordance with paragraph 2 above;

(d)	with respect to any amounts received by the Relevant Sellers in respect of the Continued Clam, the Alcatel Representative shall procure that: (i) any Tax that is incurred by the Buyer Group on such Payment; and (ii) the amounts which, pursuant to clause 8.15 of the Alcatel APA are to be: (a) retained by the relevant member of the Buyer Group in respect of costs incurred in connection with the Alcatel Claim; and (b) paid to the Seller Parties; be paid to the Buyer.

(e)	the Alcatel Representative is provided with all material information and correspondence in relation to the Alcatel Claim and such other information in relation to the Alcatel Claim as the Alcatel Representative reasonably requests from time to time (save that if the Buyer Group’s advisers reasonably believe that there is a risk that such disclosure shall lead to a loss of privilege the Buyer shall discuss with the Alcatel Representative the extent to which such disclosure should not be made and the Alcatel Representative may consent to such disclosure not being made);

(f)	the Buyer is provided with all material information and correspondence in relation to the Continued Claim and such other information in relation to the Continued Claim as the Buyer reasonably requests from time to time; and

(g)	no material written communications pertaining to the Continued Claim are sent out without the prior written consent of the Buyer (such consent not to be unreasonably withheld or delayed).

4.3	If, following the service of a Continuation Notice by the Alcatel Representative on the Buyer pursuant to paragraph 4.2, the Buyer notifies the Alcatel Representative that it does not intend to hand over the conduct of the Continued Claim, then (if so requested by the Alcatel Representative (a “Continued Claim Request”)) the Buyer and the Alcatel Representative shall jointly instruct the Claimant’s lawyers whom have had conduct of the Alcatel Claim (or failing which another law firm of similar standing) (the “Legal Expert”) to opine on the matters set out in paragraph 4.4.

4.4	The Legal Expert shall be instructed to give due weight to any representations put forward by either party received by him and shall as a matter of urgency advise (and in any event be instructed to advise no later than 10 Business Days after the date of appointment) the parties in writing if in his opinion, on the basis of the information available, there is on the balance of probabilities a greater than 50% chance of the Continued Claim succeeding in favour of the Claimant. If the Legal Expert’s opinion is that there is:

4.4.1	a 50% or less chance, then the decision as to whether to hand over to the Alcatel Representative the conduct of the Continued Claim shall be at the Buyer’s sole discretion;

4.4.2	greater than a 50% chance, then the decision as to whether to hand over to the Alcatel Representative the conduct of the Continued Claim shall be at the Alcatel Representative’s sole discretion.

4.5	For the avoidance of doubt, in the event: (i) the Alcatel Representative fails to timely deliver the Continuation Notice pursuant to paragraph 4.2, (ii) the Legal Expert opines as set forth in paragraph 4.4.1 above, or (iii) the Legal Expert fails or is unable to, or does not opine on the matters set out in paragraph 4.4 within 10 Business Days after the date of appointment; the Buyer, in its sole and absolute discretion shall have the right not to pursue any Continued Claim and not to allow the Relevant Sellers to pursue or conduct any Continued Claim and the Relevant Sellers shall have no rights, claims or causes of action with respect to or as a result of any such determination by the Buyer.

5.	GENERAL

5.1	The Relevant Sellers shall be solely responsible for any and all Taxes assessable against the Sellers in connection with any payments hereunder.

5.2	Provided that the Buyer has complied in all material respects with its obligations pursuant to this Schedule, the Buyer Group shall have no liability, and each Relevant Seller hereby irrevocably waives any claim it may have against the Buyer Group, concerning, with respect to or in connection with (i) the outcome or result of the Alcatel Claim; (ii) the amount of any Net Recovered Sum or any sum received or amount payable pursuant to paragraph 4 above; or (iii) any actions by any Buyer Group Company in accordance with this Schedule.

SCHEDULE 2 - BLUGLASS

1.	DEFINITIONS

1.1	For the purposes of this Schedule:

ASX means ASX Limited (ACN 008 624 691) or the securities market which it operates, as the context requires;

BluGlass means BluGlass Limited, an Australian public company limited by shares and which is listed on the ASX;

BluGlass Consideration means the aggregate of all Net BluGlass Amounts payable in accordance with paragraph 3 of this Schedule;

BluGlass Representative means any individual notified in writing to the Buyer by the Sellers’ Representatives in relation to the conduct of the BluGlass Sale. The first BluGlass Representative shall be Richard Rees;

BluGlass Shares means the shares in the capital of BluGlass held by any member of the Target Group at Completion; and

BluGlass Sale means the sale or transfer of any of the BluGlass Shares in accordance with this Schedule.

2.	BLUGLASS SALE

2.1	The parties agree that, following Completion, the Buyer shall, and shall procure that each member of the Buyer Group shall, use their reasonable endeavours to assist the Relevant Sellers with an orderly sale of the BluGlass Shares to persons other than any Seller, any EBT Beneficiary, or any of their respective Related Persons.

2.2	The Buyer shall procure that until all of the BluGlass Shares have been sold, transferred or otherwise disposed of by the Target Group in accordance with the provisions of this Schedule:

2.2.1	the Buyer shall not, and shall procure that no member of the Buyer Group shall without the prior written consent of the Sellers’ Representatives (in the case of paragraph 2.2.1(a), such consent not to be unreasonably withheld or delayed):

(a)	sell, transfer or otherwise dispose of (directly or indirectly) SPTS Technologies UK Limited (or any entity which, from time to time, holds the BluGlass Shares) unless the transferee thereof agrees and undertakes in writing to the Relevant Sellers, prior to any such sale, transfer or disposal, to be bound by the terms hereof; or

(b)	sell, transfer or otherwise dispose of, (directly or indirectly) or grant any Encumbrance over, or in respect of, the BluGlass Shares;

2.2.2	the Relevant Sellers (acting via the BluGlass Representative) shall have sole conduct of any BluGlass Sale and accordingly the Buyer shall, and shall procure that each member of the Buyer Group shall, (i) take such action in connection with a BluGlass Sale as is reasonably requested by the BluGlass Representative (including without limitation signing and/or authorising any transfer documentation to give effect to a BluGlass Sale) and (ii) take no material action in connection with a BluGlass Sale or the BluGlass Shares (including, without limitation, voting or otherwise exercising any rights attaching to the BluGlass Shares) without the prior written consent of the BluGlass Representative (such consent not to be unreasonably withheld or delayed); and

2.2.3	the BluGlass Representative is provided with all material information and correspondence in relation to the BluGlass Shares (including, without limitation, all correspondence, resolutions, proxies, or other documentation received by any member of the Buyer Group from, or on behalf of, BluGlass) and such other information in relation to a BluGlass Sale and the BluGlass Shares as the BluGlass Representative reasonably requests from time to time, provided, with respect to each of paragraphs 2.2.2 and 2.2.3 that such requests, actions or inactions are in accordance with and subject to all applicable laws, including the rules and regulations of any applicable securities exchange.

3.	BLUGLASS CONSIDERATION

3.1	Upon payment of any amounts from time to time to or on the order of any member of the Buyer Group in respect of any BluGlass Sale (including, without limitation, dividends or other distributions and proceeds on the sale of such shares) (the “BluGlass Payments”), the Buyer shall within 10 Business Days of receipt pay in cash an amount equal to such BluGlass Payments less (a) any Tax incurred by the Buyer Group on such BluGlass Payment; and (b) the reasonable costs and expenses incurred by the Buyer Group in providing assistance in respect of and carrying out such BluGlass Sale (such net amount being the “Net BluGlass Amount”) to the Sellers’ Solicitors and SPP’s Solicitors, such payment to be applied in accordance with paragraph 3.2 of this Schedule and clause 2.2 of the Agreement (such that any amounts which are due to SPP are paid to SPP’s Solicitors and any amounts which are due to any other Relevant Seller are paid to the Sellers’ Solicitors). If so requested, the Buyer agrees to provide the BluGlass Representative with evidence reasonably satisfactory to the BluGlass Representative of the deductions listed in (a) and (b) above.

3.2	The BluGlass Consideration, and any individual Net BluGlass Amount, shall be apportioned (as nearly as practicable) between the Relevant Sellers in the proportions set out opposite their respective names (if applicable) in column (2) of the table set out in clause 2.1 of this Agreement.

4.	GENERAL

4.1	The Relevant Sellers shall be solely responsible for any and all Taxes assessable against the Relevant Sellers in connection with any BluGlass Payments or Net BluGlass Amount.

4.2	The Buyer Group shall have no liability, and each of the Relevant Sellers hereby irrevocably waives any claim it may have against the Buyer Group, concerning, with respect to or in connection with (i) the value of, or the consideration received for, the BluGlass Shares; or (ii) provided that the Buyer has complied in all material respects with its obligations pursuant to this Schedule, any actions by any Buyer Group Company in accordance with this Schedule.

SCHEDULE 3 – THE SELLERS

PART I – THE BRIDGEPOINT SELLERS

Name	Address
Bridgepoint Europe IV ‘A’ L.P.	95 Wigmore Street, London W1U 1FB
Bridgepoint Europe IV ‘B’ L.P.	95 Wigmore Street, London W1U 1FB
Bridgepoint Europe IV ‘C’ L.P.	95 Wigmore Street, London W1U 1FB
Bridgepoint Europe IV ‘D’ L.P.	95 Wigmore Street, London W1U 1FB
Bridgepoint Europe IV ‘E’ L.P.	95 Wigmore Street, London W1U 1FB
Bridgepoint Europe IV ‘F’ L.P.	95 Wigmore Street, London W1U 1FB
Bridgepoint Europe IV ‘G’ LP	50 Lothian Road, Festival Square, Edinburgh EH3 9WJ

PART II – THE MANAGEMENT SELLERS

Names	Address
William Johnson	7383 Cedar Mountain Drive Livermore, California USA 94550
Kevin Crofton	Flat 9, The Boat House, Gas Works Lane, Bristol BS1 5AT
Richard Rees	41 Hollybush Road Cardiff, CF23 6SY
Vivek Rao	1678 Tupolo Drive San Jose, California USA, 95124
Andrew Noakes	29 Croesonen Gardens Abergavenny, Monmouthshire NP7 6BJ
Paul Rich	24 Tabernacle Road Wotton Under Edge Gloucestershire, GL12 7DR
David Butler	2 The Laines Gorsley, Ross on Wye Herefordshire, HR9 7FH
Rutgers Chow	No. 3, Lane 52, SongCuei Road, BaoShan Township, Hsin-Chu County, Taiwan R.O.C. 30844
Henry R. Nothhaft	14563 Fruitvale Avenue Saratoga, California USA, 95070-6152

EXECUTION

EXECUTED and DELIVERED as a DEED	)
by BRIDGEPOINT EUROPE IV ‘A’ L.P.	)
acting by its manager	)
BRIDGEPOINT ADVISERS LIMITED	)

Authorised Signatory

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by BRIDGEPOINT EUROPE IV ‘B’ L.P.	)
acting by its manager	)
BRIDGEPOINT ADVISERS LIMITED	)

Authorised Signatory

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by BRIDGEPOINT EUROPE IV ‘C’ L.P.	)
acting by its manager	)
BRIDGEPOINT ADVISERS LIMITED	)

Authorised Signatory

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by BRIDGEPOINT EUROPE IV ‘D’ L.P.	)
acting by its manager	)
BRIDGEPOINT ADVISERS LIMITED	)

Authorised Signatory

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by BRIDGEPOINT EUROPE IV ‘E’ L.P.	)
acting by its manager	)
BRIDGEPOINT ADVISERS LIMITED	)

Authorised Signatory

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by BRIDGEPOINT EUROPE IV ‘F’ L.P.	)
acting by its manager	)
BRIDGEPOINT ADVISERS LIMITED	)

Authorised Signatory

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by BRIDGEPOINT EUROPE IV ‘G’ L.P.	)
acting by its manager	)
BRIDGEPOINT ADVISERS LIMITED	)

Authorised Signatory

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by SUMITOMO PRECISION PRODUCTS	)
CO. LIMITED	)
)
)

Authorised Signatory

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by WILLIAM JOHNSON	)

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by KEVIN CROFTON	)

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by RICHARD REES	)

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by VIVEK RAO	)

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by ANDY NOAKES	)

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by PAUL RICH	)

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by DAVID BUTLER	)

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation
EXECUTED and DELIVERED as a DEED	)
by RUTGERS CHOW	)

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by HENRY R. NOTHHAFT	)

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation
EXECUTED and DELIVERED as a DEED	)
by SPTS TECHNOLOGIES GROUP	)
LIMITED	)

Director

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by ORBOTECH HOLDING U.K. LIMITED	)

Director

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation

EXECUTED and DELIVERED as a DEED	)
by ORBOTECH LTD.	)

Director

In the presence of:

Witness name:

Witness signature

Witness address

Witness occupation